Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CORNELL COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $.001 per share, of Cornell Companies Inc. (the "Cornell Common Stock")
(2)	Aggregate number of securities to which transaction applies:
14,168,680 shares of Cornell Common Stock; options to purchase 653,735 shares of Cornell Common Stock; warrants to purchase 72,592 shares of Cornell Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The transaction value was determined based upon the sum of (a) $18.25 per share of 14,168,680 shares of Cornell Common Stock, (b) $18.25 minus the weighted average exercise price of $12.86 per share of outstanding options to purchase 653,735 shares of Cornell Common Stock and (c) $18.25 minus the exercise price of $6.70 per share of outstanding warrants to purchase 72,592 shares of Cornell Common Stock

	(4)	Proposed maximum aggregate value of transaction: $262,940,480.00
	(5)	Total fee paid: $28,135.00
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1700 West Loop South
Suite 1500
Houston, Texas 77027

December 21, 2006

Dear Fellow Stockholder:

        On October 6, 2006, Cornell Companies, Inc. entered into an Agreement and Plan of Merger with The Veritas Capital Fund III, L.P., Cornell Holding Corp. and CCI Acquisition Corp., which, as amended on November 9, 2006, is referred to herein as the merger agreement. The Veritas Capital Fund III, L.P., referred to herein as "Veritas III," is a private equity fund sponsored by Veritas Capital Fund Management, L.L.C. and owns Cornell Holding Corp. and CCI Acquisition Corp. If the merger is completed, you will be entitled to receive $18.25 in cash, without interest and subject to any applicable withholding taxes, for each share of Cornell common stock you own.

        You are invited to attend a special meeting of our stockholders to be held on Tuesday, January 23, 2007, at 10:00 a.m., local time, to vote on a proposal to approve and adopt the merger agreement so that the merger can occur. The special meeting will be held at our executive offices located at 1700 West Loop South, Suite 1500, Houston, Texas 77027. Notice of the special meeting and the related proxy statement is enclosed.

        The accompanying proxy statement gives you detailed information about the special meeting and the merger and includes the merger agreement as Appendix A. We encourage you to read the proxy statement and the merger agreement carefully.

        Cornell's board of directors, after considering factors including the unanimous determination and recommendation of a special committee, consisting of four independent directors established by Cornell's board of directors, unanimously determined that the merger agreement is advisable and in the best interests of Cornell's stockholders, and approved the merger agreement, the merger and the other transactions contemplated thereby. Accordingly, Cornell's board of directors unanimously recommends that you vote FOR the approval and adoption of the merger agreement. In arriving at its recommendation, Cornell's board of directors and its special committee carefully considered a number of factors that are described in the accompanying proxy statement.

        Your vote is very important. We cannot complete the merger unless the holders of a majority of the outstanding shares of Cornell common stock vote to approve and adopt the merger agreement. Our board of directors unanimously recommends that you vote "FOR" the proposal to approve and adopt the merger agreement. The failure of any stockholder to vote on the proposal to approve and adopt the merger agreement will have the same effect as a vote against the approval and adoption of the merger agreement.

        Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy in the accompanying reply envelope, or submit your proxy by telephone or the Internet. Stockholders who attend the meeting may revoke their proxies and vote in person.

        We appreciate your continuing support of Cornell, and we urge you to approve this transaction.

Sincerely,

James E. Hyman
 Chairman of the Board and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits or fairness of the merger or the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        This proxy statement is dated December 21, 2006, and is first being mailed to stockholders on or about December 21, 2006.

1700 West Loop South
Suite 1500
Houston, Texas 77027

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On January 23, 2007

        A special meeting of the stockholders of Cornell Companies, Inc. will be held on Tuesday, January 23, 2007, at 10:00 a.m., local time, at Cornell's executive offices located at 1700 West Loop South, Suite 1500, Houston, Texas 77027, for the following purposes:

          1.     to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 6, 2006, among The Veritas Capital Fund III, L.P., Cornell Holding Corp., CCI Acquisition Corp. and Cornell Companies, Inc., as amended on November 9, 2006,

          2.     to consider and vote upon any proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement, and

          3.     to transact any other business as may properly come before the special meeting or any adjournment thereof.

        Only stockholders of record of Cornell common stock at the close of business on the record date, November 24, 2006, will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

        Each stockholder is entitled to one vote for each share of Cornell common stock held on the record date. If you own shares through a broker or other nominee and you want to have your vote counted, you must instruct your broker or nominee to vote. If you sign, date and mail your proxy card without indicating how you wish your shares to be voted, your shares will be voted in favor of approval and adoption of the merger agreement. You are entitled to appraisal rights under Delaware law, provided that you strictly comply with the procedures as described in the accompanying proxy statement.

        The Cornell board of directors unanimously recommends that stockholders vote FOR the approval and adoption of the merger agreement at the special meeting and the authorization of the proxies to vote on such other matters as may properly come before the special meeting or any adjournment thereof, including any procedural matters incident to the conduct of the special meeting, such as adjournment or postponement of the special meeting.

YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE ALL PROXIES YOU RECEIVE. STOCKHOLDERS OF RECORD CAN VOTE ANY ONE OF THREE WAYS:

  •
  BY TELEPHONE: CALL THE TOLL-FREE NUMBER ON YOUR PROXY CARD TO VOTE BY PHONE.

  •
  VIA INTERNET: VISIT THE WEBSITE ON YOUR PROXY CARD TO VOTE VIA THE INTERNET.

  •
  BY MAIL: MARK, SIGN, DATE AND MAIL YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

        THE METHOD BY WHICH YOU DECIDE TO VOTE WILL NOT LIMIT YOUR RIGHT TO VOTE AT THE SPECIAL MEETING. IF YOU LATER DECIDE TO ATTEND THE SPECIAL MEETING IN PERSON, YOU MAY VOTE YOUR SHARES AT THE MEETING EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

        IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER OR OTHER HOLDER OF RECORD, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD TO BE ABLE TO VOTE AT THE MEETING. YOU MAY BE ABLE TO VOTE THROUGH THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS THE HOLDER OF RECORD PROVIDES.

        DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

By Order of the Board of Directors,

Patrick N. Perrin Corporate Secretary

Houston, Texas
December 21, 2006

SUMMARY TERM SHEET
The Companies
Cornell Companies, Inc.
The Veritas Capital Fund III, L.P.
Cornell Holding Corp.
CCI Acquisition Corp.
The Merger Agreement
Structure and Effective Time
Risks Associated with the Merger
Consideration to be Received in the Merger
Merger Financing; Sources of Funds
Conditions to the Merger
Opinion of Cornell's Financial Advisor
Termination
Termination Fee
Interests of Certain Persons in the Merger
Shares Owned by Cornell Directors and Executive Officers
Governmental and Regulatory Approvals
Material Federal Income Tax Consequences to United States Holders
Merger Related Litigation
QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING AND THE MERGER
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
MARKET PRICE AND DIVIDEND DATA
THE SPECIAL MEETING
Date, Time and Place
Matters to be Considered
Record Date and Voting
Required Vote
Adjournment of Special Meeting to Solicit Additional Proxies
Voting by Proxy; Revocability of Proxy
Effect of Abstentions and Broker Non-Votes
Shares Owned by Cornell Directors and Executive Officers
Solicitation of Proxies
APPROVAL AND ADOPTION OF THE MERGER AGREEMENT
Introduction
The Companies
Cornell Companies, Inc.
The Veritas Capital Fund III, L.P.
Cornell Holding Corp.
CCI Acquisition Corp.
Background of the Merger
Reasons for the Merger; Recommendation of the Special Committee and Cornell's Board of Directors
Special Committee
Cornell's Board of Directors
Opinion of Cornell's Financial Advisor
Material Federal Income Tax Consequences to United States Holders
Governmental and Regulatory Approvals

Interests of Certain Persons in the Merger
New Arrangements
Equity Compensation Awards
Arrangements with Mr. Hyman
Arrangements with Mr. Nieser
Arrangements with Mr. Perrin
Appraisal Rights
MERGER RELATED LITIGATION
THE MERGER AGREEMENT
Form of Merger
Structure and Effective Time
Stockholder Meeting
Certificate of Incorporation and Bylaws
Board of Directors and Officers of the Surviving Corporation
Consideration to be Received in the Merger
Payment Procedures
Stock Options
Warrants
Certain Risks in the Event of Bankruptcy
Representations and Warranties
Merger Financing; Source of Funds
Covenants Relating to the Conduct of Our Business
Mutual Covenants of Cornell, Cornell Holding and Merger Sub
No Solicitation of Alternative Transactions
Indemnification and Insurance
Employee Matters
Conditions to the Merger
Termination
Termination Fee
Expenses
Amendment
THE VOTING AGREEMENT
Voting
Irrevocable Proxy
Restrictions
No Shop
Termination
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION
APPENDIX A AGREEMENT AND PLAN OF MERGER
APPENDIX B AMENDMENT TO AGREEMENT AND PLAN OF MERGER
APPENDIX C OPINION OF ROTHSCHILD INC.
APPENDIX D SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
APPENDIX E THE VOTING AGREEMENT

SUMMARY TERM SHEET

        This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you as a Cornell stockholder. Accordingly, we encourage you to carefully read this entire document and the documents to which we have referred you. Page references are to the longer descriptions of these items in this proxy statement.

The Companies (Page 14)

Cornell Companies, Inc.

        Cornell Companies, Inc., a Delaware corporation (which we refer to as "Cornell," "we," "us" or "our"), provides correction, detention, education, rehabilitation and treatment services for adults and juveniles. We partner with federal, state, county and local government agencies to deliver quality, cost-efficient programs that we believe enable our customers to save taxpayers' money. Our customers include the Federal Bureau of Prisons, the Bureau of Immigration and Customs Enforcement, the U.S. Marshals Service, various state Departments of Corrections, and city, county and state Departments of Human Services.

The Veritas Capital Fund III, L.P.

        The Veritas Capital Fund III, L.P., a Delaware limited partnership referred to herein as Veritas III, is a private equity investment fund organized and managed by Veritas Capital Fund Management, L.L.C., a leading private equity firm headquartered in New York City, referred to herein as Veritas Capital. Founded in 1992 by Robert B. McKeon, Veritas Capital, through its affiliated investment funds, invests in a broad range of companies through middle market buyouts, growth capital investments, and leveraged recapitalizations. Through its affiliated investment funds, Veritas Capital manages equity capital committed from leading financial institutions, state pension funds, insurance companies and high net worth individuals and families. Veritas III is the sole stockholder of Cornell Holding and is the guarantor under the merger agreement of Cornell Holding's obligation to pay us a termination fee of $8.0 million if we elect to terminate the merger agreement under certain circumstances, as described under "Termination Fee" on page 55.

Cornell Holding Corp.

        Cornell Holding Corp., referred to herein as Cornell Holding, is a newly organized Delaware corporation directly wholly-owned by Veritas III, which formed Cornell Holding solely for the purpose of holding the common stock of Merger Sub and, following the merger, Cornell. Cornell Holding has not conducted any significant activities other than those incident to its formation and its execution of the merger agreement and related documents. Cornell Holding currently has no material assets or liabilities, other than its rights and obligations under the merger agreement and related documents, and has not generated any revenues or incurred material expenses. Cornell Holding has no employees or operations. Cornell Holding's only other asset is one share of Merger Sub, par value $0.01. For further information on Veritas III, Cornell Holding's parent, see "Approval and Adoption of the Merger Agreement—The Companies—The Veritas Capital Fund III, L.P." on page 14.

CCI Acquisition Corp.

        CCI Acquisition Corp., referred to herein as Merger Sub, is a newly organized Delaware corporation directly wholly-owned by Cornell Holding. Merger Sub was formed solely for the purpose of effecting the merger. Merger Sub has not conducted any significant activities other than those incident to its formation and its execution of the merger agreement and related documents. Merger Sub will be merged with and into Cornell, the separate existence of Merger Sub will cease and Cornell will continue as the surviving corporation. Merger Sub currently has no material assets or liabilities, other than its rights and obligations under the merger agreement and related documents, and has not generated any revenues or incurred material expenses. Merger Sub has no employees or operations.

Merger Sub's only other asset is cash in an amount equal to $0.01, which was contributed to Merger Sub by its sole stockholder, Cornell Holding, which owns all of the outstanding capital stock of Merger Sub. As of the date of this proxy statement, Cornell Holding's only assets are its rights and obligations under the merger agreement and related documents and one share of common stock of Merger Sub.

The Merger Agreement (Page 42)

Structure and Effective Time (Page 42)

        Upon the terms and subject to the conditions of the merger agreement, Merger Sub, a wholly-owned subsidiary of Cornell Holding, will be merged with and into Cornell. As a result of the merger, we will become a direct, wholly-owned subsidiary of Cornell Holding.

Risks Associated with the Merger (Page 24)

        There are a variety of risks and other potentially negative factors concerning the merger agreement and the merger, including the following:

  •
  the risks and costs to Cornell if the merger does not close,

  •
  the fact that Cornell stockholders will not participate in any future earnings or growth of the surviving company and will not benefit from any appreciation in the value of Cornell,

  •
  certain restrictions on the conduct of Cornell's business prior to the completion of the merger,

  •
  the fact that the merger will be taxable to Cornell stockholders for U.S. federal income tax purposes,

  •
  the risk that the financing contemplated by Cornell Holding's financing commitment letter for the consummation of the merger might not be obtained,

  •
  the fact that while the terms of the merger agreement allow us to consider unsolicited alternative proposals under certain circumstances, they prohibit solicitation of other proposals by us, and

  •
  the fact that Cornell's remedy in connection with a breach of the merger agreement by Cornell Holding or Merger Sub is limited to $8 million.

Consideration to be Received in the Merger (Page 42)

        In the merger, you will receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to $18.25 for each share of Cornell common stock that you hold immediately prior to the merger.

        Each unexercised Cornell stock option and other stock-based award will become vested and cashed out at the time of the merger for an amount equal to the excess of $18.25 over the exercise price of such unexercised stock option or stock-based award (less any applicable withholding taxes) for each share of Cornell common stock subject to the stock option. To the extent that you exercise an option prior to the completion of the merger, you will receive $18.25 in cash, without interest and subject to any applicable withholding taxes, for each share of Cornell common stock issued to you in connection with such exercise.

        Each outstanding warrant to purchase shares of Cornell common stock may be exercised at the option of the warrant holder for that number of shares of Cornell common stock subject to issuance upon the exercise of the warrant. In the event that a Cornell warrant holder exercises its warrant, upon the completion of the merger, each share of Cornell common stock received by the former warrant holder will be canceled and converted into the right to receive in cash, without interest and subject to any applicable withholding taxes, an amount equal to $18.25. In the event a warrant holder fails to exercise his or her warrant prior to the effective time of the merger, such warrant shall expire and the warrant holder will not have any rights thereunder.

Merger Financing; Sources of Funds (Page 46)

        The obligation of Cornell Holding and Merger Sub to complete the merger is not subject to a financing condition. Veritas III, Cornell Holding and Merger Sub are obligated to proceed with the merger even if they fail to obtain the necessary financing, so long as the conditions to their respective obligations to complete the merger are satisfied. In the event that the merger fails to close due to either Cornell Holding's or Merger Sub's breach of or failure to perform in any material respect their respective representations, warranties or covenants set forth in the merger agreement, Cornell is entitled to receive a fee of $8 million, as liquidated damages, from Cornell Holding. Cornell Holding and Merger Sub have estimated that approximately $265 million will be required to complete the merger and pay related fees and expenses. Cornell Holding and Merger Sub expect this amount to be funded through a combination of equity contributions by Veritas III and new credit facilities with a syndicate of lenders. Veritas III is committed to making an equity contribution of $120 million, and reserves the right to syndicate a portion of this amount to co-investors at a future date. Cornell Holding and Merger Sub have received a financing commitment letter for the new credit facilities from GSO Capital Partners LP, pursuant to which, subject to the conditions set forth therein, GSO Capital Partners LP has committed to provide to Cornell Holding and Merger Sub (1) a term loan of $145 million for the purpose of financing the merger and paying fees and expenses incurred in connection with the merger, (2) a revolving credit facility of up to $90 million for the purpose of refinancing certain indebtedness of Cornell and (3) a term loan of up to $110 million for the purpose of repaying certain indebtedness of Cornell. The debt financing, when combined with the equity contributions, is expected to be sufficient to fund the amount required to complete the merger and pay related fees and expenses. The availability of funding under these new credit facilities for the completion of the merger is subject to various closing conditions, which are described in "The Merger Agreement—Merger Financing; Sources of Funds" on page 46.

Conditions to the Merger (Page 52)

        Before the merger can be completed, a number of conditions must be satisfied. These include:

  •
  approval and adoption of the merger agreement by holders of a majority of the outstanding shares of Cornell common stock,

  •
  the receipt of required regulatory approvals, including the expiration or termination of applicable waiting periods under United States antitrust laws,

  •
  the absence of (1) any legal or administrative proceeding, claim, suit or action by or before any governmental authority by any person seeking to restrain, prohibit or rescind the completion of the merger or (2) any investigations by any governmental authorities that have had or would reasonably be expected to have, individually or in the aggregate, the effect of restraining, prohibiting or rescinding the completion of the merger,

  •
  for each party, the representations and warranties that the other party made in the merger agreement must be true and correct, subject to the materiality standards set forth in the merger agreement, on the date of the merger, and

  •
  for each party, the other party must have performed in all material respects all obligations required to be performed under the merger agreement through the effective time of the merger.

        We expect to merge shortly after all of the conditions to the merger have been satisfied or waived. We currently expect to complete the merger in the first calendar quarter of 2007, but we cannot be certain when or if the conditions will be satisfied or waived.

Opinion of Cornell's Financial Advisor (Page 26 and Appendix C)

        In connection with its approval of the merger agreement, the Cornell board of directors received a written opinion from Rothschild Inc., Cornell's financial advisor, dated October 6, 2006, to the effect that, as of that date and based on and subject to the matters described in its written opinion, the merger consideration to be paid pursuant to the transaction is fair, to the holders of shares of Cornell common stock (viewed solely in their capacities as holders of shares of Cornell common stock), from a financial point of view. The full text of Rothschild's written opinion, dated October 6, 2006, is attached to this proxy statement as Appendix C. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Rothschild's opinion was provided to the Cornell board of directors in connection with its evaluation of the merger consideration and relates only to the fairness, from a financial point of view, of the merger consideration. Rothschild's opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed merger.

Termination (Page 54)

        We, Cornell Holding and Merger Sub may agree in writing to terminate the merger agreement at any time without completing the merger, even after our stockholders have approved it. The merger agreement may also be terminated at any time prior to the effective time of the merger under specified circumstances, including:

  •
  if the merger is not completed by March 31, 2007, or June 29, 2007 if Cornell Holding elects to extend such date, which it may do if we have not convened a stockholders meeting by March 31, 2007,

  •
  if any court or governmental agency issues a final order preventing the merger,

  •
  if the other party to the merger agreement breaches at specified levels its representations or agreements in the merger agreement and fails to cure its breach, if curable, prior to March 31, 2007, or June 29, 2007 if Cornell Holding elects to extend such date, which it may do if we have not convened a stockholders meeting by March 31, 2007,

  •
  by Cornell Holding, if our board of directors withdraws or changes its recommendation of the merger agreement in a manner adverse to Cornell Holding or approves or recommends another acquisition proposal,

  •
  by Cornell Holding if there shall have been instituted or pending any proceeding, claim or action by any governmental authority that seeks to (1) interfere with the merger, (2) limit the ability of us, as the surviving company in the merger or Merger Sub effectively to acquire or hold, or to require us, as the surviving company in the merger, Cornell Holding or Merger Sub to dispose of or hold separate, any material portion of the assets or the business of any one of them or (3) limit or prohibit any material business activity by Cornell Holding or Merger Sub, including requiring the prior consent of any person or entity, including any governmental authority, to future transactions by Cornell Holding or Merger Sub,

  •
  if our stockholders fail to approve the merger at the special meeting, or

  •
  by us, if our board of directors determines that another acquisition proposal is a superior proposal and decides, subject to certain requirements, to enter into an agreement for the superior proposal.

Termination Fee (Page 55)

        The merger agreement obligates us to pay a fee in cash to Cornell Holding equal to $8 million (at the time specified in the merger agreement) if:

  •
  either party terminates the merger agreement after March 31, 2007, or June 29, 2007 if Cornell Holding elects to extend such date, which it may do if we have not convened a stockholders meeting by March 31, 2007, and an acquisition proposal involving us is completed within 12 months after termination,

  •
  either party terminates the merger agreement because our stockholder approval was not obtained at a duly held meeting or at any adjournment or postponement of the meeting and an acquisition proposal involving us is completed within 12 months after termination, and

  •
  Cornell Holding terminates the merger agreement because we materially breach any representation, warranty or covenant set forth in the merger agreement, and such breach is not cured prior to March 31, 2007, or June 29, 2007 if Cornell Holding elects to extend such date, which it may do if we have not convened a stockholders meeting by March 31, 2007, or if by its nature such breach cannot be cured, and an acquisition proposal involving us is completed within 12 months after termination.

        The merger agreement obligates us to pay a fee in cash to Cornell Holding equal to $8 million plus Cornell Holding's reasonable and documented out-of-pocket fees and expenses (not to exceed $2.5 million) incurred in connection with the merger agreement (at the time specified in the merger agreement) if:

  •
  Cornell Holding terminates the merger agreement because our board or any of its committees withdraws or modifies in a manner adverse to Cornell Holding or Merger Sub either (1) the approval, recommendation or declaration of advisability by our board or any committee thereof of the merger agreement or the merger or (2) the determination by our board or any committee thereof that the merger is in the best interests of our stockholders,

  •
  Cornell Holding terminates the merger agreement because our board recommends, adopts or approves, or publicly proposes to recommend, adopt or approve, an alternative acquisition proposal, including a superior proposal,

  •
  Cornell Holding terminates the merger agreement because our board approves any acquisition or similar agreement providing for an acquisition proposal, or

  •
  we terminate the merger agreement in connection with entering into an acquisition agreement to effect a superior proposal.

        The merger agreement obligates us to pay Cornell Holding's reasonable and documented out-of-pocket fees and expenses (not to exceed $2.5 million) incurred in connection with the merger agreement (at the time specified in the merger agreement) if:

  •
  either party terminates the merger agreement because our stockholder approval was not obtained, or

  •
  Cornell Holding terminates the merger agreement because we materially breach any representation, warranty or covenant set forth in the merger agreement, and such breach is not cured prior to March 31, 2007, or June 29, 2007 if Cornell Holding elects to extend such date, which it may do if we have not convened a stockholders meeting by March 31, 2007, or if by its nature such breach cannot be cured.

        In addition, the merger agreement obligates Cornell Holding to pay us a fee in cash equal to $8 million (at the time specified in the merger agreement) if we terminate the merger agreement because Cornell Holding or Merger Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants set forth in the merger agreement, and such breach is not cured prior to March 31, 2007 or if by its nature such breach cannot be cured. Our right to make such termination is contingent upon the consummation of the merger not then being prevented by the willful and material breach by us of any of our representations, warranties or covenants set forth in the merger agreement. Veritas III is the guarantor under the merger agreement of Cornell Holding's obligation to pay us such termination fee.

Interests of Certain Persons in the Merger (Page 36)

        Our executive officers and directors have interests in the merger that are different from, or in addition to, their interests as Cornell stockholders. These interests include:

  •
  vesting and cash-out of all outstanding stock options to acquire Cornell common stock, including those held by our executive officers and directors, based on the same $18.25 per share price being paid to all Cornell stockholders, which based on holdings as of December 15, 2006, would result in an aggregate cash payment of $2,200,394 for all directors and executive officers, and

  •
  agreements with our executive officers that provide for change of control severance benefits, which provide for an estimated aggregate cash severance benefit of approximately $3,631,213 for all executive officers, together with tax gross-up payments for Mr. Hyman and Mr. Nieser to the extent applicable, if their employment is terminated under specified circumstances within specified periods in connection with the merger.

        The completion of the merger is not conditioned upon any of our executive officers having entered into any agreements with the surviving company providing for the continuation of their employment following the completion of the merger.

Shares Owned by Cornell Directors and Executive Officers (Page 58)

        As of December 15, 2006, our directors and executive officers beneficially owned approximately 19.65% of the outstanding shares of Cornell common stock, including options. Each of them has advised us that he or she intends to vote all of his or her shares in favor of approval and adoption of the merger agreement. Included in this amount are 2,321,100 shares of Cornell common stock held by affiliates of Pirate Capital LLC, with respect to which Thomas R. Hudson, Jr., one of our directors and the chairman of the special committee, is the managing member. Pirate Capital and certain of its affiliates have agreed to vote all such shares in favor of approval and adoption of the merger agreement. See "The Voting Agreement" on page 57.

Governmental and Regulatory Approvals (Page 35)

        We and Cornell Holding have agreed to use our reasonable best efforts to obtain all regulatory approvals and clearances required in order to consummate the acquisition. We and Cornell Holding have made competition filings with the U.S. Department of Justice and Federal Trade Commission and have received the necessary approvals or clearances from the competition authorities in the U.S.

Material Federal Income Tax Consequences to United States Holders (Page 34)

        The merger will be a taxable transaction to Cornell stockholders. For United States federal income tax purposes, you will recognize gain or loss from the merger in an amount determined by the difference between the cash you receive and the adjusted tax basis in your Cornell common stock.

Merger Related Litigation (Page 41)

        Cornell and each member of its board of directors, along with Veritas III, have been named in a purported class action lawsuit that alleges, among other things, that (1) the individual defendants breached fiduciary duties owed to Cornell's stockholders in connection with Cornell entering into the merger agreement, (2) Cornell and Veritas III aided and abetted the alleged breaches of fiduciary duties and (3) the merger consideration is unfair and inadequate. The plaintiffs seek, among other things, an injunction against the consummation of the merger and attorney's fees.

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES
FOR THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a Cornell stockholder in deciding how to vote. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to in this proxy statement.

Q:
Why are these proxy materials being sent to Cornell stockholders?

A:
This document is being provided by, and the enclosed proxy is solicited by and on behalf of, the Cornell board of directors for use at the upcoming special meeting of Cornell stockholders.

Q:
When and where is the special meeting?

A:
The Cornell meeting is scheduled to be held at 10:00 a.m., local time, on January 23, 2007 at Cornell's headquarters at 1700 West Loop South, Houston, Texas, unless it is postponed or adjourned.

Q:
What matters will be voted on at the special meeting?

A:
You are being asked to vote on the following proposals:

•
whether to approve and adopt the merger agreement by which Cornell will be acquired by Cornell Holding, an affiliate of Veritas III, and

•
whether to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Q:
Why do the special committee and Cornell's board of directors recommend that I vote FOR the merger?

A:
A special committee of our board of directors was formed on September 30, 2005 for the purpose of evaluating strategic alternatives for our company. The special committee is comprised of Thomas R. Hudson, Jr., Zachary R. George, Todd Goodwin and Sally L. Walker, each of whom is a member of our board. Each member of the special committee receives $2,000 for each meeting of the special committee attended. The special committee unanimously determined that the merger, the merger agreement and the consummation of the transactions contemplated thereby are in the best interests of Cornell's stockholders and unanimously recommended that our board (1) approve and declare advisable the merger, the merger agreement and the consummation of the transactions contained therein, (2) direct that the merger agreement be submitted to Cornell's stockholders for a vote at a meeting of Cornell's stockholders and (3) resolve to recommend that Cornell's stockholders approve and adopt the merger agreement.

  Our board of directors, having received the unanimous recommendation of the special committee, has unanimously approved the merger agreement and determined that the merger is advisable and in the best interests of Cornell and its stockholders.

  The special committee and our board of directors both unanimously recommend that you vote "FOR" approval and adoption of the merger agreement at the special meeting.

Q:
What vote is required for the stockholders to approve the merger?

A:
For the merger agreement to be approved, holders of a majority of the outstanding shares of Cornell common stock must affirmatively vote FOR its adoption. Each share of Cornell common stock is entitled to one vote. There are 14,062,898 shares of Cornell common stock entitled to be voted.

Q:
What vote is required for the stockholders to approve the adjournment of the special meeting?

A:
The proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by the holders of Cornell common stock present in person or represented by proxy at the special meeting and entitled to vote at the special meeting.

Q:
Who is entitled to vote at the special meeting?

A:
Holders of record of Cornell common stock as of the close of business on November 24, 2006, the record date for the special meeting, are entitled to vote at the special meeting.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, please vote your shares of Cornell common stock as soon as possible. You may vote your shares by returning the enclosed proxy by mail, or by voting by telephone or through the Internet. In addition, if you hold your shares through a broker or other nominee, you may be able to vote through the Internet or by telephone in accordance with instructions your broker or nominee provides. Your proxy materials include detailed information on how to vote.

Q:
Can I change my vote?

A:
After you submit a proxy for your shares, you may change your vote by revoking your proxy at any time before voting is closed at the special meeting. If you hold shares in your name as the stockholder of record, you may revoke your proxy by:

•
submitting to the Secretary of Cornell, prior to the voting of your proxy, a written notice of revocation which is dated a later date than your proxy,

•
sending a later-dated proxy, or

•
voting in person at the special meeting.

  Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in street name through a broker or other nominee, you should follow the instructions of your broker or nominee regarding revocation of proxies. If your broker or nominee allows you to grant a proxy by telephone or the Internet, you may be able to change how your shares are voted by granting another proxy by telephone or the Internet.

Q:
How will abstentions and broker non-votes be counted?

A:
Absent specific instructions from the beneficial owner of shares, brokers may not vote the shares with respect to the approval and adoption of the merger agreement. For purposes of determining approval and adoption of the merger agreement, abstentions and broker non-votes will have the same effect as a vote against the merger agreement.

Q:
Will I have appraisal rights as a result of the merger?

A:
Yes, under Delaware law, you will have appraisal rights if you satisfy the requirements for exercising those rights. If you wish to exercise your appraisal rights, you must not vote in favor of the merger, you must make a written demand notifying us that you wish to exercise your appraisal rights, which must be received by us before the vote on the merger agreement is taken at the special meeting, you must continuously hold your shares from the date of your demand for appraisal through the effective date of the merger and you must strictly follow the other requirements of Delaware law. A summary describing the requirements you must meet to exercise appraisal rights is included in the section entitled "Appraisal Rights" on page 38 of this proxy statement.

Q:
When is the merger expected to be completed?

A:
We are working towards completing the merger as quickly as possible. We currently expect to close the merger in the first calendar quarter of 2007. The merger cannot be completed until a number of conditions are satisfied. The most important conditions are approval by Cornell stockholders at the special meeting and obtaining all necessary regulatory approvals and clearances (including those required under United States antitrust laws).

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, Cornell Holding will send you written instructions for exchanging your Cornell stock certificates. You must return your Cornell stock certificates as described in the instructions. You will receive your cash payment after Cornell Holding receives your stock certificates, together with the documents requested in the instructions.

Q:
Who can help answer my questions?

A:
If you have questions about the special meeting or the merger after reading this proxy statement, you should call MacKenzie Partners, Inc., our proxy solicitation agent, toll-free at (800) 322-2885 or collect at (212) 929-5500.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you to in this proxy statement, contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 that are intended to be covered by the safe harbors created therein. These statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those which are anticipated. These risks and uncertainties include, but are not limited to:

  •
  risks that the merger will not be completed,

  •
  risks that regulatory or stockholder approval may not be obtained,

  •
  legislative or regulatory developments that could have the effect of delaying or preventing the merger,

  •
  uncertainty as to the timing of obtaining regulatory approvals and clearance,

  •
  financial performance of our company through the completion of the merger,

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement,

  •
  business uncertainty and contractual restrictions during the pendency of the merger,

  •
  a significant delay in the expected completion of the merger,

  •
  diversion of management's attention from ongoing business concerns, and

  •
  other factors and risks referred to in our filings with the Securities and Exchange Commission.

        Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. We do not undertake any obligation to update the forward-looking statements contained or incorporated in this proxy statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements.

        All information contained in this proxy statement specifically relating to Veritas III, Veritas Capital, Cornell Holding and Merger Sub has been provided by Veritas III.

MARKET PRICE AND DIVIDEND DATA

        Our common stock is quoted on the New York Stock Exchange under the ticker symbol "CRN." The following table shows, for the periods indicated, the range of high and low per share sales prices for our common stock as reported on the New York Stock Exchange.

	Cornell's Common Stock
	Low	High
Year ended December 31, 2004
First Quarter (quarter ended 3/31/04)	$11.28	$13.86
Second Quarter (quarter ended 6/30/04)	$11.20	$14.39
Third Quarter (quarter ended 9/30/04)	$11.69	$14.84
Fourth Quarter (quarter ended 12/31/04)	$12.15	$15.46
Year ended December 31, 2005
First Quarter (quarter ended 3/31/05)	$12.15	$15.85
Second Quarter (quarter ended 6/30/05)	$11.50	$13.69
Third Quarter (quarter ended 9/30/05)	$12.78	$14.75
Fourth Quarter (quarter ended 12/31/05)	$13.54	$14.78
Year ending December 31, 2006
First Quarter (quarter ended 3/31/06)	$13.25	$15.00
Second Quarter (quarter ended 6/30/06)	$13.35	$17.90
Third Quarter (quarter ended 9/30/06)	$14.86	$18.83
Fourth Quarter (through 12/18/06)	$17.14	$18.69

        The following table shows the closing per share sales prices of our common stock as reported on the New York Stock Exchange on Friday, October 6, 2006, the last full trading day before the public announcement of the proposed merger, and on December 18, 2006, the latest practicable trading day before the printing of this proxy statement:

Cornell's Common Stock
October 6, 2006	$17.88
December 18, 2006	$18.38

        We have never declared or paid cash dividends on our common stock. Following the merger, our common stock will not be traded on any public market.

THE SPECIAL MEETING

Date, Time and Place

        This proxy statement is being furnished to Cornell stockholders as part of the solicitation of proxies by the Cornell board of directors for use at the special meeting to be held at 10:00 a.m., local time, on January 23, 2007, at our headquarters at 1700 West Loop South, Suite 1500, Houston, Texas 77027.

Matters to be Considered

        The purpose of the special meeting will be:

  1.
  to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 6, 2006, among The Veritas Capital Fund III, L.P., Cornell Holding Corp., CCI Acquisition Corp. and Cornell Companies, Inc., as amended on November 9, 2006,

  2.
  to consider and vote upon any proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement, and

  3.
  to transact any other business that may properly come before the special meeting or any adjournment thereof.

Record Date and Voting

        The holders of record of Cornell common stock as of the close of business on November 24, 2006 are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 14,062,898 shares of Cornell common stock outstanding.

        The holders of a majority of the outstanding shares of Cornell common stock as of the close of business on November 24, 2006, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of Cornell common stock held in treasury by Cornell or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. Abstentions and "broker non-votes" will be treated as present for purposes of determining whether a quorum is present. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting, unless the holder is present solely to object to the special meeting. If a new record date is set for the adjourned special meeting, however, then a new quorum will have to be established.

Required Vote

        Each outstanding share of Cornell common stock as of the close of business on November 24, 2006 entitles the holder to one vote at the special meeting. Completion of the merger requires the approval and adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Cornell common stock. The proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by the holders of Cornell common stock present in person or represented by proxy at the special meeting and entitled to vote at the special meeting. In order for your shares of Cornell common stock to be voted, you must grant a proxy with respect to your shares by returning the enclosed proxy or vote in person at the special meeting. If you hold your shares through a broker or other nominee, you may receive separate voting instructions with the proxy statement. Your broker or nominee may permit you to grant a proxy through the Internet or by telephone. Please contact your broker to determine how to vote.

        Because the affirmative vote of the holders of a majority of the outstanding shares of Cornell common stock entitled to vote at the special meeting is needed to approve and adopt the merger agreement, the failure to vote by proxy or in person will have the same effect as a vote against the approval and adoption of the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against the approval and adoption of the merger agreement. Accordingly, the Cornell board of directors urges stockholders to complete, date, sign and return the accompanying proxy card or, if available, to grant a proxy by the Internet or telephone.

Adjournment of Special Meeting to Solicit Additional Proxies

        In addition to the proposal to approve and adopt the merger agreement, you are also being asked to vote on an adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. A separate box has been provided on your proxy card for this purpose. Unlike the vote on the merger agreement, which requires the affirmative vote of the holders of a majority of the outstanding shares of Cornell common stock, the proposal to adjourn the special meeting to solicit additional proxies requires only the vote of a majority of the votes actually cast, in person or by proxy, at the special meeting.

Voting by Proxy; Revocability of Proxy

        Each copy of this document mailed to Cornell stockholders is accompanied by a proxy form and a self addressed envelope. You may cause your shares to be voted by completing, signing and returning the proxy card accompanying this document by mail in the enclosed postage-paid envelope.

        If you are a registered holder, there are two additional ways to cause your shares to be voted by proxy:

        Grant a proxy by telephone—refer to your enclosed proxy card for instructions.

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 1:00 a.m., Central Time, on January 23, 2007.

  •
  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

        Grant a proxy through the Internet—refer to your enclosed proxy card for instructions.

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 a.m., Central Time on January 23, 2007.

  •
  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

        Your telephone or Internet proxy authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. The law of Delaware, where we are incorporated, allows a proxy to be sent electronically, so long as it includes or is accompanied by information that lets the inspector of elections know that it has been authorized by the stockholder.

        If your shares are held in street name or through another nominee, your broker or nominee may provide the option of voting through the Internet or by telephone instead of by mail. Please check the voting instruction card provided by your broker or nominee to see which options are available and the procedures to be followed.

        You can revoke your proxy at any time before the vote is taken at the special meeting. If you have not voted through your broker, you may revoke your proxy by:

  •
  submitting written notice of revocation to the Secretary of Cornell prior to the voting of the proxy, which is dated a later date than the proxy,

  •
  submitting a properly executed later-dated proxy by mail, telephone or the Internet, or

  •
  voting in person at the special meeting; however, simply attending the special meeting without voting will not revoke an earlier proxy.

        Written notices of revocation and other communications about revoking your proxy should be addressed to:

Cornell Companies, Inc.
1700 West Loop South, Suite 1500
Houston, Texas 77027
Attention: Patrick N. Perrin, Secretary

        If your shares are held in street name, you should follow the instructions of your broker or nominee regarding the revocation of proxies. If your broker or nominee allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by the telephone or the Internet.

        All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you grant a proxy for your shares of Cornell common stock through the telephone or the Internet, your shares will be voted at the special meeting as instructed.

        If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" approval and adoption of the merger agreement and "FOR" any adjournment of the special meeting, including to solicit additional votes in favor of the merger transaction. The Cornell board of directors is presently unaware of any other matters that may be presented for action at the special meeting. If other matters do properly come before the special meeting, or at any adjournment or postponement thereof, we intend that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting. However, proxies that indicate a vote against such procedural matters will not be voted in favor of such procedural matters and proxies that indicate a vote against approval and adoption of the merger agreement will not be voted in favor of any adjournment of the special meeting or against adjournment of the special meeting.

        Stockholders should not send stock certificates with their proxy cards.    If the merger is completed, stockholders will be mailed a transmittal form promptly following the completion of the merger with instructions on how to exchange their Cornell stock certificates.

Effect of Abstentions and Broker Non-Votes

        Absent specific instructions from the beneficial owner of shares, brokers may not vote the shares with respect to the approval and adoption of the merger agreement. For purposes of determining approval and adoption of the merger agreement, abstentions and broker non-votes will have the same effect as a vote against the merger agreement.

Shares Owned by Cornell Directors and Executive Officers

        As of December 15, 2006, the directors and executive officers of Cornell beneficially owned, in the aggregate, 2,763,546 shares of Cornell common stock (including options), or approximately 19.65% of the outstanding shares of Cornell common stock. The directors and executive officers have informed Cornell that they intend to vote all of their shares of Cornell common stock in favor of the merger proposal. Included in this amount are 2,321,100 shares of Cornell common stock held by affiliates of Pirate Capital LLC, with respect to which Thomas R. Hudson, Jr., one of our directors and the chairman of the special committee, is the managing member. Pirate Capital and certain of its affiliates have agreed to vote all such shares in favor of approval and adoption of the merger agreement. See "The Voting Agreement."

Solicitation of Proxies

        Cornell will pay for the costs associated with printing and filing this proxy statement and soliciting proxies for the special meeting. Officers and employees of Cornell may solicit proxies by telephone or in person, although they will not be paid for soliciting proxies. Cornell also will request that persons and entities holding shares in their names or in the names of their nominees that are beneficially owned by others send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services. Cornell has retained MacKenzie Partners, Inc. to assist it in the solicitation of proxies, using the means referred to above, at an anticipated cost of approximately $6,000, plus reimbursement of out-of-pocket expenses.

APPROVAL AND ADOPTION OF THE MERGER AGREEMENT

Introduction

        Cornell is seeking approval and adoption by its stockholders of the merger agreement. In connection with the merger, Cornell stockholders would receive $18.25 in cash per share of Cornell common stock outstanding immediately prior to the merger, without interest and subject to any applicable withholding taxes.

The Companies

Cornell Companies, Inc.
1700 West Loop South, Suite 1500
Houston, Texas 77027
(713)623-0790

        Cornell Companies, Inc., a Delaware corporation headquartered in Houston, Texas, provides correction, detention, education, rehabilitation and treatment services for adults and juveniles. We partner with federal, state, county and local government agencies to deliver quality, cost-efficient programs that we believe enable our customers to save taxpayers' money. Our customers include the Federal Bureau of Prisons, the Bureau of Immigration and Customs Enforcement, the U.S. Marshals Service, various state Departments of Corrections, and city, county and state Departments of Human Services.

        Cornell offers services in structured and secure environments throughout three operating divisions: (1) adult secure institutions and detention centers, (2) juvenile justice, educational and treatment programs and (3) adult community-based corrections and treatment programs. Cornell, through predecessor entities, began operating in juvenile operations in 1973, adult community-based programs in 1974 and adult secure operations in 1984.

        As of December 20, 2006, we operated 79 facilities among the three business lines, representing a total operating service capacity of 17,473 in 18 states and the District of Columbia. We also had two facilities under development or construction and three facilities that were substantially vacant. Collectively, these five facilities represent additional service capacity of 2,066. Service capacity is comprised of the number of beds currently available for service or available upon completion of construction of residential facilities and the average program capacity of non-residential community-based programs.

        Cornell's common stock (ticker symbol: CRN) is listed on the New York Stock Exchange. Cornell's website address is http://www.cornellcompanies.com.

The Veritas Capital Fund III, L.P.
c/o Veritas Capital Fund Management, LLC
590 Madison Avenue, 41st Floor
New York, New York 10022
(212) 418-9676

        The Veritas Capital Fund III, L.P., a Delaware limited partnership referred to herein as Veritas III is a private equity investment fund organized and managed by Veritas Capital Fund Management, L.L.C., a leading private equity firm headquartered in New York City, referred to herein as Veritas Capital. Founded in 1992 by Robert B. McKeon, Veritas Capital, through its affiliated investment funds, invests in a broad range of companies through middle market buyouts, growth capital investments, and leveraged recapitalizations. Through its affiliated investment funds, Veritas Capital manages equity capital committed from leading financial institutions, state pension funds, insurance companies and high net worth individuals and families. Veritas III is the sole stockholder of Cornell Holding and is the guarantor under the merger agreement of Cornell Holding's obligation to pay us a termination fee of $8 million if we elect to terminate the merger agreement under certain circumstances, as described under "Termination Fee" on page 55.

Cornell Holding Corp.
c/o Veritas Capital Fund Management, LLC
590 Madison Avenue, 41st Floor
New York, New York 10022
(212) 418-9676

        Cornell Holding Corp., referred to herein as Cornell Holding, is a newly organized Delaware corporation directly wholly-owned by Veritas III, which formed Cornell Holding solely for the purpose of holding the common stock of Merger Sub and, following the merger, Cornell. Cornell Holding has not conducted any significant activities other than those incident to its formation and its execution of the merger agreement and related documents. Cornell Holding currently has no material assets or liabilities, other than its rights and obligations under the merger agreement and related documents, and has not generated any revenues or incurred material expenses. Cornell Holding has no employees or operations. Cornell Holding's only other asset is one share of the common stock of Merger Sub. For further information on Veritas III, Cornell Holding's parent, see "Approval and Adoption of the Merger Agreement—The Companies—The Veritas Capital Fund III, L.P." on page 14.

CCI Acquisition Corp.
c/o Veritas Capital Fund Management, LLC
590 Madison Avenue, 41st Floor
New York, New York 10022
(212) 418-9676

        CCI Acquisition Corp. is incorporated under the laws of the State of Delaware and is a direct wholly-owned subsidiary of Cornell Holding formed solely for purposes of the merger and is engaged in no other business. Merger Sub has not conducted any significant activities other than those incident to its formation and its execution of the merger agreement and related documents. Merger Sub will be merged with and into Cornell, the separate existence of Merger Sub will cease and Cornell will continue as the surviving corporation. Merger Sub currently has no material assets or liabilities, other than its rights and obligations under the merger agreement and related documents, and has not generated any revenues or incurred material expenses. Merger Sub has no employees or operations. Merger Sub's only other asset is cash in an amount equal to $0.01, which was contributed to Merger Sub by its sole stockholder, Cornell Holding, which owns all of the outstanding capital stock of Merger Sub. As of the date of this proxy statement, Cornell Holding's only assets are its rights and obligations under the merger agreement and related documents and one share of Merger Sub.

Background of the Merger

        From time to time, as part of our strategy to enhance stockholder value, our board of directors and senior management have considered a variety of potential strategic alternatives. Upon James E. Hyman joining our company as chief executive officer in January, 2005, Mr. Hyman began a series of discussions with financial advisors and industry participants to determine the full range of strategic alternatives available to our company. These discussions were reviewed at our board's meetings during the first, second and third quarters of 2005. On August 4, 2005, at a regularly scheduled board meeting, our executive management presented to our board for its consideration a strategic plan for the company. As a result of our board's discussion of this strategic plan, James E. Hyman, Chief Executive Officer, and Benjamin E. Erwin, Vice President, Corporate Development, met with Rothschild on August 12, 2005 to discuss ways to maximize stockholder value in light of our financial performance and the current state of the adult and youth corrections, education, rehabilitation and treatment industry. At this meeting, we requested that Rothschild prepare certain financial analyses and evaluate alternatives available to our company to enhance stockholder value. Pursuant to a confidentiality agreement executed by Rothschild, we provided Rothschild with certain non-public information about our company to assist Rothschild in its analysis and evaluation.

        On August 17, 2005 and continuing from time to time over the following 45 days, Mr. Erwin met with Rothschild to review certain analyses and discuss selected strategic alternatives available to us, as well as certain valuation, process and transaction structure matters to be considered by Cornell. Throughout this period, we provided Rothschild with additional non-public information about our business so that Rothschild could refine its analyses with respect to its evaluation of our company. On October 11, 2005, we formally engaged Rothschild to act as our exclusive financial advisor.

        On September 30, 2005, our board convened a meeting to discuss the formation of a special committee to evaluate various strategic alternatives available to us. At this meeting, our board resolved to form a special committee, which was delegated the authority to (1) review and evaluate strategic alternatives available to our company, including the terms and conditions thereof, (2) determine the advisability of any strategic alternatives available to our company, (3) negotiate with any parties with respect to the terms and conditions of any strategic alternatives available to our company, (4) determine whether any strategic alternative is fair to and in the best interests of our company and its stockholders and (5) recommend to our board what actions, if any, should be taken by our company with respect to any such strategic alternatives. The special committee was comprised of Thomas R. Hudson, Jr., Zachary R. George, Todd Goodwin and Sally L. Walker. Thomas R. Hudson, Jr., lead director, was appointed the chair of the special committee. Although the special committee was given authority to conduct and participate in negotiations, our board of directors retained the final authority to make any decision to accept or enter into any transaction. Shortly thereafter, the special committee engaged Goodwin Proctor LLP as its independent legal counsel.

        On November 2, 2005, as part of a regularly scheduled board meeting, our board received a presentation from Rothschild that reviewed certain company financial data and potential strategic alternatives available to us, as well as the then-prevailing conditions of the mergers and acquisitions market and potential strategic and financial buyers who were considered likely to be interested parties. Our regular outside counsel, Bracewell & Giuliani LLP, attended a portion of the meeting and made a presentation outlining the fiduciary duties of the members of our board. Members of our board asked questions of both Rothschild and our regular outside counsel and discussed the matters thoroughly. After thorough discussion and consideration of all relevant issues, our board resolved to explore third party interest with respect to the sale of our company to maximize stockholder value.

        Also at the November 2, 2005, board meeting, several directors raised a question regarding the participation of both Thomas R. Hudson, Jr. and Zachary R. George on the special committee, as both were employed by Pirate Capital LLC, a major stockholder of our company, with Mr. George reporting to Mr. Hudson. Mr. Hudson and Mr. George both advised the board that they believed that Mr. George could exercise independent judgment in performing his duties as a member of the special committee, irrespective of his relationship to Mr. Hudson. The board further discussed with Mr. Hudson and Mr. George their ability to make an objective evaluation and recommendation regarding any transaction that the special committee might consider given their relationship to Pirate Capital. Both Mr. Hudson and Mr. George advised the board that they believed that the interests of Pirate Capital, as a stockholder of Cornell, were aligned with the interests of each other stockholder of Cornell and that they understood that their duties as members of the special committee were owed to all stockholders of Cornell. It was also noted during this discussion that the board had reserved the right to approve or reject any transaction recommended by the special committee.

        Following the discussion at the November 2, 2005, board meeting, the issue regarding the composition of the special committee was referred to the nominating and governance committee of the board for its consideration.

        On December 2, 2005, Leon M. Clements, Richard Crane and Todd Goodwin, all of the members of the nominating and governance committee, convened a telephonic meeting to consider the issue of the composition of the special committee. Mark Croft, then Cornell's general counsel, Bracewell & Giuliani LLP, Cornell's regular outside counsel, and Goodwin Proctor LLP, counsel to the special committee, participated in the telephonic meeting of the nominating and governance committee. The nominating and governance committee engaged in a full discussion of the issues regarding the composition of the special committee, including the relationship between Mr. Hudson and Mr. George, and the relationship of Pirate Capital to Cornell, noting the full discussion of these issues at the November 2, 2005, board meeting. In addition, the nominating and governance committee considered the advisability of having as members of the special committee persons who are knowledgeable about and experienced in complex financial transactions. Based on such considerations, the nominating and governance committee unanimously concluded that Mr. George could act independently of Mr. Hudson, that both Mr. Hudson and Mr. George could make an objective evaluation and recommendation regarding any transaction that might be considered by the special committee and that the special committee would benefit from the knowledge and experience of Mr. Hudson and Mr. George in complex financial transactions. Accordingly, the nominating and governance committee unanimously concluded that the composition of the special committee was proper and reported its conclusions to our board of directors.

        On December 15, 2005, as part of a regularly scheduled board meeting at which both Bracewell & Giuliani, LLP, our regular outside counsel, and Goodwin Proctor LLP, counsel to the special committee, were present, our board received another presentation from Rothschild that, among other things, included a proposed timetable for pursuing a sale of our company for our board's consideration. In addition, our board discussed the status of the construction and start-up of our Moshannon Valley Correctional Facility. Because of the importance of the Moshannon Valley facility to our business, our board determined not to begin contacting potential buyers until after the Moshannon Valley facility received a "Notice to Proceed" from the Federal Bureau of Prisons and had begun accepting inmates. In the interim, Rothschild and our company began preparation of the process marketing materials, including the preparation of a confidential information memorandum relating to our company.

        On March 10, 2006, as part of a regularly scheduled board meeting, our board received an update from Rothschild on the status of the strategic alternatives process. During this meeting, Rothschild proposed a process timeline, and reviewed a summary of potential financial and strategic buyers. In addition, Rothschild provided our board a status update on the process materials, including the confidential information memorandum. At this meeting, our board also considered the potential impact on our business and the strategic alternatives process from the rumored "Criminal Alien Requirement VI Request for Proposal" from the Federal Bureau of Prisons. This rumored request for proposal, or RFP, would have affected our largest facility, the 2,646-bed Big Spring Correctional Center, which at the time was operating under an inter-governmental agreement with the City of Big Spring, Texas and the Federal Bureau of Prisons that was scheduled to expire on March 31, 2007. In March 2006, we were notified that the Federal Bureau of Prisons intended to issue a competitive RFP for a contract to replace our inter-governmental agreement upon its expiration. Given the size of our Big Spring facility, its importance to our business and the inherent uncertainty involved with any RFP process, our board discussed the potential impact this variable could have on the strategic alternatives process as it moved forward.

        During April and May, 2006, following our receipt of the "Notice to Proceed" from the Federal Bureau of Prisons for our Moshannon Valley facility on April 1, 2006, our company and Rothschild finalized the process marketing materials and Rothschild contacted, with our board's permission, 41 potential financial buyers regarding a potential transaction. In connection therewith, our company entered into confidentiality agreements with 27 potential financial buyers. Each of the potential buyers that signed a confidentiality agreement received from Rothschild a confidential information memorandum containing certain non-public information about us.

        We elected to approach potential financial buyers before approaching potential strategic buyers because, in general, financial buyers would require more time to familiarize themselves with our business than strategic buyers and we wanted to foster the participation of financial buyers because we desired to have as many active participants in the sales process as possible. We were also concerned about sharing competitively sensitive and confidential information with potential strategic buyers, who were or could be our competitors, and wanted to provide that information to them only once the sales process was actively underway. In addition, sequencing our approach to potential financial and strategic buyers allowed us to approach approximately 50 potential financial and strategic buyers in a manner that was far more manageable and efficient than the alternative of approaching all potential buyers at the same time. For these reasons, we believed it was appropriate not to approach potential strategic buyers until later in the sales process.

        On May 3 and 4, 2006, as part of regularly scheduled board meetings, our board received an update on the status of the strategic alternatives process. At these meetings, Rothschild provided our board with a summary of Rothschild's efforts to date, including both positive and negative feedback about our company that Rothschild had received from potential buyers. Rothschild advised our board that, at our direction, only potential financial buyers had been contacted to date, and that, at our direction, potential strategic buyers had not been contacted. Rothschild recommended that potential strategic buyers be contacted over the next few weeks, and our board directed Rothschild to be prepared to begin discussions with potential strategic buyers.

        On May 4, 2006, Rothschild sent an initial bid process letter to each of the potential financial buyers that had received a confidential information memorandum. The letter set forth a two-phase process involving, in the first round, the submission by such parties of a preliminary indication of interest and, in the second round, the invitation of selected potential bidders, upon submission of an acceptable indication of interest, to attend management presentations, perform additional due diligence and submit binding final proposals. Following their review of the confidential information memorandum, six potential financial buyers, out of the 41 contacted and 27 that executed confidentiality agreements, submitted preliminary first round indications of interest and were provided access to additional non-public information about our business and financial condition that was located in an online data room that we established.

        On May 24, 2006, following a meeting of the special committee, our board convened a meeting to receive an update on the status of the strategic alternatives process. Rothschild reported that, in connection with the process described above, it had received preliminary first round indications of interest from five potential financial buyers, with values from $15.50 to $17.50 per share of Cornell common stock. Rothschild also reported that an additional potential financial buyer had submitted a preliminary first round indication of interest of $18.50 to $21.00 per share of Cornell common stock. That party elected not to participate in the second round of the process immediately subsequent to its management presentation. Rothschild also discussed reasons that certain potential financial buyers had given for electing not to submit a preliminary first round indication of interest, and presented a proposed timeline for the process going forward, including scheduling management meetings and granting access to the parties that submitted preliminary first round indications of interest to an online data room containing additional non-public information about our company. At this meeting, our board authorized Rothschild to initiate discussions with potential strategic buyers.

        During early June, 2006, Rothschild contacted six potential strategic buyers regarding a potential transaction and sent confidentiality agreements to each of these potential strategic buyers. Of the six potential strategic buyers that were sent a confidentiality agreement, three decided to pursue a potential transaction and signed the confidentiality agreement. As with the potential financial buyers, each of the three potential strategic buyers that signed a confidentiality agreement received from Rothschild a confidential information memorandum containing certain non-public information about us and, subsequent to the submission of an acceptable indication of interest, was granted access to our online data room.

        On June 5, 2006, due to increased trading activity and a rise in the price of Cornell common stock that we attributed to market speculation resulting from the publication on May 23, 2006 of an article in a trade publication that we had retained a financial advisor, we publicly announced that we had retained a financial advisor to assist us in our analysis and consideration of a range of strategic alternatives to maximize stockholder value. In our announcement of this decision, we stated that no assurance could be given that any transaction would be pursued or, if a transaction was pursued, that it would occur.

        In early June, 2006, a potential financial buyer that had submitted a preliminary first round indication of interest determined not to pursue a transaction with us.

        On June 29, 2006, the special committee convened a meeting to discuss a potential conflict concerning Goodwin Proctor's representation of the special committee. Following a thorough discussion, and although a determination was made that an actual conflict did not exist, Goodwin Proctor decided to withdraw as counsel to the special committee, and the special committee authorized the engagement of Morris, Nichols, Arsht & Tunnell LLP as its independent legal adviser.

        On July 11, 2006, Rothschild received a preliminary first round indication of interest from one potential strategic buyer ("Bidder Z"), which offered a value in the range of $16.00 to $20.00 per share of Cornell common stock. Bidder Z was granted access to the online data room and participated in a management presentation.

        Between June 13 and July 19, 2006, John R. Nieser, Chief Financial Officer, Mr. Hyman and Mr. Erwin made presentations to the five remaining potential financial buyers and the one potential strategic buyer, Bidder Z, that had submitted preliminary first round indications of interest prior to that time, and responded to follow-up due diligence inquiries. Following this process, three potential financial buyers determined not to pursue a transaction with us.

        On July 19, 2006, Rothschild sent a final bid process letter and a draft merger agreement to each of the five remaining potential financial buyers and to Bidder Z, the one potential strategic buyer, setting forth the requisite components for the final bids. Each was advised in the final bid process letter that the deadline for the receipt of second round bids was July 31, 2006. The final bid process letter stated that the special committee would oversee the evaluation of all proposals received and requested that potential buyers submit written bid packages stating a single price per share to be paid for 100% of Cornell's capital stock. The final bid process letter also requested that each bid include (1) a copy of the draft merger agreement marked with any proposed changes, (2) a detailed description of financing arrangements, including proposed financing sources and any commitment letters, (3) a description of any necessary approvals required to complete a transaction, (4) a description of any additional due diligence requirements and (5) a description of any other material conditions or contingencies to be resolved prior to consummation of a transaction. In the letter, Rothschild also explained that its representatives would be available to assist each bidder in its evaluation of the transaction.

        On July 31, 2006, Rothschild received second round indications of interest from Veritas III and another potential financial buyer ("Bidder X"), along with a mark-up of the draft merger agreement from each of them. Rothschild also received from Bidder Z a second round indication of interest that did not comply with the bidding guidelines because it did not indicate a single price to be paid for each share of Cornell common stock but instead reiterated the $16.00—$20.00 per share range that Bidder Z had submitted with its first round indication of interest. In addition, Bidder Z did not include a mark-up of the draft merger agreement, as requested in the final bid process letter. On that same day, Rothschild received a preliminary first round indication of interest from another potential strategic buyer ("Bidder Y"), which also did not include a mark-up of the draft merger agreement, with a value range between $17.00 and $18.00 per share of Cornell common stock. Bidder Y had originally been contacted and sent a confidentiality agreement in early June 2006.

        On August 2, 2006, following a meeting of the special committee and as part of a regularly scheduled board meeting, our board received an update on the status of the strategic alternatives process and discussed and evaluated the second round indications of interest. Rothschild informed our board that it had received the following second round indications of interest (certain names have been withheld pursuant to confidentiality agreements):

Financial Buyer	Bid Per Share of Cornell Common Stock	Provided Merger Agreement Comments
Veritas III	$17.75(1)	Yes
Bidder X	$18.25	Yes
Strategic Buyer	Bid Per Share of Cornell Common Stock	Provided Merger Agreement Comments
Bidder Y	Range Between $17.00 and $18.00	No
Bidder Z	Range Between $16.00 and $20.00	No

(1)
Veritas III later revised its second round bid to $18.25.

        In assessing the second round bids, the special committee considered a number of factors, including Bidder Z's revised initial indication of interest bid range. The special committee noted that Bidder Z chose not to indicate a single price per share bid or narrow its initial indication of interest of between $16.00 and $20.00 in the second round despite having received (1) a formal management presentation that included material non-public information, (2) access to an on-line data room, (3) the opportunity to send a list of any follow-up due diligence questions, (4) additional time to review the confidential non-public information memorandum and (5) the explicit bid instructions to provide a price per share offer. The special committee noted that the low end of Bidder Z's bid range represented a discount to the then prevailing trading price of Cornell and that the mid-point of Bidder Z's range was below Bidder X's bid (and ultimately Veritas III's revised second round bid). In addition, the special committee noted that Bidder Z, unlike other bidders, had previously performed due diligence on Cornell in a prior process and, unlike the potential financial bidders, operated in the adult secure market, providing it unique insight and understanding of that aspect of Cornell's business. Further, the special committee noted that Bidder Z was first informed of a potential sales process in May 2006, was sent a confidentiality agreement on June 1, 2006 and received the draft merger agreement on the same date that potential financial bidders received the draft merger agreement, and that despite these facts, Bidder Z chose not to provide a mark-up of the draft merger agreement, the terms and conditions of which were critical in assessing its bid. Finally, the special committee noted that Bidder Z had expressed its view that one of Cornell's divisions was less strategic to Bidder Z than Cornell's other divisions and that it had concerns about the cost of separating Cornell's three divisions. Based on these collective facts and observations, the special committee determined that Bidder Z was not reasonably likely to consummate a transaction that would provide greater value than Veritas III.

        The special committee also noted that Bidder Y provided a range of value, the top of which was below Bidder X's bid (and ultimately Veritas III's revised second round bid). In addition, the special committee noted that when Bidder Y was initially contacted on June 2, 2006 and sent a confidentiality agreement, Bidder Y expressed its view that one of Cornell's divisions was less strategic to Bidder Y than Cornell's other divisions. After the initial contact and several follow-up inquiries, Bidder Y chose not to become involved in the process until the end of July, almost two full months after it was first invited to participate in the process. The special committee noted that Bidder Y did not schedule a management presentation despite being offered the opportunity to do so and chose not to provide a mark-up of the draft merger agreement, the terms and conditions of which were critical in assessing its bid, despite being explicitly asked to do so and having been advised that the process was nearing an end. Based on these facts and observations, the special committee determined that Bidder Y was not reasonably likely to consummate a transaction that would provide greater value than Veritas III.

        Following a thorough discussion of these second round indications of interest, the special committee recommended to our board that it authorize us to enter into exclusive negotiations with Bidder X. Our board authorized such action at that time and we entered into an exclusivity agreement with Bidder X on August 3, 2006.

        On August 8, 2006, following further due diligence investigation of us by Bidder X, Bidder X determined not to pursue a transaction based on its prior representations and released us from our obligations under an exclusivity agreement with Bidder X.

        Following further discussions with Rothschild, Veritas III, which had provided a mark-up of the draft merger agreement with its second round indication of interest, advised Rothschild that it was willing to pursue a transaction with us at a value of $18.25 per share of Cornell common stock. On August 9, 2006, based on Veritas III's revised indication of interest, the due diligence investigation Veritas III had conducted to date, the terms of the draft merger agreement mark-up submitted by Veritas III and the fact that Veritas III did not require a financing condition to close a transaction, our board of directors authorized us to enter into exclusive negotiations with Veritas III and we executed an exclusivity agreement with it in connection therewith. Our board of directors decided not to contact Bidder Y or Bidder Z at this point because Veritas III's proposal included a price that was higher than the range of Bidder Y's proposal and higher than the midpoint of Bidder Z's proposed range (the low end of which represented a discount to Cornell's then-prevailing trading price), and because of its belief, based upon those bidders' prior actions during the process, that neither of them was truly interested in making a serious bid for Cornell. In addition, the board believed that even if they were serious about making a bid, each would require significant time to develop a credible bid and that there was a significant risk that Veritas III, who our board believed was aware that Bidder X had dropped out of the process, might withdraw its indication of interest if we sought to prolong the process to give Bidder Y and Bidder Z more time to prepare a bid that offered more value to our stockholders than the revised bid of Veritas III.

        Thereafter, Veritas III held numerous meetings with our executive management (principally Mr. Hyman, Mr. Erwin and Mr. Croft) and, along with its business and legal advisors, commenced extensive financial, business and legal due diligence of our company.

        During the same period, we, including Rothschild, counsel for the special committee and Hunton & Williams LLP, our counsel retained for this transaction, negotiated a variety of open issues, including whether Pirate Capital would enter into a voting agreement, the timing of the closing, the scope of the representations that we would make in the merger agreement, the terms of the "no-shop" provisions of the merger agreement, the amount of the breakup fee and the conditions to closing the transaction.

        The exclusivity period with Veritas III expired by its terms on August 25, 2006.

        On August 24, 2006, Veritas III made a proposal to us regarding the extension of its exclusivity period. On August 29, 2006, we issued a press release announcing that our general counsel had resigned for reasons unrelated to Cornell on August 26, 2006. On August 29, 2006, the special committee met to consider Veritas III's proposal regarding an extension of its exclusivity period and, after approval of our board of directors, on September 2, 2006 we entered into an agreement with Veritas III that extended the exclusivity period until October 2, 2006. The agreement also required us to conduct surveys and environmental studies for our owned real property, engage outside advisors to perform certain elements of the due diligence and outlined conditions for the timing of closing the transaction.

        Commencing on September 2, 2006 and continuing until October 6, 2006, Veritas III continued its financial, business and legal due diligence of us and we and Veritas III continued to negotiate the terms and conditions of the merger agreement.

        During the afternoon and evening of October 6, 2006, following a meeting of the special committee, our board convened to consider the acquisition and the proposed merger agreement. In connection with its deliberations, our board considered written materials distributed to it in advance of the meeting by Rothschild, as well as written materials (including the merger agreement) submitted by counsel. After receiving the recommendation of the special committee, our board unanimously determined that the merger was advisable and in the best interest of holders of Cornell common stock and approved the merger agreement, the merger and the other transactions contemplated thereby and recommended that holders of Cornell common stock approve and adopt the merger agreement. After the meeting, the written opinion of Rothschild, dated October 6, 2006, to the effect that, as of that date and based on and subject to the matters described therein, the merger consideration is fair to the holders of Cornell common stock (viewed solely in their capacities as holders of shares of Cornell common stock), from a financial point of view, was distributed to our board.

        Late in the evening on October 6, 2006, the parties executed the merger agreement and Pirate Capital and Veritas III entered into the voting agreement. We publicly announced the transaction early in the morning on October 9.

Reasons for the Merger; Recommendation of the Special Committee and Cornell's Board of Directors

Special Committee

        The special committee, acting with the advice and assistance of independent legal and financial advisors, evaluated the merger proposal and assisted in the negotiation of its terms, including the terms and conditions of the merger agreement. The special committee determined that the merger, the merger agreement and the consummation of the transactions contemplated thereby are in the best interests of Cornell's stockholders and unanimously recommended that our board of directors (1) approve and declare advisable the merger, the merger agreement and the consummation of the transactions contained therein, (2) direct that the merger agreement be submitted to Cornell's stockholders for a vote at a meeting of Cornell's stockholders and (3) resolve to recommend that Cornell's stockholders approve and adopt the merger agreement.

        In the course of making its determination, the special committee considered the following substantive factors and potential benefits of the merger, each of which the special committee believed supported its decision:

  •
  the then-current and historical market prices of Cornell common stock, including the market price of Cornell common stock relative to those of other industry participants and general market indices, and the fact that the cash merger consideration of $18.25 per share represented a premium of approximately 30.5% to the closing share price of Cornell common stock on May 22, 2006, the last trading day prior to rumors of a sale of Cornell first appearing in the media, a 26.6% premium to the eighteen month average closing share price of Cornell common stock (including the period following the rumors of a sale of Cornell first appearing in the media) prior to and including October 4, 2006 and a 57.3% premium to the eighteen month low of $11.60 per share of Cornell common stock,

  •
  its belief that the merger was more favorable to Cornell stockholders than the alternatives of pursuing other strategic initiatives such as stock repurchases, divestitures of selected assets, potential acquisitions or a leveraged recapitalization because of the potential risks (including execution risks), costs and uncertainties associated with those alternatives as compared with the merger (including tax costs and payments under Cornell's debt securities and other obligations, the payment of which would be triggered by, or necessary as a result of, such alternative transactions),

  •
  discussions with Cornell management and Rothschild regarding the potential transaction with Cornell Holding, as well as our business and financial condition, free cash flow attributes, debt capital structure, competitive position, business strategy, strategic options and prospects, as well as the risks involved in achieving those prospects, the nature of our business and the industry in which we compete, and current industry, economic and market conditions, both on a historical and on a prospective basis, which contributed to its belief that the merger was more favorable to Cornell stockholders than the alternative of remaining a stand-alone, independent company because of the uncertain returns to Cornell stockholders if Cornell remained independent, as well as the risks involved in achieving those returns,

  •
  the fact that Cornell, with the assistance of our advisors, had conducted a wide ranging process to solicit indications of interest in a transaction, including (1) contacting 47 potentially interested financial and strategic parties, (2) executing 30 confidentiality agreements and (3) receiving eight preliminary indications of interest, as described under "Background of the Merger,"

  •
  its belief that Cornell obtained the highest price per share that Cornell Holding would pay,

  •
  the fact that the $18.25 price per share represented the highest final bid price received from all parties contacted in soliciting indications of interest under the process discussed above under "Background of the Merger,"

  •
  its belief that Bidder Z, although providing a range of potential value, the high point of which exceeded $18.25 per share (and the low point of which represented a discount to the then prevailing trading price), was not truly interested in making a serious bid for Cornell, based on its actions described above under "Background of the Merger,"

  •
  the fact that the consideration to be received in the merger is all cash and provides Cornell stockholders certainty of value for their shares,

  •
  the financial presentation of Rothschild to the effect that, as of the date of such presentation and based on and subject to the matters described therein, the merger consideration is fair to the holders of Cornell common stock (viewed solely in their capacities as holders of shares of Cornell common stock), from a financial point of view,

  •
  the historically low trading volume of Cornell common stock, which limited the ability of Cornell stockholders to realize liquidity in the public market for their shares,

  •
  the availability of appraisal rights to holders of Cornell common stock who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if they are dissatisfied with the $18.25 price per share to be paid in the merger,

  •
  the agreement of Pirate Capital LLC and certain stockholders affiliated with Pirate Capital, which hold in the aggregate approximately 16.6% of Cornell common stock, to vote the shares held by them in favor of the approval and adoption of the merger agreement, which evidences the support for the merger by a significant Cornell stockholder who is familiar with Cornell,

  •
  the terms of the merger agreement that permit us to respond to competing proposals and, upon the payment of an $8 million fee plus Cornell Holding's reasonable and documented out-of-pocket fees and expenses (not to exceed $2.5 million), to accept a proposal that our board determines to be superior to the merger, under certain circumstances as more fully described under "The Merger Agreement—No Solicitation of Alternative Transactions," which permits potential bidders to make a bid for Cornell despite our having entered into the merger agreement,

  •
  the understanding of the special committee, after consulting with its financial and legal advisors, that the termination fee of $8 million to be paid by Cornell if the merger agreement is terminated under certain circumstances, is reasonable, customary and not preclusive,

  •
  the terms of the merger agreement that allow our board, under certain circumstances, to change its recommendation that Cornell stockholders vote in favor of the approval and adoption of the merger agreement, which permits the special committee and the board of directors to continue to evaluate the merger and communicate their views concerning the desirability of the merger to Cornell's stockholders,

  •
  the absence of a financing condition and the requirement that any breach by Cornell of its representations, warranties or covenants set forth in the merger agreement have a material adverse effect for the related closing conditions to not be met,

  •
  its belief that the financing commitment letter provided by Cornell Holding evidenced a strong commitment on the part of its lenders,

  •
  its belief, based on an extensive period of negotiation, that the other terms of the merger agreement, including the limited guarantee of Veritas III, Cornell Holding's parent, and the respective representations, warranties and covenants of the parties, represented the most favorable terms to Cornell and its stockholders that were attainable,

  •
  the fact that the merger is subject to the approval of Cornell's stockholders, who, other than Pirate Capital LLC and certain stockholders affiliated with Pirate Capital, would be free to vote against the transaction with Cornell Holding,

  •
  the efforts made by the special committee and its advisors to negotiate a merger agreement favorable to Cornell and its stockholders,

  •
  the likelihood that the merger would be consummated, in light of the experience, reputation and financial capability of Veritas III, Cornell Holding's parent,

  •
  the compliance, insurance, regulatory and other costs to Cornell of being a public company listed on the New York Stock Exchange, and

  •
  the fact that Cornell publicly announced on June 5, 2006, that it had retained a financial adviser to assist it in its analysis and consideration of a range of strategic alternatives to maximize shareholder value.

        The special committee also considered a variety of risks and other potentially negative factors concerning the merger agreement and the merger, including the following:

  •
  the risks and costs to Cornell if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on its business and relationships with customers and suppliers,

  •
  the fact that Cornell stockholders will not participate in any future earnings or growth of the surviving company and will not benefit from any appreciation in value of Cornell, including any appreciation in value that could be realized as a result of improvements to its operations,

  •
  the risk that, while the merger is expected to be completed, there can be no assurance that all the conditions to the parties' obligations to complete the merger will be satisfied and, as a result, it is possible that the merger may not be completed even if approved by Cornell's stockholders,

  •
  the restrictions on the conduct of Cornell's business prior to the completion of the merger, requiring Cornell to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent Cornell from undertaking business opportunities that may arise pending completion of the merger,

  •
  the fact that an all cash transaction would be taxable to Cornell stockholders that are U.S. persons for U.S. federal income tax purposes,

  •
  the risk that the financing contemplated by Cornell Holding's financing commitment letter for the consummation of the merger might not be obtained,

  •
  the fact that the terms of the merger agreement prohibit solicitation of other proposals, and

  •
  the fact that Cornell is entering into a merger agreement with a newly formed corporation with essentially no assets and that Cornell's remedy in connection with a breach of the merger agreement by Cornell Holding or Merger Sub is limited to $8 million.

        This discussion summarizes the material information and factors considered by the special committee in its consideration of the merger. After considering these factors, the special committee concluded that the positive factors relating to the merger agreement and the merger outweighed the potential negative factors. The special committee considered all of the factors as a whole and, in light of the complexity of these matters, did not find it practicable to quantify, or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. In addition, individual members of the special committee may have given different weights to different factors. The special committee unanimously approved and recommended the merger agreement and the merger based upon the totality of the information presented to and considered by it.

Cornell's Board of Directors

        Cornell's board of directors, acting upon the unanimous recommendation of the special committee at a meeting described above on October 6, 2006, unanimously (1) determined that the merger is in the best interests of Cornell's stockholders and declared it advisable to enter into the merger agreement, (2) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, (3) resolved to recommend that Cornell's stockholders approve and adopt the merger agreement and directed that such matter be submitted for consideration of Cornell's stockholders at the stockholders meeting, (4) approved, for purposes of Section 203 of the General Corporation Law of the state of Delaware, which we refer to as the DGCL, Cornell entering into and performing its obligations under the merger agreement and consummating the transactions contemplated thereby, including the merger, so that Cornell Holding will not be subject to the restrictions of "business combinations" as a result of the transactions contemplated by the merger agreement for purposes of Section 203 of the DGCL and (5) in order to comply with all applicable requirements of the antitrust laws of any jurisdictions, authorized the appropriate officers of Cornell, in the name of and on behalf of Cornell, to prepare, execute and file or to cause to be filed any reports, statements, documents and information required to be filed by Cornell pursuant to such antitrust laws and to respond to all requests for additional information and to meet and confer or to cause counsel to meet and confer with the applicable officials of such jurisdictions relating to the merger agreement and the transactions contemplated thereby.

        Our board of directors has determined that all of our directors are "independent" as required by applicable laws and regulations, by the listing standards of the New York Stock Exchange and by our board's corporate governance guidelines, other than James E. Hyman, our chairman and chief executive officer. As noted in "Background of the Merger," although our board of directors delegated certain responsibilities to the special committee, our board of directors retained the final authority to make any decision to accept or enter into any transaction. In addition, as described in "Background of the Merger," our board of directors periodically received updates from the special committee and updates and presentations from Rothschild concerning a possible transaction. In general, the presentations made to the board of directors by Rothschild were the same presentations made by Rothschild to the special committee. Thus, in making the determinations described in the prior paragraph, Cornell's board of directors considered the same factors considered by the special committee above, including (1) a variety of business, financial and market factors, (2) the financial presentation of Rothschild, including the opinion of Rothschild as to the fairness, from a financial point of view, to the holders of Cornell common stock (viewed solely in their capacities as holders of shares of Cornell common stock) of the merger consideration to be received by such holders and (3) the unanimous recommendation of the special committee.

        This discussion summarizes the material information and factors considered by Cornell's board in its consideration of the merger. After considering these factors, Cornell's board concluded that the positive factors relating to the merger agreement and the merger outweighed the potential negative factors. Cornell's board considered all of the factors as a whole and, in light of the complexity of these matters, did not find it practicable to quantify, or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. In addition, individual members of Cornell's board may have given different weights to different factors. Cornell's board unanimously approved and recommended the merger agreement and the merger based upon the totality of the information presented to and considered by it. Cornell's board of directors recommends that you vote "FOR" the approval and adoption of the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate.

Opinion of Cornell's Financial Advisor

        Cornell retained, on behalf of its board of directors, Rothschild to act as exclusive financial advisor in connection with its evaluation of possible strategic transactions, including the proposed merger. Cornell selected Rothschild based on its reputation and experience. As part of its investment banking business, Rothschild regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, private placements and other transactions.

        In connection with this engagement, Cornell's board of directors requested that Rothschild deliver a fairness opinion in connection with the proposed merger. On October 6, 2006, at a meeting of Cornell's board of directors held to evaluate the proposed merger, Rothschild delivered to Cornell's board of directors its written opinion, dated October 6, 2006, to the effect that, as of that date and based on and subject to the matters described in its written opinion, the merger consideration to be paid pursuant to the transaction is fair, to the holders of shares of Cornell common stock (viewed solely in their capacities as holders of shares of Cornell common stock), from a financial point of view.

        The type and amount of consideration payable in the merger was determined through negotiation between Cornell and Cornell Holding, and the decision to approve the merger and related transactions was solely that of Cornell and its board of directors. No other instructions or limitations were imposed by the board of directors on Rothschild with respect to the investigations made or procedures followed by Rothschild in rendering its opinion.

        The full text of Rothschild's written opinion, dated October 6, 2006, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Appendix C and is incorporated into this proxy statement by reference. We encourage you to read this opinion in its entirety. Rothschild's opinion was provided for the information of Cornell's board of directors in connection with its evaluation of the merger, is limited to the fairness, from a financial point of view, of the merger consideration and does not address any other aspect of the merger or any related transaction, including any potential arrangements with Cornell's management. Rothschild's opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger or any related transactions. Rothschild's opinion does not address the relative merits of the merger and alternative business strategies that might exist for Cornell, nor does it address any other transaction that Cornell has considered or may consider or the decision of Cornell or its board of directors to proceed with the merger and related transactions. Rothschild has consented to the inclusion of its opinion and the disclosures contained under the heading "Opinion of Cornell's Financial Advisor" in this proxy statement.

        In arriving at its opinion, Rothschild, among other things:

  •
  reviewed the merger agreement and related documents,

  •
  discussed the proposed merger with Cornell's management, board of directors, advisors and other representatives,

  •
  reviewed publicly available business and financial information relating to Cornell,

  •
  reviewed audited and unaudited financial statements and other financial and operating data of Cornell,

  •
  reviewed financial forecasts relating to Cornell regarding the future financial performance of Cornell provided to or discussed with Rothschild by Cornell's management,

  •
  held discussions with Cornell's management regarding the past and current operations and financial condition and prospects of Cornell,

  •
  compared the financial performance of Cornell with those of publicly traded companies that Rothschild deemed to be generally relevant in evaluating Cornell,

  •
  reviewed, to the extent publicly available, the financial terms of public transactions that Rothschild deemed to be generally relevant in evaluating the merger,

  •
  reviewed the estimated present value of the unlevered, after-tax free cash flows of Cornell for the second half of fiscal year 2006 through the fiscal year ending December 31, 2010 based on the financial forecast provided to Rothschild by Cornell's management,

  •
  at the direction of Cornell's board of directors and the special committee, contacted third parties agreed to by Cornell to solicit indicative bids for Cornell, and

  •
  considered other factors and information as Rothschild deemed appropriate in arriving at its opinion.

        In rendering its opinion, Rothschild did not assume any obligation independently to verify any information utilized, reviewed or considered by Rothschild in formulating its opinion and relied on such information being accurate and complete in all material respects. With respect to the financial forecast and other information and operating data for Cornell regarding the future financial performance of Cornell provided to or otherwise discussed with Rothschild by Cornell's management, Rothschild was advised, and assumed, that this forecast was reasonably prepared on bases reflecting the best currently available estimates and judgments of Cornell's management as to the future financial performance of

Cornell. Rothschild also assumed, at Cornell's direction, that there had not occurred any material change in the assets, financial condition, results of operations, business or prospects of Cornell since the dates on which the most recent financial statements or other financial and business information relating to Cornell were made available to Rothschild. Rothschild further assumed, with Cornell's consent, that the merger and related transactions would be consummated in all material respects in accordance with the terms and conditions described in the merger agreement and related documents without any waiver or modification and that all governmental, regulatory and other consents and approvals necessary for the consummation of the merger and related transactions would be obtained without any adverse effect on Cornell or the merger. Rothschild did not assume responsibility for making any independent evaluation, appraisal or physical inspection of any of the assets or liabilities, contingent or otherwise, of Cornell. Rothschild's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Rothschild as of the date of its opinion. Accordingly, although subsequent developments may affect Rothschild's opinion, Rothschild has not assumed any obligation to update, revise or reaffirm its opinion.

        In preparing its opinion, Rothschild performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a comprehensive description of all analyses and factors considered by Rothschild. The preparation of a fairness opinion is a complex analytical process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Rothschild believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        Rothschild employed several analytical methodologies and no one method of analysis should be regarded as critical to the overall conclusion reached by Rothschild. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Rothschild is based on all analyses and factors taken as a whole and also on application of Rothschild's experience and judgment, which conclusion may involve significant elements of subjective judgment and qualitative analysis. Rothschild therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analyses it performed. In its analyses, Rothschild considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Cornell. No company, transaction or business used in those analyses as a comparison is identical to Cornell or the proposed merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

        The estimates contained in Rothschild's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Rothschild's analyses and estimates are inherently subject to substantial uncertainty.

        Rothschild's opinion and analyses were only one of many factors considered by Cornell's board of directors in its evaluation of the merger and should not be viewed as determinative of the views of Cornell's board of directors or management with respect to the proposed merger or the merger consideration.

        The following is a summary of the material financial analyses, each of which is a standard valuation methodology customarily undertaken in transactions of this type, performed by Rothschild in connection with the rendering of its opinion, dated October 6, 2006, to Cornell's board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand Rothschild's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Rothschild's financial analyses.

Market Price Analysis

        Rothschild performed a market price analysis in order to compare historical trading prices of Cornell common stock with the merger consideration provided for in the merger agreement. In this analysis, Rothschild reviewed the historical trading prices for Cornell common stock based on the time periods including the close of the New York Stock Exchange on October 4, 2006(1), the close of the New York Stock Exchange on May 22, 2006 (the "Unaffected" price date)(2), the six month average closing price from April 4, 2006 to October 4, 2006, the one year average closing price from October 4, 2005 to October 4, 2006 and the eighteen month average, high and low closing prices from April 4, 2005 to October 4, 2006(3):

Per Share Merger Consideration Compared to:	Cornell Price Per Share	Per Share Merger Consideration Premium/(Discount)
Closing price on 10/4/2006(1)	$17.24	5.9%
"Unaffected" price(2)	$13.98	30.5%
Six month average price	$15.93	14.6%
One year average price	$14.95	22.1%
Eighteen month average price	$14.42	26.6%
Eighteen month high price (9/20/2006)(3)	$18.40	(0.8)%
Eighteen month low price (5/9/2005)	$11.60	57.3%

(1)
Two trading days prior to Cornell's board of directors meeting held to evaluate the proposed merger.

(2)
"Unaffected" price represents the price on May 22, 2006, one day prior to a Mergermarket article which reported that Cornell was rumored to be for sale. On June 5, 2006, Cornell publicly announced it had retained a financial advisor to pursue strategic alternatives. The closing share price on June 2, 2006, the Friday prior to that public announcement, was $16.99.

(3)
Eighteen month high as of September 20, 2006, is subsequent to the June 5, 2006 public announcement that Cornell retained a financial advisor to pursue strategic alternatives.

Relative Trading Analysis

        Rothschild reviewed the share price trading history of Cornell's common stock for the eighteen-month period ending October 4, 2006 on a stand-alone basis and also in relation to the S&P 500 index and to a composite index of four publicly traded companies in the adult correctional and adult community-based services business, referred to below as the "Adult Public Companies," and three publicly traded companies in the juvenile correctional, juvenile community-based and juvenile outsourced government services business, referred to below as the "Juvenile Public Companies." These companies were selected because they engage in a business similar to Cornell's Adult Secure and Adult

Community-Based businesses (collectively, the "Adult Business") and/or Cornell's Youth Services business (the "Juvenile Business").

Adult Public Companies	Juvenile Public Companies
• Avalon Correctional Services, Inc.	• MAXIMUS, Inc.
• Corrections Corporation of America	• The Providence Service Corporation
• The GEO Group, Inc.	• Res-Care, Inc.
• Res-Care, Inc.

Selected Public Companies Analysis

        Rothschild performed a selected public companies analysis in order to derive an implied per share equity reference range for Cornell from the market value and trading multiples of other publicly traded companies and then compared this implied per share equity reference range with the merger consideration provided for in the merger agreement. Given the mix of Cornell's business operations and the limited number of publicly traded companies with business operations directly comparable to those of Cornell, Rothschild analyzed the market values and trading multiples of Cornell and selected publicly traded companies with lines of business, or operating and financial characteristics, generally similar to those of Cornell. Using publicly available information, Rothschild analyzed the market values and trading multiples of Cornell and the corresponding trading multiples of the Adult Public Companies and the Juvenile Public Companies listed above under "Relative Trading Analysis."

        All multiples were based on closing stock prices on October 4, 2006. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for Cornell were based on internal estimates of Cornell's management. Rothschild reviewed enterprise values of the selected companies as multiples of, among other things, latest twelve months to June 30, 2006, estimated calendar year 2006 and estimated calendar year 2007 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, and earnings before interest and taxes, commonly referred to as EBIT. Rothschild calculated enterprise values as equity value, plus total debt, preferred stock and minority interest, less cash. This analysis indicated the following:

Adult Public Companies	Low	Mean	Median	High
Enterprise Value/LTM EBITDA	4.9x	10.1x	11.0x	13.4x
Enterprise Value/2006E EBITDA(1)	8.2x	10.6x	11.0x	12.7x
Enterprise Value/2007E EBITDA(1)	7.3x	9.2x	9.4x	11.0x
Enterprise Value/LTM EBIT	6.5x	13.3x	14.6x	17.6x
Enterprise Value/2006E EBIT(1)	9.8x	13.8x	15.1x	16.6x
Enterprise Value/2007E EBIT(1)	8.6x	12.0x	13.2x	14.2x
Juvenile Public Companies	Low	Mean	Median	High
Enterprise Value/LTM EBITDA	7.5x	9.9x	9.5x	12.5x
Enterprise Value/2006E EBITDA	6.4x	8.4x	8.2x	10.6x
Enterprise Value/2007E EBITDA	5.8x	7.1x	7.3x	8.3x
Enterprise Value/LTM EBIT	10.2x	12.0x	11.6x	14.4x
Enterprise Value/2006E EBIT	7.6x	9.9x	9.8x	12.1x
Enterprise Value/2007E EBIT	6.9x	8.3x	8.6x	9.3x

(1)
Excludes Avalon Correctional Services, Inc. due to unavailable projected data.

        Rothschild also reviewed equity values of the selected companies as a multiple of, among other things, estimated calendar year 2006 and estimated calendar year 2007 net income. This analysis indicated the following:

Adult Public Companies	Low	Mean	Median	High
Equity Value/2006E Net Income(1)	16.0x	20.6x	18.7x	27.0x
Equity Value/2007E Net Income(1)	14.0x	18.1x	18.1x	22.2x
Juvenile Public Companies	Low	Mean	Median	High
Equity Value/2006E Net Income	16.0x	18.5x	17.0x	22.3x
Equity Value/2007E Net Income	14.0x	15.5x	14.8x	17.7x

(1)
Excludes Avalon Correctional Services, Inc. due to unavailable projected data.

        After taking into account, among other things, the selected companies' market capitalization, scale, capacity, business mix, concentration of revenue, cash flow attributes, historical trading activity, and other factors, Rothschild then applied ranges of selected multiples derived from the selected companies to the corresponding financial data of Cornell. Based on a relative weighting of Cornell's Adult Business and Juvenile Business, Rothschild utilized the following reference range:

Reference Range
Enterprise Value/LTM EBITDA	8.9x - 12.4x
Enterprise Value/2006E EBITDA	8.0x - 10.9x
Enterprise Value/2007E EBITDA	7.0x - 9.3x
Enterprise Value/LTM EBIT	11.4x - 16.9x
Enterprise Value/2006E EBIT	9.7x - 15.1x
Enterprise Value/2007E EBIT	8.5x - 13.3x
Equity Value/2006E Net Income	16.0x - 20.0x
Equity Value/2007E Net Income	14.0x - 18.0x

        Based on the average of the low and the average of the high implied equity reference ranges derived from these multiples, this analysis indicated the following approximate implied per share equity reference range for Cornell, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for Cornell	Per Share Merger Consideration
$14.92 - $26.36	$18.25

Selected Precedent Transactions Analysis

        Rothschild performed a selected precedent transactions analysis in order to derive an implied per share equity reference range for Cornell from transaction value multiples in merger and acquisition transactions involving other publicly traded companies and then compared this implied per share equity reference range with the merger consideration provided for in the merger agreement. Using publicly available information, Rothschild analyzed the transaction value multiples paid in the following sixteen selected transactions involving companies with business operations that generally reflected similar characteristics to Cornell's Adult Business and/or Juvenile Business:

Target		Acquiror		Date Announced
•	Alternative Behavioral Services, Inc.	•	Psychiatric Solutions, Inc.	May 2006
•	National Mentor Holdings, Inc.	•	Vestar Capital Partners	March 2006
•	ACS Workforce Services Group	•	Res-Care, Inc.	November 2005
•	CRC Health Corporation	•	Bain Capital	October 2005
•	KEYS Group Holdings, LLC	•	Universal Health Services	October 2005
•	Youth Services International, Inc.	•	James Slattery (founder of Correctional Services Corp.)	September 2005
•	Correctional Services Corp.	•	The GEO Group, Inc.	July 2005
•	Ardent Health Services	•	Psychiatric Solutions, Inc.	March 2005
•	Correctional Systems, Inc.	•	Cornell Companies, Inc.	January 2005
•	Youth and Family Centered Services, Inc.	•	TA Associates, Inc.	June 2004
•	Global Solutions Limited	•	Englefield Capital/Electra Partners	May 2004
•	Res-Care, Inc.	•	Onex Corporation	March 2004
•	National Misdemeanant	•	MAXIMUS Inc.	May 2003
•	Ramsay Youth Services, Inc.	•	Psychiatric Solutions, Inc.	April 2003
•	The Wackenhut Corporation	•	Group 4 Securicor plc	March 2002
•	National Mentor Holdings, Inc.	•	Madison Dearborn Partners, Inc.	January 2001

        Rothschild compared transaction values in the selected transactions as multiples of latest 12 months EBITDA and EBIT. This analysis indicated the following:

	Low	Mean	Median	High
Enterprise Value/LTM EBITDA	5.1x	8.5x	8.0x	12.6x
Enterprise Value/LTM EBIT	5.3x	11.4x	10.6x	19.0x

        Based on the range of selected transaction multiples, Rothschild utilized the following reference range:

Reference Range
Enterprise Value/LTM EBITDA	7.5x - 9.5x
Enterprise Value/2006E EBITDA	7.5x - 9.5x
Enterprise Value/LTM EBIT	10.0x - 12.0x
Enterprise Value/2006E EBIT	10.0x - 12.0x

        Based on the average of the low and the average of the high implied equity reference ranges derived from these multiples, this analysis indicated the following approximate implied per share equity reference range for Cornell, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for Cornell	Per Share Merger Consideration
$12.62 - $19.49	$18.25

Discounted Cash Flow Analysis

        Rothschild performed a discounted cash flow analysis of Cornell in order to derive an implied per share equity reference range for Cornell if it were to remain an independent public company and then compared this implied per share equity reference range with the merger consideration provided for in the merger agreement. In this analysis, Rothschild calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Cornell could generate over the second half of fiscal year 2006 through 2010 utilizing financial forecasts provided to Rothschild by Cornell's management and discount rates ranging from 10% to 12% based on the weighted average cost of capital for the Adult Public Companies and Juvenile Public Companies referred to above under "Selected Public Companies Analysis." Rothschild then calculated a range of estimated terminal values for Cornell utilizing the perpetuity growth valuation methodology. In conducting the terminal valuation, Rothschild utilized Cornell's calendar year 2010 estimated unlevered, after-tax free cash flow, free cash flow perpetuity growth rates of 1.5% to 3.5% and discount rates of 10% to 12%. To determine the implied equity value for Cornell, Rothschild subtracted debt and added cash to the implied enterprise value for Cornell. Based on the range of perpetuity growth rates and discount rates, this analysis indicated the following approximate implied per share equity reference range for Cornell, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for Cornell	Per Share Merger Consideration
$16.00 - $19.50	$18.25

Other Factors

        MCF Consideration.    MCF relates to the sale and leaseback transaction entered into by Cornell in 2001 with Municipal Corrections Finance, L.P. In rendering its opinion, Rothschild reviewed and considered other factors, including the cashflow implications of the MCF debt structure that requires Cornell to satisfy annual interest and debt amortization of approximately $25 million per year. Rothschild compared the implied multiples generated if MCF related debt were to theoretically be treated on an off-balance sheet basis thereby removing the $165.7 million of 8.47% MCF bonds from Cornell's balance sheet and enterprise value calculation and reducing Cornell's EBITDA and EBIT by approximately $25 million of implied annual MCF rent expense. Rothschild noted that the implied EBITDA and EBIT transaction multiples that Veritas III is paying for Cornell are higher if MCF related debt is theoretically treated on an off-balance sheet basis as opposed to the current consolidated GAAP accounting treatment. The following chart shows the implied enterprise value multiples based on the treatment of MCF related debt on both a GAAP accounting basis and a theoretical off-balance sheet basis.

Implied Enterprise Value Multiples		GAAP Accounting	Theoretical MCF Off-Balance Sheet Treatment
EBITDA	2005A	11.0x	15.8x
	2006E	8.2x	9.3x
	2007E	7.5x	8.0x
EBIT	2005A	16.1x	32.4x
	2006E	11.6x	15.1x
	2007E	10.5x	12.5x

        Leveraged Buy-Out Analysis.    Rothschild also conducted a leveraged buy-out ("LBO") analysis based on, among other things, (1) a range of total leverage from 5.5x to 6.0x debt to EBITDA, (2) an equity investment that would achieve a minimum rate of return in the range of 20% - 30% on equity invested and (3) projected EBITDA terminal values consistent with implied entry acquisition multiples.

Based on the range of these and certain other assumptions, this analysis indicated the following approximate implied per share equity reference range for Cornell, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for Cornell	Per Share Merger Consideration
$12.00 - $20.00	$18.25

        Rothschild compared the results and assumptions of its LBO analysis to the preliminary indications of interest and final bids received from leveraged buy-out firms. In addition to the six potential strategic buyers approached, Rothschild approached 41 potential financial buyers, all of which are large, well-capitalized leveraged buy-out firms. Of the financial buyers contacted, six made preliminary first round indications of interest. Rothschild noted that the merger consideration of $18.25 was the highest final bid received from either potential financial or strategic buyers.

Miscellaneous

        Under the terms of its engagement, Cornell has agreed to pay Rothschild for its financial advisory services a transaction fee based on a percentage of the total consideration, including outstanding indebtedness assumed, payable in the merger. The aggregate fee payable to Rothschild currently is estimated to be approximately $4.6 million. Cornell also has agreed to reimburse Rothschild for reasonable expenses incurred by Rothschild in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Rothschild and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement. The terms of Rothschild's fee arrangements were negotiated at arm's length between the special committee and Rothschild, and Cornell's board of directors was aware of such fee arrangements. In the ordinary course of business, Rothschild and its affiliates may actively trade or hold the securities of Cornell and affiliates of Veritas Capital for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities.

Material Federal Income Tax Consequences to United States Holders

        The following is a discussion of material United States federal income tax consequences to beneficial owners of Cornell common stock of the receipt of cash in exchange for Cornell common stock pursuant to the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This discussion assumes that the shares of Cornell common stock are held as capital assets by a United States person (i.e., a citizen or resident of the United States or a domestic corporation). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular Cornell stockholder in light of the Cornell stockholder's personal investment circumstances, nor does it address tax consequences for those Cornell stockholders subject to special treatment under the United States federal income tax laws (for example, life insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, United States expatriates, foreign corporations and nonresident alien individuals), Cornell stockholders who hold shares of Cornell common stock as part of a hedging, "straddle," conversion or other integrated transaction, or Cornell stockholders who acquired their shares of Cornell common stock through the exercise of employee stock options or other compensation arrangements. In addition, the discussion does not address any aspect of foreign, state or local or estate and gift taxation that may be applicable to a Cornell stockholder. Cornell stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Cornell common stock pursuant to the merger.

        The receipt of cash in the merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). For United States federal income tax purposes, a holder of Cornell common stock will recognize capital gain or loss equal to the difference between the amount of cash received and his or her adjusted tax basis in Cornell common stock exchanged for cash in the merger. Gain or loss will be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) exchanged for cash in the merger. If the shares of Cornell common stock were held for more than one year on the date the merger closes, the gain or loss will be long-term capital gain or loss. In the case of stockholders who are individuals, long-term capital gains are subject to tax at a maximum United States federal income tax rate of 15%. The deductibility of capital losses is subject to limitation.

        Under the United States federal income tax backup withholding rules, unless an exemption applies, Cornell Holding is required to and will withhold 28% of all payments to which a Cornell stockholder or other payee is entitled in the merger, unless the Cornell stockholder or other payee (1) is a corporation or comes within other exempt categories and demonstrates this fact or (2) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other stockholders) and certifies under penalties of perjury that the number is correct, and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each Cornell stockholder and, if applicable, each other payee, should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules described above can be refunded or credited against a holder's United States federal income tax liability, if any, provided that the required information is furnished to the United States Internal Revenue Service in a timely manner.

        Cornell stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Cornell common stock pursuant to the merger.

Governmental and Regulatory Approvals

        Mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (which we refer to as the HSR Act), mergers and acquisitions that meet certain jurisdictional thresholds, such as our acquisition by Cornell Holding, may not be completed until the expiration of a waiting period that follows the filing of notification forms by both parties to the transaction with the Department of Justice and the Federal Trade Commission. The initial waiting period is 30 days after both parties have filed notification forms, but this period may be shortened if the reviewing agency grants "early termination" of the waiting period, or it may be lengthened if the reviewing agency determines that an in-depth investigation is required and issues a formal request for additional information and documentary material (referred to as a "Second Request"). On October 19, 2006, we and Cornell Holding filed notification reports with the Department of Justice and the Federal Trade Commission under the HSR Act. On November 20, 2006, the waiting period under the HSR Act expired without any action by the Department of Justice or the Federal Trade Commission.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Cornell board of directors with respect to the merger agreement, Cornell's stockholders should be aware that some of Cornell's executive officers and directors have interests in the merger and have arrangements that are different from, or in addition to, those of Cornell's stockholders generally. These interests, to the extent material, are described below. The Cornell board of directors was aware of these interests and considered them, among other matters, in reaching its decisions to approve the merger agreement and to unanimously recommend that Cornell's stockholders vote in favor of approving and adopting the merger agreement. The completion of the merger is not conditioned upon any of our executive officers having entered into any agreements with the surviving company providing for the continuation of their employment following the completion of the merger.

New Arrangements

        As of the date of this proxy statement, none of our executive officers has entered into any amendments or modifications to existing employment agreements with us or our subsidiaries in anticipation of the merger, nor has any executive officer, who has plans or is expected to remain with the surviving corporation, entered into any agreement, arrangement or understanding with Cornell Holding or its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation. Although no such agreement, arrangement or understanding currently exists, it is generally expected that a number of our executive officers will remain after the merger is completed. As a result, such executive officers may, prior to the closing of the merger, enter into new arrangements with Cornell Holding or its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation.

Equity Compensation Awards

        The merger agreement provides that upon completion of the merger, each Cornell stock option, including those held by executive officers and directors of Cornell, will be cancelled and converted into the right to receive an amount in cash per share subject to the option equal to the excess, if any, of the merger consideration over the per share exercise price of the option. The following table sets forth the amounts that Cornell's executive officers and directors would receive upon the completion of the merger based on the stock options held by our executive officers and directors on December 15, 2006.

Amount of Equity Compensation
Anthony R. Chase	$282,078
Leon Clements	90,200
Richard Crane	90,200
Zachary R. George	90,200
Todd Goodwin	90,200
Thomas R. Hudson, Jr.	90,200
James E. Hyman	327,500
Alfred J. Moran, Jr.	90,200
John R. Nieser	411,500
Patrick N. Perrin	315,266
D. Stephen Slack	232,650
Sally L. Walker	90,200
All directors and executive officers as a group (12 persons)	$2,200,394

Arrangements with Mr. Hyman

        Mr. Hyman's existing employment agreement provides that he will be entitled to receive the severance and other benefits described below if, at any time prior to the expiration of 180 days following the completion of the merger, he voluntarily terminates his employment.

  •
  Mr. Hyman will be paid, to the extent he has not already been paid, his accrued annual base salary and any annual bonus for the fiscal year prior to the termination, and his pro rata annual bonus as earned through the date of termination,

  •
  Mr. Hyman will be entitled to receive an amount equal to two times his annual base salary and 100% of the annual bonus he would have been entitled to receive for the remainder of the employment period (two years) as if all performance goals had been met,

  •
  Cornell will reimburse Mr. Hyman for all reasonable expenses incurred by him on behalf of Cornell,

  •
  Cornell will pay for Mr. Hyman to continue his health care benefits under COBRA for eighteen months, and

  •
  in the event any payment or benefit received by Mr. Hyman (whether payable under his employment agreement or otherwise) gives rise to an excise tax under Section 4999 of the Internal Revenue Code, he will be entitled to a "gross-up" payment in an amount that would place him in the same after-tax position that he would have been in if no excise tax had applied.

        Assuming that the merger is completed on January 31, 2007 and Mr. Hyman terminates his employment immediately following the completion of the merger, he would be entitled to receive approximately $2,735,300 under the terms of his employment agreement.

        With respect to indemnification and directors' and officers' liability insurance matters related to Mr. Hyman, see "The Merger Agreement—Indemnification and Insurance."

Arrangements with Mr. Nieser

        Mr. Nieser's existing employment/separation agreement provides that he will be entitled to receive the severance and other benefits described below if the surviving corporation terminates Mr. Nieser following the completion of the merger.

  •
  Mr. Nieser will be paid, to the extent he has not already been paid, his accrued annual base salary and his pro rata annual bonus as earned through the date of termination,

  •
  Mr. Nieser will be entitled to receive an amount equal to two times his then-current annual base salary, if he is terminated prior to March 9, 2007,

  •
  Mr. Nieser will be entitled to receive an amount equal to his then-current annual base salary, if he is terminated between March 9, 2007 and March 8, 2008,

  •
  Mr. Nieser will be entitled to extend his health care benefits at his own expense, and

  •
  in the event any payment or benefit received by Mr. Nieser (whether payable under the employment/separation agreement or otherwise) gives rise to an excise tax under Section 4999 of the Internal Revenue Code, he will be entitled to a "gross-up" payment in an amount that would place him in the same after-tax position that he would have been in if no excise tax had applied.

        Assuming that the merger is completed on January 31, 2007 and Mr. Nieser is terminated immediately following the completion of the merger, he would be entitled to receive approximately $551,834 under the terms of his employment/separation agreement. Assuming that the merger is completed on January 31, 2007 and Mr. Nieser is terminated between March 9, 2007 and March 8, 2008, he would be entitled to receive approximately $365,500 under the terms of his employment/separation agreement.

        With respect to indemnification and directors' and officers' liability insurance matters related to Mr. Nieser, see "The Merger Agreement—Indemnification and Insurance."

Arrangements with Mr. Perrin

        Mr. Perrin's existing severance agreement provides that he will be entitled to receive the severance and other benefits described below if, at any time prior to the expiration of one year following the completion of the merger, his employment is terminated for any reason, whether by Mr. Perrin or the surviving corporation.

  •
  Mr. Perrin will receive an amount equal to the sum of (1) the higher of his annual base salary as of the effective date of the merger or as of the date his employment is terminated and (2) the average of the annual bonus paid or payable, including by reason of any deferral, of the two most recent full fiscal years ending on or prior to the termination date, and

  •
  all stock options, restricted stock awards, and similar awards granted to Mr. Perrin prior to the termination date will vest, notwithstanding any existing vesting schedule or other terms set forth in any plan or agreement governing the terms of such options and awards.

        Assuming that the merger is completed on January 31, 2007 and Mr. Perrin is terminated immediately following the completion of the merger, he would be entitled to receive approximately $344,079 under the terms of his severance agreement.

        With respect to indemnification and directors' and officers' liability insurance matters related to Mr. Perrin, please see "The Merger Agreement—Indemnification and Insurance."

Appraisal Rights

        Pursuant to Section 262 of the DGCL, any holder of Cornell common stock who does not wish to accept the $18.25 merger consideration may elect to have the "fair value" of his or her shares of Cornell common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined by the Delaware Court of Chancery and paid to the stockholder in cash, together with a fair rate of interest, if any, provided that the stockholder complies with the provisions of Section 262 of the DGCL. Although it addresses the material provisions, the following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Appendix D. All references in Section 262 of the DGCL and in this summary to a "stockholder" are to the record holder of the shares of Cornell common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Cornell common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps summarized below to perfect appraisal rights. If the shares of Cornell common stock are owned of record by a person other than a beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depository or other nominee, such demand must be executed by or for the record owner. If the shares of Cornell common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Cornell common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Because of the complexity of the appraisal procedures, Cornell believes that stockholders who consider exercising these rights should seek the advice of counsel.

        Under Section 262 of the DGCL, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement by Cornell's stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement shall constitute the notice, and the applicable statutory provisions are attached to this proxy statement as Appendix D. Any holder of Cornell common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Appendix D carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights.

        Stockholders wishing to exercise their appraisal rights and seek a determination of the "fair value" of their shares must do ALL of the following:

  •
  The stockholder must not vote in favor of the approval and adoption of the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of adoption of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against adoption of the merger agreement.

  •
  The stockholder must deliver to Cornell a separate written demand for appraisal before the vote on the approval and adoption of the merger agreement at the special meeting.

  •
  The stockholder must continuously be the record holder of the shares from the date of making the demand through the effective time of the merger since appraisal rights will be lost if the shares are transferred before the effective time of the merger.

  •
  The stockholder must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares within 120 days after the effective time of the merger (unless the surviving corporation files such a petition, which it does not intend to do).

        Neither voting (in person or by proxy) against, abstaining from voting on, nor failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

        Only a holder of record of shares of Cornell common stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of Cornell common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the stock certificates, should specify the stockholder's name and mailing address, the number of shares of Cornell common stock owned and that the stockholder intends to demand appraisal of his or her Cornell common stock. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by that nominee.

        A stockholder who elects to exercise appraisal rights pursuant to Section 262 of the DGCL should mail or deliver a written demand to: Patrick N. Perrin, Secretary, Cornell Companies, Inc., 1700 West Loop South, Suite 1500, Houston, Texas 77027.

        If the merger agreement is approved and adopted by the stockholders, Cornell will give written notice of the effective time of the merger within 10 days after the effective time of the merger to each former stockholder of Cornell who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with, and otherwise complied with, Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of Cornell common stock held by all dissenting stockholders. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL because Cornell has no present intention to file such a petition.

        Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement, and with respect to which demands for appraisal have been received, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262 of the DGCL, whichever is later.

        If a petition for appraisal is timely filed, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the court for notation of the pendency of the appraisal proceedings, and if the stockholder fails to comply with the court's direction, the court may dismiss the proceeding against the stockholder. The Delaware Court of Chancery will thereafter determine the fair value of the shares of Cornell common stock held by stockholders who have complied with the statutory requirements, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. Although Cornell believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, Cornell does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Cornell stock is less than the merger consideration. In determining "fair value," the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive under the merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceeding will be determined by the Delaware Court of Chancery and taxed against the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

        Stockholders should be aware that the fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the $18.25 merger consideration. Rothschild's opinion is not an opinion as to fair value under Section 262 of the DGCL.

        Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote the shares subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger).

        Any stockholder may withdraw a demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of the demand for appraisal, except that (1) any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and the approval may be conditioned upon terms the Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder's shares will be converted into the right to receive the merger consideration.

MERGER RELATED LITIGATION

        On October 19, 2006, a purported class action petition was filed in the District Court of Harris County, Texas, 269th Judicial District (No. 2006-67413) by Ted Kinbergy, an alleged stockholder of Cornell. The petition names as defendants Cornell and each member of its board of directors as well as Veritas III. The petition is a purported class action that alleges, among other things, that (1) the individual defendants breached fiduciary duties owed to Cornell's stockholders in connection with Cornell entering into the merger agreement, (2) Cornell and Veritas III aided and abetted the alleged breaches of fiduciary duties and (3) the merger consideration is unfair and inadequate. The plaintiffs seek, among other things, an injunction against the consummation of the merger and attorney's fees. Cornell believes that the lawsuit is without merit and intends to defend it vigorously. Cornell, together with the members of the board of directors, filed their answer to the class action petition on December 4, 2006, generally denying the plaintiffs' claims. The allegations in this lawsuit may be amended and additional lawsuits could be filed.

THE MERGER AGREEMENT

        The following is a summary of the material terms of the merger agreement. The merger agreement is the primary legal document that governs the merger and you should carefully read the complete text of the merger agreement for its precise legal terms and other information that may be important to you. The merger agreement is included as Appendix A to this proxy statement and is incorporated by reference into this proxy statement.

Form of Merger

        If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, Merger Sub, a direct wholly-owned subsidiary of Cornell Holding created solely for the purpose of giving effect to the merger, will merge with and into Cornell and become a direct wholly-owned subsidiary of Cornell Holding. Cornell will be the surviving corporation in the merger and will continue its corporate existence in accordance with Delaware law.

Structure and Effective Time

        The merger agreement provides that we will complete the merger no later than the fifth business day following the satisfaction or waiver of certain conditions. We intend to complete the merger as promptly as practicable, subject to our receipt of stockholder approval and all requisite regulatory approvals. Although we expect to complete the merger in the first calendar quarter of 2007, we cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived.

Stockholder Meeting

        We agreed to call a stockholder meeting to consider and vote upon the merger agreement and the merger.

Certificate of Incorporation and Bylaws

        The certificate of incorporation and bylaws of the surviving corporation will be amended as of the effective time of the merger as reflected in Exhibits B and C, respectively, to the merger agreement.

Board of Directors and Officers of the Surviving Corporation

        The directors of Merger Sub immediately prior to the merger will be the directors of the surviving corporation following the merger. The officers of Cornell immediately prior to the merger will be the officers of the surviving corporation following the merger.

Consideration to be Received in the Merger

        Upon completion of the merger, each of your shares of Cornell common stock will be canceled and converted into the right to receive in cash, without interest and subject to any applicable withholding taxes, an amount equal to $18.25.

        Upon completion of the merger, all shares of Cornell common stock, if any, owned by Cornell Holding, Merger Sub, Cornell or their respective subsidiaries will be canceled and no payment will be made for such shares. Holders of shares of Cornell common stock shall be entitled to assert dissenters' appraisal rights instead of receiving the merger consideration. For a description of these dissenters' rights, please refer to "Appraisal Rights."

Payment Procedures

        Cornell Holding will appoint a paying agent reasonably approved by us prior to closing that will make payment of the merger consideration in exchange for certificates representing shares of Cornell common stock. Cornell Holding will deposit sufficient cash with the paying agent at or prior to the effective time of the merger in order to permit the payment of the merger consideration. As soon as reasonably practicable after the effective time of the merger, the paying agent will mail to each holder of a certificate representing shares of Cornell common stock a letter of transmittal and instructions explaining how to send his, her or its stock certificates to the paying agent. The paying agent will pay the merger consideration, minus any withholding taxes required by law, to our stockholders promptly following the paying agent's receipt of the stock certificates and properly completed transmittal documents. Any merger consideration in respect of certificates representing shares of Cornell common stock that have not been surrendered immediately prior to the date that such merger consideration would otherwise escheat to or become the property of any government entity will, subject to applicable law, become the property of the surviving company.

        You should not send your Cornell stock certificates to the paying agent until you have received transmittal materials from the paying agent. Do not return your Cornell stock certificates with the enclosed proxy.

        If any of your Cornell stock certificates have been lost, stolen, defaced or destroyed, you will be entitled to obtain the merger consideration after you make an affidavit of that fact and post a bond, if required by the surviving corporation, in a reasonable amount that the surviving corporation deems sufficient to protect it against claims related to your lost, stolen, defaced or destroyed stock certificates.

Stock Options

        The merger agreement provides that immediately prior to the completion of the merger, each option to purchase shares of Cornell common stock, including those options that our executive officers and directors hold, irrespective of any vesting or other term or condition set forth in any grant, will be canceled in exchange for the right of the former holder to receive a cash payment (subject to any applicable withholding taxes) equal to the excess, if any, of $18.25 over the exercise price of the option.

Warrants

        The merger agreement provides that, prior to the completion of the merger, each outstanding warrant to purchase shares of Cornell common stock may be exercised at the option of the warrant holder for that number of shares of Cornell common stock subject to issuance upon the exercise of the warrant. In the event that a Cornell warrant holder exercises its warrant, upon the completion of the merger, each share of Cornell common stock received by the former warrant holder will be canceled and converted into the right to receive in cash, without interest and subject to any applicable withholding taxes, an amount equal to $18.25. In the event a warrant holder fails to exercise his or her warrant prior to the effective time of the merger, such warrant shall expire and the warrant holder will not have any rights thereunder.

Certain Risks in the Event of Bankruptcy

        If Cornell is insolvent at the effective time of the merger or becomes insolvent as a result of the merger, the transfer of funds representing the total consideration payable by Cornell Holding to the holders of shares of Cornell common stock, Cornell stock options or options and rights issued under Cornell's employee stock purchase plan upon the completion of the merger may be deemed to be a "fraudulent conveyance" under applicable law, and therefore may be subject to claims of creditors of Cornell. If such a claim is asserted by the creditors of Cornell following the merger, there is a risk that persons who were holders of shares of Cornell common stock, Cornell stock options or options and rights issued under Cornell's employee stock purchase plan at the effective time of the merger will be ordered by a court to return to Cornell's trustee in bankruptcy all or a portion of such total consideration that they received upon the completion of the merger.

        Based upon the projected capitalization of Cornell at the time of the merger and projected results of operations and cash flow following the merger, the management of Cornell has no reason to believe that Cornell and its subsidiaries, on a consolidated basis, will be insolvent immediately after giving effect to the merger.

Representations and Warranties

        The merger agreement contains representations and warranties of Cornell, Cornell Holding and Merger Sub. These representations and warranties will expire upon completion of the merger.

        The description of the merger agreement in this proxy statement has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.

        Cornell makes various representations and warranties in the merger agreement that are subject, in some cases, to exceptions and qualifications (including exceptions that do not create a Target Material Adverse Effect (as defined below)). Cornell has made representations and warranties to Cornell Holding and Merger Sub regarding, among other things:

  •
  corporate matters, including due organization, power and qualification,

  •
  our certificate of incorporation and bylaws,

  •
  our capitalization,

  •
  requisite corporate power and authorization, execution, delivery and enforceability of the merger agreement,

  •
  absence of conflicts with, or violations of, our organizational documents or other obligations as a result of the merger,

  •
  accuracy of information contained in reports and financial statements that we file with the SEC and the compliance of our filings with the SEC with applicable federal securities law requirements and, with respect to financial statements therein, generally accepted accounting principles, which we sometimes refer to as GAAP,

  •
  absence of undisclosed liabilities,

  •
  required governmental filings and consents,

  •
  absence of changes or events that would have a Target Material Adverse Effect,

  •
  accuracy and compliance as to form with applicable securities law requirements of this proxy statement,

  •
  absence of undisclosed brokers' fees,

  •
  employee benefits and labor matters,

  •
  legal proceedings,

  •
  tax matters,

  •
  compliance with law,

  •
  our permits,

  •
  environmental matters,

  •
  intellectual property matters,

  •
  real and personal property,

  •
  sufficiency of our assets,

  •
  material contracts,

  •
  insurance policies,

  •
  receipt of an opinion from our financial advisor,

  •
  required vote of our stockholders, and

  •
  inapplicability of state takeover statutes.

        For purposes of the merger agreement, a "Target Material Adverse Effect" means any changes, circumstances or effects that, individually or in the aggregate, (1) have had a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of our company and its subsidiaries, taken as a whole, or (2) materially impair, prevent or delay the ability of our company to consummate the merger and the other transactions to be performed or consummated by us; provided that with respect to clause (1) above, changes, events, occurrences or effects arising out of, resulting from or attributable to the following items shall be disregarded: (A) changes in conditions in the United States economy or capital or financial markets generally, (B) changes in general legal, regulatory, political, economic or business conditions or changes in GAAP that, in each case, generally affect any industry in the United States related to the correction, detention, education, rehabilitation and treatment services for adults and juveniles (other than those changes that have a materially disproportionate adverse effect on our company and its subsidiaries, taken as a whole, relative to other participants in such industry), (C) the negotiation, execution, announcement or performance of the merger agreement or the consummation of the merger, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees (other than (i) any impact resulting from a material breach by us of certain of our obligations described in the merger agreement or (ii) any violation or default with respect to certain contractual relationships described in the merger agreement), (D) any natural disaster that does not disproportionately affect our company or its subsidiaries relative to other participants in the industries in which our company and its subsidiaries operate or (E) any action taken by our company and its subsidiaries as expressly contemplated, required or permitted by the merger agreement or with Cornell Holding's written consent.

        Cornell Holding and Merger Sub make various representations and warranties in the merger agreement that are subject, in some cases, to exceptions and qualifications (including exceptions that do not create a Parent Material Adverse Effect (as defined below)). Cornell Holding and Merger Sub made representations and warranties to Cornell regarding, among other things:

  •
  corporate matters, including due organization, power and qualification,

  •
  their certificates of incorporation and bylaws,

  •
  capitalization of Merger Sub,

  •
  requisite corporate power and authorization, execution, delivery and enforceability of the merger agreement,

  •
  absence of conflicts with, or violations of, their organizational documents or other obligations as a result of the merger,

  •
  accuracy of information supplied for inclusion in this proxy statement,

  •
  legal proceedings,

  •
  required governmental filings and consents,

  •
  their having sufficient financial resources to pay the aggregate merger consideration as required by the merger agreement, and

  •
  their ownership of Cornell shares.

        For purposes of the merger agreement, a "Parent Material Adverse Effect" means any changes, circumstances or effects that, individually or in the aggregate, (1) have had a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of Cornell Holding and Merger Sub, taken as a whole, or (2) materially impair, prevent or delay the ability of Cornell Holding and Merger Sub to consummate the merger and the other transactions to be performed or consummated by Cornell Holding; provided that with respect to clause (1) above, changes, events, occurrences or effects arising out of, resulting from or attributable to the following items shall be disregarded: (A) changes in conditions in the United States economy or capital or financial markets generally, (B) changes in general legal, regulatory, political, economic or business conditions or changes in GAAP that, in each case, generally affect any industry in the United States in which Cornell Holding or any of its subsidiaries operates (other than those changes that have a materially disproportionate adverse effect on Cornell Holding and its subsidiaries, taken as a whole, relative to other participants in such industry), (C) the negotiation, execution, announcement or performance of the merger agreement or the consummation of the merger, (D) any natural disaster that does not disproportionately affect Cornell Holding or its subsidiaries relative to other participants in the industries in which Cornell Holding and its subsidiaries operate or (E) any action taken by Cornell Holding and its subsidiaries as expressly contemplated, required or permitted by the merger agreement or with our written consent.

Merger Financing; Source of Funds

        The obligation of Cornell Holding and Merger Sub to complete the merger is not subject to a financing condition. Veritas III, Cornell Holding and Merger Sub are obligated to proceed with the merger even if they fail to obtain the necessary financing, so long as the conditions to their respective obligations to complete the merger are satisfied. In the event that the merger fails to close due to either Cornell Holding's or Merger Sub's breach of or failure to perform in any material respect their respective representations, warranties or covenants set forth in the merger agreement, Cornell is entitled to receive a fee of $8 million, as liquidated damages, from Cornell Holding. Cornell Holding and Merger Sub have estimated that approximately $265 million will be required to complete the merger and pay related fees and expenses. Cornell Holding and Merger Sub expect this amount to be funded through a combination of equity contributions by Veritas III and new credit facilities with a syndicate of lenders. Veritas III is committed to making an equity contribution of $120 million, and reserves the right to syndicate a portion of this amount to co-investors at a future date. Cornell Holding and Merger Sub have received a financing commitment letter for the new credit facilities from GSO Capital Partners LP, pursuant to which, subject to the conditions set forth therein, GSO Capital Partners LP has committed to provide to Cornell Holding and Merger Sub (1) a term loan of $145 million for the purpose of financing the merger and paying fees and expenses incurred in connection with the merger, (2) a revolving credit facility of up to $90 million for the purpose of refinancing certain indebtedness of Cornell and (3) a term loan of up to $110 million for the purpose of repaying certain indebtedness of Cornell. The debt financing, when combined with the equity contributions, is expected to be sufficient to fund the amount required to complete the merger and pay related fees & expenses.

        The availability of funding under the new credit facilities to complete the merger will be subject to the following conditions, as well as other customary closing conditions:

  •
  satisfactory negotiation and execution of appropriate loan documents relating to the new credit facilities,

  •
  satisfaction of the initial lender under the financing commitment letter with the merger agreement and consummation of the merger,

  •
  receipt of evidence at the closing of the merger of the contribution by Veritas III and its co-investors of the minimum cash equity into Cornell Holding,

  •
  since December 31, 2005, the absence of any change, development or event that has had or would reasonably be expected to have a Target Material Adverse Effect, as defined in the merger agreement,

  •
  replacement of the existing credit facilities with the new credit facilities,

  •
  the initial lender's satisfaction that there will be no other issues of material debt securities or commercial bank or other credit facilities for any party to the merger agreement prior to the effective date of the merger,

  •
  payment of the initial lender's fees and expenses,

  •
  receipt by the initial lender of all documentation and information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act,

  •
  receipt by the lenders under the new credit facilities of opinions, certificates and closing documentation customary in a transaction such as the merger,

  •
  receipt by the collateral agent under the new credit facilities of perfected liens on certain assets of Cornell and its subsidiaries and security interests therein as required, including a security interest in all of the capital stock of Cornell, and

  •
  certain representations in the merger agreement and the final loan documentation for the new credit facilities with respect to Cornell Holding and Merger Sub being accurate.

Covenants Relating to the Conduct of Our Business

        From the date of the merger agreement through the effective time of the merger, we have agreed (and have agreed to cause our subsidiaries) to conduct our business in the ordinary course consistent with past practice, to use our commercially reasonable best efforts to preserve intact our current business organization and relationships with third parties and to keep available the services of our current officers and employees.

        During the same period, we have also agreed that we will not, among other things, do any of the following without the prior written consent of Cornell Holding, subject to certain exceptions set out in the merger agreement:

  •
  authorize, issue, sell, grant, pledge or otherwise dispose of or encumber any shares of our common stock, or any securities or rights convertible into shares of our common stock, other than shares issuable upon the exercise of existing stock options and warrants or under our employee stock purchase plan,

  •
  redeem, purchase or otherwise acquire any of our outstanding shares of common stock, or any securities or rights convertible into shares of our common stock,

  •
  declare, set aside for payment or pay any dividends on, or make any other distribution in respect of, shares of our common stock, except for the declaration and payment of a dividend or distribution by our wholly-owned subsidiaries to us or another of our wholly-owned subsidiaries or as required under our organizational documents or those of our wholly-owned subsidiaries,

  •
  split, combine, subdivide or reclassify any shares of our common stock,

  •
  incur or guarantee any indebtedness in excess of $5 million above the amount of our indebtedness as of the date of the merger agreement,

  •
  make any loans, advances or capital contributions (other than to our subsidiaries), except (1) in the ordinary course of business consistent with past practice, (2) as required under certain contractual commitments, or (3) for advances or capital contributions to us or our wholly-owned subsidiaries for an aggregate amount, together with all capital expenditures, not greater than $5 million,

  •
  amend, cancel or modify in any material respect any material contract, except in the ordinary course of business and consistent with past practice,

  •
  pay, discharge or satisfy any claim, liability or obligation, except (1) as required by law or under certain contractual commitments or (2) in the ordinary course of business consistent with past practice for individual amounts not greater than $1 million and an aggregate amount not greater than $5 million,

  •
  settle, pay or discharge any litigation, investigation, arbitration, proceeding or other claim, except in the ordinary course of business consistent with past practice for individual amounts not greater than $2 million and an aggregate amount not greater than $5 million,

  •
  sell, lease or otherwise dispose of or encumber any of our owned or leased real property having a fair market value in excess of $1 million,

  •
  sell, lease or otherwise dispose of any of our other properties or assets having an aggregate fair market value in excess of $2.5 million, except for (1) sales, leases, rentals and licenses in the ordinary course of business and consistent with past practice, (2) pursuant to certain contracts, (3) dispositions of obsolete, economically obsolete or worthless assets or properties or (4) dispositions among us and our wholly-owned subsidiaries; provided that (A) the aggregate fair market value of the properties or assets sold, leased or otherwise disposed of may not exceed $1 million and (B) the aggregate original cost (before reserves or write-downs) of the properties or assets disposed of pursuant to clause (3) above may not exceed $2.5 million,

  •
  make capital expenditures in excess of $2 million for an individual project or $5 million in the aggregate,

  •
  acquire the capital stock or assets of one or more third parties for consideration in excess of $2 million individually and $5 million in the aggregate,

  •
  adopt, enter into, terminate, amend or waive any material term of our benefit plans or any other employment, bonus, change of control, severance, incentive, retention, consulting, non-compete or similar agreement, except (1) as required to comply with applicable law or as contemplated by the merger agreement and except for the payment of annual bonuses to employees for our 2006 fiscal year as required by our benefit plan, (2) as contemplated by any other agreements, plans or arrangements existing on October 6, 2006, (3) in the ordinary course of business consistent with past practice and (4) in the case of employment agreements with persons other than officers, for annual compensation less than $125,000,

  •
  increase the compensation or benefits of any of our directors, officers or employees, except (1) as required to comply with applicable law or as contemplated by the merger agreement and except for the payment of annual bonuses to employees for our 2006 fiscal year as required by our benefit plans, (2) as contemplated by any other agreements, plans or arrangements existing on October 6, 2006 and (3) for increases in salaries or wages of employees (other than executive officers) made in the ordinary course of business consistent with past practice,

  •
  accelerate the payment, right to payment or vesting of any compensation or benefits or make any change in our key management structure, except (1) as required to comply with applicable law or as contemplated by the merger agreement and except for the payment of annual bonuses to employees for our 2006 fiscal year as required by our benefit plans and (2) as contemplated by any other agreements, plans or arrangements existing on October 6, 2006,

  •
  grant any severance or termination pay to any of our present or former directors, officers or employees, except (1) as required to comply with applicable law or as contemplated by the merger agreement and except for the payment of annual bonuses to employees for our 2006 fiscal year as required by our benefit plans, (2) as contemplated by any other agreements, plans or arrangements existing on October 6, 2006 and (3) for grants of such pay to employees with annual compensation of less than $125,000 in connection with actual termination prior to the effective date of the merger,

  •
  amend, terminate or enter into any collective bargaining agreement, except (1) as required to comply with applicable law or as contemplated by the merger agreement and except for the payment of annual bonuses to employees for our 2006 fiscal year as required by our benefit plans and (2) as contemplated by any other agreements, plans or arrangements existing on October 6, 2006,

  •
  make, change or revoke any material tax elections,

  •
  make any changes in any material respect in our financial or tax accounting methods, principles or practices,

  •
  amend our organizational documents,

  •
  adopt a plan of complete or partial liquidation or dissolution,

  •
  cancel any debt owed to us, or waive any claim or right of substantial value to us and our subsidiaries,

  •
  fail to maintain any insurance policies in effect as of October 6, 2006, or engage in any action (other than bona fide claims) that would make any insurance policy void or voidable, or prejudice in any material respect our ability to effect equivalent insurance covering us and our subsidiaries, other than renewals of insurance policies for, or the entry into replacement insurance policies providing, substantially similar coverage,

  •
  write-up or write-down the value of our assets, or

  •
  authorize, agree or commit to take any of the foregoing actions.

Mutual Covenants of Cornell, Cornell Holding and Merger Sub

        We, along with Cornell Holding and Merger Sub, have agreed to:

  •
  use our reasonable best efforts to take all actions advisable to consummate the merger in the most expeditious manner practicable,

  •
  make any required filings under the HSR Act, and

  •
  cooperate with one another in efforts to obtain various governmental approvals.

No Solicitation of Alternative Transactions

        The merger agreement provides that we will not, and we will use our reasonable best efforts to cause our subsidiaries and our subsidiaries' directors, officers, employees and representatives not to:

  •
  solicit, initiate, or knowingly encourage the submission of, or approve or recommend, or propose to approve or recommend, or execute or enter into, any agreement, arrangement or understanding relating in any respect to an acquisition proposal, or

  •
  participate in any substantive discussions or negotiations regarding, or furnish or provide any third party with access to, any material non-public information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal.

        Until such time as our stockholders approve the merger agreement, however, we may provide information to and negotiate with a third party if we receive an unsolicited acquisition proposal, but only to the extent that:

  •
  our board determines, after receiving advice of outside counsel, that the failure to take such action would result in a breach of our board's fiduciary duties under applicable law,

  •
  we provide Cornell Holding with prior written notice of our intent to take any such action at least two business days prior to taking such action, and

  •
  we promptly provide to Cornell Holding any non-public information concerning us that is provided to the party making such acquisition proposal and that was not previously provided to Cornell Holding.

        We also have agreed to:

  •
  promptly advise Cornell Holding of any request for information or the submission or receipt of any acquisition proposal, or any inquiry that could lead to an acquisition proposal, the material terms and conditions of such request, acquisition proposal or inquiry, and the identity of the party making such request, acquisition proposal or inquiry and our response thereto,

  •
  keep Cornell Holding fully informed as to the status and details of any request for information, acquisition proposal or inquiry that could lead to an acquisition proposal, and provide to Cornell Holding copies of all written material between us and any party making such request, acquisition proposal or inquiry,

  •
  cease any existing activities, discussions or negotiations with any parties with respect to any acquisition proposal and request that any third party to whom we previously provided confidential information concerning us return all such confidential information, without keeping copies thereof,

  •
  not withdraw or modify in a manner adverse to Cornell Holding or Merger Sub either (1) the approval, recommendation or declaration of advisability by our board or any committee thereof of the merger agreement, the merger or the other transactions contemplated by the merger agreement or (2) the determination by our board or any committee thereof that the merger is in the best interests of our stockholders, and

  •
  not recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any alternative acquisition proposal, including any superior proposal, or approve any acquisition agreement or similar agreement providing for an acquisition proposal.

        In a situation not involving an acquisition proposal, our board is permitted to withdraw or modify in a manner adverse to Cornell Holding or Merger Sub either (1) the approval, recommendation or declaration of advisability by our board or any committee thereof of the merger agreement, the merger or the other transactions contemplated by the merger agreement or (2) the determination by our board or any committee thereof that the merger is in the best interests of our stockholders if our board determines in good faith, after consultation with our outside legal counsel, that the failure to take such actions would result in a breach of our board's fiduciary duties under applicable law.

        In the event of our receipt of an acquisition proposal, our board is permitted to withdraw or modify in a manner adverse to Cornell Holding or Merger Sub either (1) the approval, recommendation or declaration of advisability by our board or any committee thereof of the merger agreement, the merger or the other transactions contemplated by the merger agreement or (2) the determination by our board or any committee thereof that the merger is in the best interests of our stockholders if our board determines in good faith, after consultation with our outside legal counsel, that the failure to take such actions would result in a breach of our board's fiduciary duties under applicable law, but only if:

  •
  such acquisition proposal is a superior proposal,

  •
  our board determines in good faith, upon the advice of its outside counsel, that the failure to take such actions would result in a breach of our board's fiduciary duties under applicable law,

  •
  we have provided Cornell Holding at least five business days prior written notice of such proposal, advising Cornell Holding that our board has received a superior proposal that it intends to accept, specifying the terms and conditions of the superior proposal and identifying the party making the superior proposal, and

  •
  for a period of not less than five business days after Cornell Holding's receipt of such notice, we have, if so requested by Cornell Holding, negotiated in good faith with Cornell Holding to amend or modify the merger agreement so that the superior proposal no longer constitutes a superior proposal.

        An "acquisition proposal" means (1) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination (whether in a single transaction or series of related transactions) involving us, in each case other than the merger, (2) any proposal for the issuance by us of over 15% of our shares of common stock as consideration for the assets or securities of another party, in each case other than the merger, (3) any proposal or offer to acquire in any manner, directly or indirectly, over 15% of our shares of common stock or our consolidated total assets or to which 15% or more of our revenues or earnings on a consolidated basis are attributable, in each case other than the merger, (4) any other acquisition or disposition the consummation of which would essentially prevent the consummation of the merger, (5) any tender offer or exchange offer that, if consummated, would result in any "person" or "group" of "persons" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) owning 15% or more of any class of our equity securities, or (6) any public announcement by us or any third party of a proposed plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. A "superior proposal"

means a proposal to acquire, directly or indirectly, for consideration consisting of cash, securities or a combination thereof, more than 50% of our shares of common stock or all or substantially all of our assets on a consolidated basis, made by a third party, and which is otherwise on terms and conditions that our board has determined in good faith (after consultation with our outside counsel and outside financial advisors) to be more favorable to our stockholders than the merger.

Indemnification and Insurance

        Cornell Holding and Merger Sub have agreed that the indemnification provisions of our and our subsidiaries' certificates of incorporation and bylaws as in effect on the date of the merger agreement will survive and will not be changed.

        The merger agreement provides that, for a period of six years after the effective time of the merger, the surviving corporation will cause to be maintained policies of directors' and officers' liability insurance on behalf of our officers and directors currently covered by our directors' and officers' liability insurance policies with respect to acts or omissions occurring prior to the effective time of the merger with coverage no less favorable to our directors and officers than our current policies. However, the surviving corporation is not required to pay an annual premium in excess of $2 million in order to obtain such coverage.

Employee Matters

        The merger agreement provides that:

  •
  the surviving corporation and its subsidiaries will honor all individual employment, retention, termination, severance, and all other similar agreements between us or our subsidiaries and our or our subsidiaries' employees,

  •
  the surviving corporation shall provide, for not less than twelve months following the effective time of the merger, our and our subsidiaries' employees with employee benefit plans, programs, contracts and arrangements that are no less favorable in the aggregate to those provided immediately before the effective time of the merger, and

  •
  the surviving corporation shall give credit for service rendered by our or our subsidiaries' employees prior to the effective time of the merger in connection with any tax-qualified pension plan, 401(k) savings plan, welfare benefit plans and policies (including vacation and holiday policies) maintained by us or any of our subsidiaries which is made available to our or our subsidiaries' employees following the effective time of the merger by Cornell Holding or one of its subsidiaries for purposes of any waiting period, vesting, eligibility and benefit entitlement thereunder (but excluding benefit accruals under a defined benefit plan).

Conditions to the Merger

        Our and Cornell Holding's obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

  •
  our stockholders' approval of the merger agreement,

  •
  the absence of any applicable law, injunction, judgment or ruling that prohibits or makes illegal the consummation of the merger, and

  •
  any applicable waiting period under the HSR Act shall have been terminated or shall have expired.

        In addition, our obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties that Cornell Holding and Merger Sub made in the merger agreement being true and correct, subject to the materiality standards set forth in the merger agreement, and

  •
  Cornell Holding and Merger Sub having performed in all material respects all obligations required to be performed under the merger agreement through the effective time of the merger.

        In addition, the obligation of Cornell Holding and Merger Sub to effect the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties that we made in the merger agreement being true and correct, subject to the materiality standards set forth in the merger agreement,

  •
  we having performed in all material respects all obligations required to be performed under the merger agreement through the effective time of the merger,

  •
  we having taken certain actions with respect to our employee stock purchase plan,

  •
  we having obtained resignations from our directors,

  •
  there shall not have been commenced (1) any legal or administrative proceeding, claim, suit or action by or before any governmental authority by any person seeking to restrain, prohibit or rescind the completion of the merger or (2) any investigations by any governmental authorities that have had or would reasonably be expected to have, individually or in the aggregate, the effect of restraining, prohibiting or rescinding the completion of the merger,

  •
  there shall not have occurred and be continuing a Target Material Adverse Effect with respect to us,

  •
  we having obtained certain consents,

  •
  we having obtained a pay-off letter with respect to our outstanding credit facility,

  •
  we having obtained surveys with respect to certain of our owned real property, which shall be reasonably satisfactory to Cornell Holding's lenders,

  •
  we having provided Cornell Holding of evidence that we and our subsidiaries hold all material governmental consents and permits necessary for the conduct of our business at certain of our operating facilities,

  •
  we having provided Cornell Holding with evidence that the current use, occupancy and operation of certain of our operating facilities is in material conformity with applicable zoning and occupancy permit requirements,

  •
  we having provided Cornell Holding with title policies for certain of our operating facilities,

  •
  we having entered into a stipulation of settlement with respect to a certain litigation matter (Guitierrez, Derivatively on Behalf of Cornell Companies, Inc. v. Stephen Logan, et. al.), which was filed in 2002 and relates to our restatement in 2002 of certain financial statements and alleges breaches of fiduciary duty and waste of corporate assets by the defendants, and

  •
  we having provided to Cornell Holding each currently effective amendment or modification to certain material contracts related to certain of our operating facilities and no such amendments or modifications adversely affecting in any material respect our rights under such contracts.

Termination

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval by our stockholders) and subject to certain exceptions set forth in the merger agreement:

  •
  by the mutual written consent of Cornell Holding, Merger Sub and us,

  •
  by Cornell Holding or us if any governmental authority issues an order, decree or ruling or takes any other action prohibiting the transactions contemplated by the merger agreement and such order, decree or ruling is non-appealable,

  •
  by Cornell Holding or us if the merger has not occurred before March 31, 2007, or June 29, 2007 if Cornell Holding elects to extend such date, which it may do if we have not convened a stockholders meeting by March 31, 2007, provided that this right to terminate will not be available to any party whose willful and material breach of the merger agreement was the principal cause of the failure of the merger to occur before March 31, 2007, or June 29, 2007 if Cornell Holding elects to extend such date, which it may do if we have not convened a stockholders meeting by March 31, 2007,

  •
  by Cornell Holding or us if our stockholder approval is not obtained at a duly held meeting or at any adjournment or postponement of the meeting, provided that this right to terminate will not be available to any party whose material breach of the merger agreement was the principal cause of the failure to obtain such stockholder approval,

  •
  by Cornell Holding or us if the other materially breaches its representations, warranties or covenants set forth in the merger agreement, and such breach is not cured prior to March 31, 2007, or June 29, 2007 if Cornell Holding elects to extend such date, which it may do if we have not convened a stockholders meeting by March 31, 2007, or if by its nature such breach cannot be cured,

  •
  by Cornell Holding if our board or any of its committees withdraws or modifies in a manner adverse to Cornell Holding or Merger Sub either (1) the approval, recommendation or declaration of advisability by our board or any committee thereof of the merger agreement or the merger or (2) the determination by our board or any committee thereof that the merger is in the best interests of our stockholders,

  •
  by Cornell Holding if our board recommends, adopts or approves, or publicly proposes to recommend, adopt or approve, any alternative acquisition proposal, including a superior proposal,

  •
  by Cornell Holding if our board approves any acquisition or similar agreement providing for an acquisition proposal,

  •
  by Cornell Holding if there shall have been instituted or pending any legal or administrative proceeding, claim, suit or action by any governmental authority that seeks to (1) restrain or otherwise interfere with the merger, (2) impose limitations on the ability of the surviving company or Merger Sub to acquire or hold, or to require the surviving company, Cornell Holding or Merger Sub to dispose of or hold separate, any material portion of the assets or the business of any one of them or (3) limit or prohibit any material business activity by Cornell Holding or Merger Sub,

  •
  by us if at any time prior to the approval and adoption of the merger agreement by our stockholders and in connection with an acquisition proposal that we wish to accept, (1) we have complied with specified requirements with respect to such acquisition proposal, (2) we give

    Cornell Holding three business days' notice of our intent to terminate the merger agreement and (3) we pay an $8 million termination fee to Cornell Holding, and

  •
  by us if Cornell Holding or Merger Sub materially breaches or fails to perform in any material respect any of their representations, warranties or covenants set forth in the merger agreement, and such breach is not cured prior to March 31, 2007 or if by its nature such breach cannot be cured.

Termination Fee

        The merger agreement obligates us to pay a fee in cash to Cornell Holding equal to $8 million (at the time specified in the merger agreement) if:

  •
  either party terminates the merger agreement after March 31, 2007, or June 29, 2007 if Cornell Holding elects to extend such date, which it may do if we have not convened a stockholders meeting by March 31, 2007, and an acquisition proposal involving us is completed within 12 months after termination,

  •
  either party terminates the merger agreement because our stockholder approval was not obtained at a duly held meeting or at any adjournment or postponement of the meeting and an acquisition proposal involving us is completed within 12 months after termination, and

  •
  Cornell Holding terminates the merger agreement because we materially breach any representation, warranty or covenant and such breach is not cured prior to March 31, 2007, or June 29, 2007 if Cornell Holding elects to extend such date, which it may do if we have not convened a stockholders meeting by March 31, 2007, or if by its nature such breach cannot be cured, and an acquisition proposal involving us is completed within 12 months after termination.

        The merger agreement obligates us to pay a fee in cash to Cornell Holding equal to $8 million plus Cornell Holding's reasonable and documented out-of-pocket fees and expenses (not to exceed $2.5 million) incurred in connection with the merger agreement (at the time specified in the merger agreement) if:

  •
  Cornell Holding terminates the merger agreement because our board or any of its committees withdraws or modifies in a manner adverse to Cornell Holding or Merger Sub either (1) the approval, recommendation or declaration of advisability by our board or any committee thereof of the merger agreement or the merger or (2) the determination by our board or any committee thereof that the merger is in the best interests of our stockholders,

  •
  Cornell Holding terminates the merger agreement because our board recommends, adopts or approves, or publicly proposes to recommend, adopt or approve, an alternative acquisition proposal, including a superior proposal,

  •
  Cornell Holding terminates the merger agreement because our board approves any acquisition or similar agreement providing for an acquisition proposal, or

  •
  we terminate the merger agreement in connection with entering into an acquisition agreement to effect a superior proposal.

        The merger agreement obligates us to pay Cornell Holding's reasonable and documented out-of-pocket fees and expenses (not to exceed $2.5 million) incurred in connection with the merger agreement (at the time specified in the merger agreement) if:

  •
  either party terminates the merger agreement because our stockholder approval was not obtained, or

  •
  Cornell Holding terminates the merger agreement because we materially breach any representation, warranty or covenant set forth in the merger agreement, and such breach is not cured prior to March 31, 2007, or June 29, 2007 if Cornell Holding elects to extend such date, which it may do if we have not convened a stockholders meeting by March 31, 2007, or if by its nature such breach cannot be cured.

        In addition, the merger agreement obligates Cornell Holding to pay us a fee in cash equal to $8 million (at the time specified in the merger agreement) if we terminate the merger agreement because Cornell Holding or Merger Sub breaches or fails to perform in any material respect any of their representations, warranties or covenants set forth in the merger agreement, and such breach is not cured prior to March 31, 2007 or if by its nature such breach cannot be cured. Our right to make such termination is contingent upon the consummation of the merger not then being prevented by the willful and material breach by us of any of the representations, warranties or covenants set forth in the merger agreement. Veritas III is the guarantor under the merger agreement of Cornell Holding's obligation to pay us such termination fee.

Expenses

        Except as described above, the parties, whether or not the merger is consummated, shall pay their own expenses, except that the parties each paid one-half of the HSR Act fee.

Amendment

        The parties may amend the merger agreement at any time before or after any approval of the merger agreement by our stockholders, but after stockholder approval is obtained, the parties may not amend the merger agreement in a manner that requires further approval by our stockholders under applicable law or the rules of a relevant stock exchange unless our stockholders approve such amendment.

THE VOTING AGREEMENT

        The following is a summary of the material terms of the voting agreement. In connection with the merger agreement, and concurrently with the execution of the merger agreement, Pirate Capital LLC, together with its affiliates, Jolly Roger Fund LP and Jolly Roger Offshore Fund (which we refer to collectively as the voting stockholders),who collectively beneficially owned approximately 16.6% of the outstanding shares of Cornell common stock as of October 6, 2006, have agreed to vote their shares of Cornell common stock in favor of the merger. Thomas R. Hudson, Jr., one of our directors and the chairman of the special committee, is the managing member of Pirate Capital LLC. The voting agreement is included as Appendix E to this proxy statement and is incorporated by reference into this proxy statement.

Voting

        Under the voting agreement, the voting stockholders irrevocably and unconditionally agreed that, at any meeting (whether annual or special and each adjourned or postponed meeting) of our stockholders, however called or in connection with any written consent of our stockholders, the voting stockholders will vote (1) in favor of the adoption and approval of the merger agreement, the merger, and the other transactions contemplated by the merger agreement, (2) against any action, proposal, transaction or agreement that would directly or indirectly result in a breach of any representation, warranty, covenant or other obligation or agreement of Cornell set forth in the merger agreement or of the voting stockholders set forth in the voting agreement and (3) except with the prior written consent of Cornell Holding, against any acquisition proposals, any change in the persons who constitute Cornell's board of directors, any material change in the present capitalization of Cornell, any other material change in Cornell's corporate structure or business, or any other action or proposal involving Cornell or any of its subsidiaries that is intended to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the merger agreement.

Irrevocable Proxy

        In addition, the voting stockholders irrevocably appointed Cornell Holding and any designee of Cornell Holding as the voting stockholders' proxy and attorney-in-fact to vote their shares (or to act by written consent), if the voting stockholders fail to vote as they have agreed.

Restrictions

        Under the voting agreement, the voting stockholders agreed that, for the duration of the voting agreement, the voting stockholders will not (with only limited exceptions) sell, transfer, pledge, or dispose of any shares of Cornell common stock owned by the voting stockholders. The voting stockholders also agreed not to acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any shares of Cornell common stock or any other securities or assets of Cornell.

        Except as permitted under the merger agreement, the voting stockholders agreed that the voting stockholders and their affiliates would not, unless expressly requested by Cornell Holdings or expressly contemplated by the merger agreement, (1) make or participate in the solicitation of proxies, or advise or influence any person with respect to the voting of any Cornell common stock, other than to recommend that the stockholders of Cornell vote in favor of the merger, (2) submit to Cornell any stockholder proposal under Rule 14a-8 under the Securities Exchange Act of 1934, (3) submit, offer, or make any public announcement regarding any extraordinary transaction involving Cornell or (4) take any actions that would have the effect of adversely affecting the consummation of the transactions under the merger agreement.

No Shop

        Except as permitted under the merger agreement, the voting stockholders agreed not to, and use reasonable best efforts to cause their representatives not to, (1) solicit, initiate, or knowingly encourage the submission of any acquisition proposal, (2) approve or recommend or propose to approve or recommend or execute or enter into, any agreement, arrangement or understanding relating to any acquisition proposal or (3) participate in any substantive discussions or negotiations or furnish any person with any material non-public information which would reasonably be expected to result in an acquisition proposal.

        In addition, the voting stockholders agreed to promptly advise Cornell Holding of (1) any acquisition proposal or any request for information or submission or inquiry with respect to or that could lead to an acquisition proposal, (2) the material terms and conditions of the request, acquisition proposal, or inquiry, (3) the identity of the person making the request, acquisition proposal, or inquiry and (4) the response of the voting stockholder.

Termination

        The voting agreement terminates on the earlier of (1) the termination of the agreement by Cornell Holding and the voting stockholders, (2) the effective time of the merger and (3) the termination of the merger agreement in accordance with its terms.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information regarding ownership of Cornell common stock as of December 15, 2006, except as otherwise noted, by:

  •
  each of those persons owning of record or known by Cornell to be the beneficial owner of more than 5% of outstanding Cornell common stock,

  •
  each of Cornell's directors,

  •
  each of Cornell's executive officers, and

  •
  all of Cornell's directors and executive officers as a group. The number of shares of Cornell common stock outstanding on December 15, 2006, was 14,063,523. Except as noted, all information with respect to beneficial ownership has been furnished by each director or officer or is based on filings with the Securities and Exchange Commission. Unless otherwise indicated below, voting and investment power of shares reported in this table is not shared with others. Beneficial ownership of Cornell common stock has been determined according to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, which provide that a person is deemed to be the beneficial owner of shares of stock if the person, directly or indirectly, has or shares the voting or investment power of that stock, or has the right to acquire ownership of the stock within 60 days, as of December 15, 2006.

	Amount and Nature of Beneficial Ownership(1)	Percentage
Pirate Capital LLC(2)(3) 200 Connecticut Avenue, 4th Floor Norwalk, CT 06854	2,321,100	16.50%
Merrill Lynch & Co. (on behalf of Merrill Lynch Investment Managers)(4) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	1,390,600	9.89%

Wynnefield Capital Management, LLC(5) 450 Seventh Avenue, Suite 509 New York, NY 10123	1,250,700	8.89%
Dimensional Fund Advisors, Inc.(6) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,225,800	8.72%
Albert Fried & Company, LLC(7) 60 Broad Street, 39th Floor New York, NY 10004	1,219,564	8.67%
Bank of America Corporation(8) 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255	916,232	6.51%
JPMorgan Chase & Co.(9) 270 Park Avenue New York, NY 10017	802,670	5.71%
North Star Partners, L.P.(10) 274 Riverside Avenue Westport, CT 06880	734,588	5.22%
Anthony R. Chase	54,754	*
Leon Clements	15,668	*
Richard Crane	15,768	*
Zachary R. George	18,348	*
Todd Goodwin	25,882	*
Thomas R. Hudson, Jr.(2)(3)	2,340,511	16.64%
James E. Hyman	114,167	*
Alfred J. Moran, Jr.	15,668	*
John R. Nieser	8,000	*
Patrick N. Perrin	73,996	*
D. Stephen Slack	68,284	*
Sally L. Walker	12,500	*
All directors and executive officers as a group (12 persons)	2,763,546	19.65%

*
Less than 1.0%.

(1)
Shares of common stock listed include shares subject to stock options exercisable within 60 days (44,600 for Mr. Chase, 12,500 for Mr. Clements, 12,500 for Mr. Crane, 12,500 for Mr. George, 12,500 for Mr. Goodwin, 12,500 for Mr. Hudson, 16,667 for Mr. Hyman, 12,500 for Mr. Moran, 8,000 for Mr. Nieser, 37,484 for Mr. Perrin, 35,000 for Mr. Slack, 12,500 for Ms. Walker and 229,251 for all the above as a group) and shares to be issued in January, 2007, pursuant to the terms of our employee stock purchase plan (1,716 for Mr. Hyman and 847 for Mr. Perrin).

(2)
Based on a filing made with the SEC reflecting ownership of common stock as of October 7, 2006, as filed by Pirate Capital LLC on October 13, 2006. The filing indicates shared voting power and shared dispositive power with respect to the referenced shares of common stock.

(3)
Based on the Statement of Beneficial Ownership on Form 4 filed with the SEC, indicating sole voting power and sole dispositive power with respect to the referenced shares of common stock, as filed on July 11, 2006. As the managing member of Pirate Capital LLC, Thomas R. Hudson, Jr. (A) may be deemed to be the beneficial owner of all shares of common stock owned by Pirate

  Capital LLC and (B) is deemed to have sole voting power and sole dispositive power with respect to all shares of common stock as to which Pirate Capital LLC has voting or dispositive power.

(4)
Based on a filing made with the SEC reflecting ownership of common stock as of December 31, 2005, as filed by Merrill Lynch & Co. on March 3, 2006. The filing indicates shared voting power and shared dispositive power for the referenced shares of common stock. Merrill Lynch & Co., Inc. is a parent holding company. Merrill Lynch Investment Managers is an operating division of Merrill Lynch & Co., Inc. consisting of Merrill Lynch & Co., Inc.'s indirectly-owned asset management subsidiaries including Fund Asset Management LP and Merrill Lynch Investment Managers LP.

(5)
Based on a filing made with the SEC reflecting ownership of common stock as of December 6, 2006, as filed by Wynnefield Capital Management, LLC on December 6, 2006. The filing indicates sole voting power and sole dispositive power with respect to the referenced shares of common stock.

(6)
Based on a filing made with the SEC reflecting ownership of common stock as of December 31, 2005, as filed by Dimensional Fund Advisors, Inc. on February 6, 2006. The filing indicates sole voting power and sole dispositive power with respect to the referenced shares of common stock.

(7)
Based on a filing made with the SEC reflecting ownership of common stock as of December 31, 2005, as filed by Albert Fried, Jr. and Albert Fried & Company, LLC on February 14, 2006. The filing indicates sole voting power and sole dispositive power with respect to the referenced shares of common stock.

(8)
Based on a filing made with the SEC reflecting ownership of common stock as of December 31, 2005, as filed by Bank of America Corporation on February 8, 2006. The filing indicates shared voting power for 762,068 shares of common stock and shared dispositive power for 916,232 shares of common stock with NB Holdings Corporation, Bank of America, NA, Columbia Management Group, LLC and Columbia Management Advisors, LLC.

(9)
Based on a filing made with the SEC reflecting ownership of common stock as of December 30, 2005 as filed by JPMorgan Chase & Co on February 10, 2006. The filing indicates sole voting power for 741,270 shares of common stock and sole dispositive power for 802,670 shares of common stock.

(10)
Based on a filing made with the SEC reflecting ownership of common stock as of December 6, 2006, as filed by North Star Partners, L.P., North Star Partners II, L.P., Circle T Master Limited, NS Advisors, LLC and Andrew R. Jones on December 6, 2006. The filing indicates sole voting power and sole dispositive power with respect to the referenced shares of common stock.

SUBMISSION OF STOCKHOLDER PROPOSALS

        The deadline for receipt by us of stockholder proposals at Cornell's executive offices for inclusion in Cornell's proxy statement and form of proxy for its 2007 annual meeting, if there is one, is on or before January 26, 2007.

        Our amended and restated bylaws provide that, for any stockholder to nominate a person for election to our board, the stockholder must have given timely notice thereof in writing to our Secretary. To be timely, a stockholder's notice must be delivered to, or mailed and received by, our Secretary at our principal executive offices not less than 90 days prior to the first anniversary of the date of the previous year's annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the tenth day following the day on which the date of such meeting has been first publicly disclosed. Any stockholder's notice to our Secretary shall set forth (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected), and (2) as to the stockholder giving notice (A) the name and address, as they appear on our books, of such stockholder and (B) the class and number of shares which are beneficially owned by such stockholder.

        Our amended and restated bylaws provide that, for business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary. To be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices not less than 50 days prior to the meeting. In the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to our Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our books, of the stockholder proposing such business, (3) the class and number of shares which are beneficially owned by the stockholder and (4) any material interest of the stockholder in such business.

OTHER MATTERS

        The Cornell board of directors is not aware of any matters to be presented for action at the special meeting other than those set forth in this proxy statement. However, should any other business properly come before the special meeting, or any adjournment or postponement thereof, the enclosed proxy confers upon the persons entitled to vote the shares represented by such proxy, discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of Cornell.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

        Cornell files annual, quarterly and current reports, proxy statements and other information with the SEC, under Commission Filing Number 1-14472. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

    Public Reference Room
    100 F Street, N.E.
    Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Cornell's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        Reports, proxy statements or other information concerning us may also be inspected at the offices of the New York Stock Exchange at:

    20 Broad Street
    New York, NY 10005

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by writing to Cornell Companies, Inc., 1700 West Loop South, Suite 1500, Houston, Texas 77027, Attention: Corporate Secretary, or calling Patrick N. Perrin, Corporate Secretary, at (713) 623-0790. If you would like to request documents, please do so by January 5, 2007, in order to receive them before the special meeting.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

  •
  Cornell's Annual Report on Form 10-K for the year ended December 31, 2005,

  •
  Cornell's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006,

  •
  Cornell's Current Reports on Form 8-K filed on January 31, 2006, February 10, 2006, March 14, 2006, March 22, 2006, April 3, 2006, April 13, 2006, May 9, 2006, June 5, 2006, June 12, 2006, August 8, 2006, August 29, 2006, October 10, 2006, October 25, 2006, November 7, 2006, November 9, 2006 (as amended on December 12, 2006), November 22, 2006 and December 1, 2006, and

  •
  Cornell's proxy statement relating to its 2006 annual meeting of stockholders.

        You may request a copy of these filings, at no cost, by writing or calling Cornell at the following address or telephone number: Cornell Companies, Inc., 1700 West Loop South, Suite 1500, Houston, Texas 77027, (713) 623-0790. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated December 21, 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Appendix A

         AGREEMENT AND PLAN OF MERGER

Dated as of October 6, 2006
among
THE VERITAS CAPITAL FUND III, L.P.
(SOLELY FOR PURPOSES OF SECTION 8.13),
CORNELL HOLDING CORP.,
CCI ACQUISITION CORP.,
and
CORNELL COMPANIES, INC.

A-ii

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of October 6, 2006 (this "Agreement"), is among THE VERITAS CAPITAL FUND III, L.P., a Delaware limited partnership ("Veritas III" or the "Guarantor") (solely for purposes of Section 8.13 hereof), CORNELL HOLDING CORP., a Delaware corporation ("Parent"), CCI ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub "), and CORNELL COMPANIES, INC., a Delaware corporation ("Target "). Certain terms used in this Agreement are used as defined in Section 8.11.

RECITALS:

        WHEREAS, the Boards of Directors of Parent and Merger Sub and the Board of Directors of Target have approved and declared advisable this Agreement and the merger of Merger Sub into Target on the terms and subject to the conditions set forth in this Agreement (the "Merger");

        WHEREAS, as inducement and a condition to Parent's willingness to enter into this Agreement, Parent and certain of the Target Stockholders (as hereafter defined) have entered into a voting agreement, dated as of the date hereof (the "Voting Agreement"), pursuant to which the Target Stockholders which are parties thereto have agreed, among other things, to vote the shares of Target Common Shares (as hereafter defined) held by them, in favor of the Merger and the adoption of this Agreement; and

        WHEREAS, Parent, Merger Sub and Target desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT:

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and Target (and, solely for purposes of Section 8.13 hereof, Veritas III) hereby agree as follows:

ARTICLE I
THE MERGER

Section 1.1    The Merger.

        On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law ("DGCL"), Merger Sub shall be merged with and into Target at the Effective Time. At the Effective Time, the separate existence of Merger Sub shall cease and Target shall continue as the surviving company (the "Surviving Company "). The Merger, the payment of the Merger Consideration in connection with the Merger and the other transactions contemplated by this Agreement are referred to herein as the "Transactions."

Section 1.2    Closing.

        The closing of the Merger (the "Closing") shall take place at 10:00 a.m. (New York, New York time) on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the fifth Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that in no event shall the Parent or Merger Sub be obligated to effect the Closing either (x) on a date before January 14, 2007, or (y) after the Outside Date.

Section 1.3    Effective Time.

        Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the Surviving Company shall file with the Secretary of State of the State of Delaware a certificate of merger, in substantially the form attached hereto as Exhibit A, executed in accordance with the relevant provisions of the DGCL (the "Certificate of Merger"). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the "Effective Time").

Section 1.4    Effects of the Merger.

        The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

Section 1.5    Organizational Documents of the Surviving Company.

        At the Effective Time, and by virtue of the Merger, the certificate of incorporation and bylaws of the Surviving Company shall be amended and restated to read in their entirety as set forth in Exhibits B and C hereto, respectively, until thereafter amended as provided therein or by applicable Law.

Section 1.6    Directors and Officers of the Surviving Company.

        (a)   The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company immediately following the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        (b)   The officers of Target immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II
CONVERSION OF SECURITIES

Section 2.1    Conversion of Securities.     At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of Merger Sub, Target or any other Person:

        (a)   Equity of Merger Sub.    Each issued and outstanding share of common stock of Merger Sub shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.001 per share, of the Surviving Company.

        (b)   Cancellation of Treasury Shares and Parent-Owned Shares.    Any Target Common Shares that are owned by Target as treasury stock, and any Target Common Shares owned by Parent or Merger Sub, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

        (c)   Conversion of Common Shares.    Subject to Sections 2.1(d) and 2.3, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b) and other than Dissenting Shares, as hereinafter defined) shall be converted into the right to receive an amount (rounded to the nearest penny) (the "Merger

Consideration") equal to (i) the sum of (x) the Aggregate Paid Merger Consideration and (y) the Aggregate Deemed Strike Price, divided by (ii) the Aggregate Fully Diluted Share Amount.

        (d)   Cancellation of Target Preferred Shares.    Any Target Preferred Shares that are owned by Target as treasury stock, any Target Preferred Shares that are owned by Parent or Merger Sub, and any Target Preferred Shares issued and outstanding immediately prior to the Effective Time, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

        (e)   Effect of Conversion.

          (i)    Target Common Shares.    From and after the Effective Time, all of the Target Common Shares converted into the Merger Consideration pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate theretofore representing any such Target Common Shares (each a " Certificate") shall thereafter cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, with respect thereto, in accordance with the applicable provisions of Section 2.2.

          (ii)   Target Preferred Shares.    From and after the Effective Time, all of the Target Preferred Shares referred to in Section 2.1(d) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate theretofore representing any such Target Preferred Shares shall thereafter cease to have any rights with respect thereto.

          (iii)  Limitation on Payment.    Notwithstanding anything to the contrary set forth in this Agreement, the aggregate Merger Consideration which the former holders of such shares of Target Common Stock shall have the right to receive pursuant to Section 2.1(c), plus the aggregate amount of the payments to be made by Parent to holders of Stock Options pursuant to Section 2.4(a), plus the aggregate amount of the payments to be made by Parent to option or right holders under the Target ESPP pursuant to Section 2.4(c), shall not exceed the Aggregate Paid Merger Consideration.

Section 2.2    Exchange of Certificates.

        (a)   Exchange Agent.    Prior to the Effective Time, Parent shall appoint such exchange agent reasonably acceptable to Target (the "Exchange Agent") for the purpose of exchanging Certificates representing Target Common Shares converted into the Merger Consideration pursuant to Section 2.1, and non-certificated Target Common Shares converted into the Merger Consideration pursuant to Section 2.1 and represented by book entries ("Book Entry Shares"), for the Merger Consideration. The Exchange Agent shall also be responsible for paying the Stock Option Consideration and the ESPP Consideration as contemplated in Section 2.4. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the Target Stockholders, cash sufficient to pay the aggregate Merger Consideration to be delivered in respect of the Target Common Shares, plus cash sufficient to pay the Stock Option Consideration and the ESPP Consideration (such aggregate amount being hereinafter referred to as the "Exchange Fund"). The Exchange Fund shall not be used for any other purpose. As soon as reasonably practicable following the date of this Agreement and in any event not less than ten (10) Business Days prior to the Closing Date, Parent and the Exchange Agent shall agree upon a final form of letter of transmittal (which shall specify that (i) delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent or by appropriate guarantee of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States, that is a member in good standing of the Securities Transfer Agents' Medallion Program and (ii) the signature thereof must be guaranteed by such a member or bank or trust company in the form customarily used in transactions of this nature) (the "Letter of Transmittal"), for use in effecting delivery of Target Common Shares to the Exchange Agent and instructions related thereto (the "Instructions"). Promptly after the Letter of Transmittal and Instructions have been finalized, the Exchange Agent shall make the Letter of Transmittal and Instructions available, upon request, to holders of Target Common Stock, and promptly (and in any event within three (3) Business Days) after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of Target Common Shares as of the Effective Time, who has not previously submitted a properly completed and duly executed Letter of Transmittal, the Letter of Transmittal and Instructions. Exchange of any Book-Entry Shares shall be effected in accordance with Exchange Agent's customary procedures with respect to securities represented by book entry.

        (b)   Exchange Procedures.    If a holder of Target Common Shares surrenders to the Exchange Agent a Certificate, together with a Letter of Transmittal properly completed and duly executed, and such other documents as may be reasonably requested pursuant to the Instructions, at least two (2) Business Days prior to the Closing Date and such holder is the record holder as of the Effective Time, then the holder of such Certificate shall be paid on the Closing Date in exchange therefor, by the Exchange Agent, solely from the Exchange Fund (to the extent not terminated in accordance with Section 2.2(f)), or otherwise by Parent in accordance with Section 2.2(f), the Merger Consideration (subject to any applicable withholding tax as specified in Section 2.2(i)), without interest, with respect thereto, and such Certificate shall forthwith be canceled. If a holder surrenders to the Exchange Agent a Certificate, together with a Letter of Transmittal properly completed and duly executed (and such other documents as may be reasonably requested pursuant to the Instructions), any time after two (2) Business Days prior to the Closing Date, and such holder is the record holder as of the Effective Time, then the holder of such Certificate shall be paid as soon as reasonably practicable following the Closing Date in exchange therefor by the Exchange Agent, solely from the Exchange Fund (to the extent not terminated in accordance with Section 2.2(f)), or otherwise by Parent in accordance with Section 2.2(f), the Merger Consideration (subject to any applicable withholding tax as specified in Section 2.2(i)), without interest, with respect thereto, and such Certificate shall forthwith be canceled. No interest shall be paid or accrued on any Merger Consideration payable to holders of Certificates.

        (c)   Transfer Books; No Further Ownership Rights in Shares.    The Merger Consideration paid in respect of Target Common Shares upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Target Common Shares previously represented by such Certificates, and at the Effective Time, the share transfer books of Target shall be closed and thereafter there shall be no further registration of transfers on the share transfer books of the Surviving Company of Target Common Shares or Target Preferred Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates that evidenced ownership of Target Common Shares or Target Preferred Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except as otherwise provided for herein or by applicable Law.

        (d)   Certificate Holder.    If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the payment thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

        (e)   No Further Ownership Rights in Target Common Shares.    The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any Target Common Shares shall be deemed to have been paid in full satisfaction of all rights pertaining to such Target Common Shares, including any rights to receive declared but unpaid dividends with a record date prior to the Effective Time.

        (f)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of Target Common Shares for six (6) months after the Effective Time shall be delivered to Parent (or its designee), upon demand, and any holder of Target Common Shares who has not theretofore complied with this Article II shall thereafter look only to the Surviving Company for payment of the Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Target Common Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law and subject to the Surviving Company's obligation in the preceding sentence, become the property of the Surviving Company free and clear of any claims or interest of any Person previously entitled thereto.

        (g)   No Liability.    None of Parent, Merger Sub, Surviving Company or the Exchange Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official to the extent required by any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered immediately prior to the date on which the Merger Consideration in respect of such Certificate would otherwise irrevocably escheat to or become the property of any Governmental Authority, any such cash in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

        (h)   Investment of Exchange Fund.    The Exchange Agent shall invest the cash included in the Exchange Fund, as directed by Parent, in (i) direct obligations of the United States, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest or (iii) commercial paper obligations receiving the highest rating from either Moody's Investor Services, Inc. or Standard & Poor's, a division of The McGraw Hill Companies, or a combination thereof; provided that, in any such case, no such instrument shall have a maturity exceeding three (3) months from the date of the investment therein. Any interest and other income resulting from such investments shall be paid to Parent.

        (i)    Withholding Rights.    Parent, Surviving Company and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Target Common Shares, any holder of Stock Options, or any holder of options or rights issued pursuant to the Target ESPP, pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), or under any other provision of applicable federal, state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, Surviving Company or the Exchange Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made by Parent, Surviving Company or the Exchange Agent.

        (j)    Lost Certificates.    If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, defaced or destroyed and, if reasonably required by the Surviving Company, the posting by such Person of a bond, and in such reasonable amount as the Surviving Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in accordance with Section 2.2 (except for the provisions thereof requiring delivery of such Certificate), in respect of such lost, stolen, defaced or destroyed Certificate the Merger Consideration with respect to each Target Common Share formerly represented by such Certificate.

Section 2.3    Appraisal Rights.

        Notwithstanding anything in this Agreement to the contrary, Target Common Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has delivered a written demand for appraisal for such shares in accordance with Section 262 of the DGCL (a "Dissenting Stockholder") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1. At the Effective Time, all Target Common Shares issued and outstanding immediately prior to the Effective Time and held by Dissenting Stockholders ("Dissenting Shares") shall be canceled and cease to exist and shall represent only the right to receive payment with respect thereto in accordance with Section 262 of the DGCL. Each Dissenting Stockholder who, pursuant to the provisions of Section 262 of the DGCL, becomes entitled to payment thereunder for such Dissenting Shares, shall receive payment therefor in accordance with Section 262 of the DGCL. If, after the Effective Time, any Dissenting Stockholder fails to perfect or effectively withdraws or otherwise loses the right to appraisal under the DGCL, such Dissenting Stockholder's Dissenting Shares shall thereupon be treated as if they had been canceled and ceased to exist and had been converted, as of the Effective Time, into the right to receive the Merger Consideration, without interest on such amount, with respect thereto. From and after the Effective Time, no holder of Target Common Shares shall be entitled to vote its Target Common Shares for any purpose or to receive payment of dividends or other distributions on its Target Common Shares.

Section 2.4    Target Options, Warrants and Employee Stock Purchase Plan.

        (a)   As soon as practicable following the date of this Agreement, but in any event no later than 30 days prior to the Closing Date, the Board of Directors of Target (or, if appropriate, any committee administering the Stock Option Plans) shall adopt such resolutions or use its reasonable best efforts to take such other actions as are required to provide that each then outstanding stock option to purchase Target Common Shares (a "Stock Option") heretofore granted under any stock option or other stock-based incentive plan, program or arrangement of Target (collectively, the "Stock Option Plans") (other than the Target ESPP) shall be canceled, irrespective of any vesting or other term or condition set forth in any grant, immediately prior to the Effective Time in exchange for payment (subject to any applicable withholding taxes) of an amount in cash equal to the product of (x) the number of Target Common Shares subject to and vested under (determined after giving effect to any accelerating vesting provisions) such Stock Option immediately prior to the Effective Time and (y) the excess, if any, of the Merger Consideration over the per share exercise price of such Stock Option (the "Stock Option Consideration"). The Exchange Agent will make the foregoing payments from the Exchange Fund to holders of Stock Options on, or as soon as practicable following, the Effective Time. Such payments shall be made pursuant to instructions provided by the Target.

        (b)   Target shall deliver written notice to each Registered Holder (as defined in the Warrant Agreement) of Warrants at least ten (10) days prior to the Effective Time that such Registered Holder shall have the option of (i) exercising his, her or its Warrant prior to the Merger effective immediately upon exercise or (ii) exercising his, her or its Warrant contingent upon the actual occurrence of the Merger. In the event, a Registered Holder elects to exercise any part of his, her or its Warrant in accordance with such notice, then such Warrant shall, either as of the execution of the Exercise Agreement (as defined in the Warrant Agreement) with respect to such exercise, or, if such exercise is contingent upon the consummation of the Merger, immediately prior to the Effective Time, be converted into that number of Target Common Shares indicated in the Exercise Agreement subject to the delivery of the applicable exercise price prior to the Effective Time.

        (c)   Target shall use its reasonable best efforts to take all actions necessary to provide that the following shall occur, at or immediately prior to the Effective Time (the "Target ESPP-Related Events"): (i) each then outstanding option or right to acquire Target Common Shares under Target's Employee Stock Purchase Plan (the "Target ESPP") shall automatically be exercised or deemed exercised, and (ii) in lieu of Target Common Shares being issued upon the exercise of each such option or right, the holder of such option or right shall receive, from Parent, following the Effective Time, an amount in cash (subject to any applicable withholding tax) equal to the product of (x) the number of Target Common Shares otherwise issuable upon such exercise or deemed exercise and (y) the excess, if any, of the Merger Consideration over the per share exercise price of such option or right (the "ESPP Consideration") Target shall use its reasonable best efforts to effectuate the Target ESPP-Related Events, including obtaining consents from any optionee or right holder to give effect to the transactions contemplated by this Section 2.4(c). Target (i) shall not permit the commencement of any new offering period under the Target ESPP following the date hereof, (ii) shall not permit any optionee or right holder to increase his or her rate of contributions under the Target ESPP following the date hereof, and (iii) shall terminate the Target ESPP as of the Effective Time. The Exchange Agent will make the foregoing payments from the Exchange Fund to the applicable Target ESPP participants on, or as soon as practicable following, the Effective Time. Such payments shall be made pursuant to instructions provided by Target.

        (d)   At the Effective Time, each Stock Option, each Warrant, and each option or right issued by Target under the Target ESPP, shall be canceled and shall cease to represent, or represent the right to purchase or acquire any Target Common Shares, Target Preferred Shares or any other equity securities of the Target, Merger Sub, Parent, the Surviving Company or any of their respective assets.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF TARGET

        Target represents and warrants to Parent and Merger Sub, except (x) as set forth in the Target Disclosure Schedules or (y) the Target SEC Documents filed with the SEC prior to the execution of this Agreement (it being understood that any matter set forth in such Target SEC Documents shall be deemed disclosed with respect to any section of this Article III (other than Section 3.5) to which the matter relates, to the extent the relevance of such matter to such section is reasonably apparent), as follows:

Section 3.1    Organization, Standing and Power.

        (a)   Target is a corporation, validly existing and in good standing under the Laws of the State of Delaware, and has all corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Target is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where such failures to be so licensed, qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect.

        (b)   Each Subsidiary of Target is validly existing and in good standing under the laws of the jurisdiction of its organization or formation and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where such failures to be so licensed, qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect. All the outstanding equity interests in each Subsidiary of Target are owned directly or indirectly by Target, in each case free and clear of all liens (including, without limitation, liens imposed by Law, such as, but not limited to, mechanics liens), pledges, charges, mortgages, encumbrances, conditions or covenants of record, zoning or similar restrictions, conditional sale or other title retention agreements, adverse claims, security interests and transfer restrictions (collectively, "Liens"), except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and other applicable securities laws. Neither Target nor any of its Subsidiaries own, directly or indirectly, any interest or investment (whether equity or debt) in any Person that is not a direct or indirect wholly-owned subsidiary of Target. Schedule 3.1(b) sets forth all of the Subsidiaries of Target, and for each Subsidiary of Target, (i) its authorized capital stock, share capital or other equity interests, (ii) the number of issued and outstanding shares of capital stock, share capital or other equity interests, (iii) the holder or holders of such shares, share capital or other equity interests, and (iv) its jurisdiction of incorporation and the other jurisdictions where it is qualified to do business as a foreign corporation.

        (c)   Target has made available to Parent complete and correct copies of the certificate of incorporation and bylaws or other organizational documents of Target and each Subsidiary thereof. Neither Target nor any of its Subsidiaries is in violation of the provisions of its certificate of incorporation, bylaws or other organizational documents, except where such failures would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect. The Board of Directors of Target has not designated any Subsidiary of Target as an "Unrestricted Subsidiary" pursuant to the Senior Notes Indenture.

Section 3.2    Capitalization.

        (a)   The authorized capital stock of Target consists of (i) 30,000,000 Target Common Shares and (ii) 10,000,000 shares of preferred stock, par value $.001 per share ("Target Preferred Shares"). As of the date hereof, (A) 14,147,898 Target Common Shares were issued and outstanding, (B) 655,355 Target Common Shares have been reserved for issuance pursuant to the Stock Option Plans, 72,592 Target Common Shares have been reserved for issuance pursuant to the Warrants, and 37,757 Target Common Shares have been reserved for issuance pursuant to the Target ESPP, subject to adjustment on the terms set forth in such Stock Option Plans, Warrants and Target ESPP, respectively; (C) 1,540,394 Target Common Shares were held in the treasury of Target and (D) no Target Preferred Shares were issued and outstanding. There are not any bonds, debentures, notes or other indebtedness of Target having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Target capital stock may vote (" Voting Target Debt"). Except for the Stock Options (which are held of record, as of the date hereof, by the persons and for the respective quantities of Target Common Shares at the respective exercise prices per share set forth on Schedule 3.2(a)), options or rights granted under the Target ESPP to acquire Target Common Stock thereunder and the Warrants, as of the date hereof, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" unit rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Target or any of Target's Subsidiaries is a party or by which any of them is bound (x) obligating Target or any Target Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital stock of, or any security convertible or exercisable for or exchangeable into any capital stock of, Target or any Subsidiary of Target or any Voting Target Debt, (y) obligating Target or any Subsidiary of Target to issue, grant, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking or (z) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Target capital stock. As of the date of this Agreement, there are not any outstanding contractual obligations of Target or any Target Subsidiary to repurchase, redeem or otherwise acquire any capital stock of Target or any Target Subsidiary.

        (b)   The issued and outstanding Target Common Shares have been duly authorized and validly issued and are fully paid and non-assessable. Such Target Common Shares were not issued in violation of pre-emptive or similar rights or any other agreement or understanding binding on Target. All of the outstanding equity interests of the Subsidiaries of Target have been duly authorized and are validly issued, fully paid (to the extent required under the applicable governing documents) and non-assessable and free of pre-emptive rights (except as set forth to the contrary in the applicable governing documents), and were not issued in violation of pre-emptive or similar rights; and all such equity interests are owned free and clear of all Liens, except for applicable securities laws and restrictions on transfer contained in the applicable governing documents.

        (c)   There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Target or any of its Subsidiaries is a party or by which the Target or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Target or any of its Subsidiaries or the registration of the offer or sale of any shares of capital stock of Target or any of its Subsidiaries under the Securities Act.

        (d)   All outstanding Warrants have been amended on or prior to the date of this Agreement to provide for the automatic termination of the unexercised portion thereof at the Effective Time. True, complete and correct copies of all amendments to the outstanding Warrants have been delivered to Parent prior to the execution of this Agreement.

Section 3.3    Authority; Noncontravention; Voting Requirements.

        (a)   Target has all necessary power and authority to execute and deliver this Agreement and, subject to obtaining the approval of its stockholders to the adoption of this Agreement as set forth in Section 5.2 (the "Target Stockholder Approval"), to perform its obligations hereunder and to consummate the Merger and the other Transactions to be performed or consummated by Target. The execution, delivery and performance by Target of this Agreement, and the consummation by it of the Merger and the other Transactions to be performed or consummated by Target, have been duly authorized and approved by its Board of Directors, and except for obtaining the Target Stockholder Approval, no other corporate action on the part of Target is necessary to authorize the execution, delivery and performance by Target of this Agreement and the consummation by Target of the Merger and the other Transactions to be performed or consummated by Target. This Agreement has been duly executed and delivered by Target and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Target, enforceable against Target in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

        (b)   The Board of Directors of Target, after having received the recommendation of the Special Committee, at a meeting duly called and held, has duly adopted resolutions by a unanimous vote of all directors, (i) approving and declaring advisable this Agreement, the Merger and the other Transactions to be performed or consummated by Target, (ii) determining that the terms of the Merger and the other Transactions to be performed or consummated by Target are in the best interests of the Target Stockholders, (iii) directing that this Agreement be submitted to the Target Stockholders for a vote at a meeting of such holders and (iv) recommending that Target Stockholders approve and adopt this Agreement and the Merger at such meeting.

        (c)   Neither the execution and delivery of this Agreement by Target nor the consummation by it of the Merger and the other Transactions to be performed or consummated by Target, nor compliance by it with any of the terms or provisions hereof, will (i) conflict with or violate any provision of Target's certificate of incorporation or bylaws or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Target Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Target or any Subsidiary thereof or (y) violate or constitute a default (or an event, condition or circumstance that, with notice or lapse of time or both, would constitute a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any Liens on any of the assets of Target or any of its Subsidiaries, under any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, contract or other agreement (each, a "Contract") or Permit, to which any of the Target and its Subsidiaries is a party, or by which Target or any of its Subsidiaries, or any Target Owned Real Estate or Target Leased Real Estate (as each such term is defined in Section 3.12) are otherwise affected, except, in the case of clause (ii), as set forth on Schedule 3.3(c), and except for such violations or defaults as would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect.

        (d)   Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.9, the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Target Common Shares for the approval of the adoption of this Agreement is the only vote or approval of the holders of any capital stock of Target or any of its Subsidiaries that is necessary to adopt this Agreement and approve the Transactions contemplated hereby.

        (e)   Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.9, Target and its board of directors have taken all actions such that the restrictions on "business combinations" (as defined in Section 203 of the DGCL) will not apply to the Transactions.

Section 3.4    Governmental Approvals.

        Except for (a) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act, (b) the filing of any other required applications or notices with any state agencies of competent jurisdiction and approval of such applications and notices (the "Other Approvals"), (c) the filing with the SEC of a proxy statement relating to the matters to be submitted to the Target Stockholders at the Target Stockholders Meeting (such proxy statement (including any prospectus of which such proxy statement is a part), and any amendments or supplements thereto, the "Proxy Statement") and other filings with the Securities and Exchange Commission (the " SEC") under the Securities Act and the Exchange Act, including the filing of Schedule 13E-3, if necessary, (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE (the consents, approvals, filings and registration required under or in relation to the foregoing clauses (b) through (e) being referred to as "Necessary Consents"), and (f) such other legally required consents, approvals, filings and registrations the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Target and the consummation by Target of the Merger and the other Transactions to be performed or consummated by Target, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect.

Section 3.5    Target SEC Documents; Undisclosed Liabilities.

        (a)   Since January 1, 2003, Target has filed all reports, schedules, forms and registration, proxy and other statements with the SEC (the "Target SEC Documents") required to be filed by it pursuant to the federal securities laws and the rules and regulations of the SEC promulgated thereunder. As of their respective effective dates (in the case of Target SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Target SEC Documents), the Target SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Target SEC Documents, and none of the Target SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   The consolidated financial statements of Target included in the Target SEC Documents have been prepared in accordance with GAAP (except, in the case of unaudited interim statements, as stated in the notes thereto) applied on a consistent basis during the periods involved (except as stated in the notes thereto) and fairly present in all material respects the consolidated financial position of Target and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of unaudited interim statements, to normal recurring year-end adjustments that would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect).

        (c)   Since January 1, 2000, the Target and its Subsidiaries have timely filed all regulatory reports, schedules, forms and registrations and other documents required to be filed with any Governmental Authority other than the SEC, including state securities administrators. Such reports of Target and its Subsidiaries were prepared in accordance with the requirements of applicable Law, except for the failure to make such filings as would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect. As of their respective filing dates, all such reports, schedules, forms and registrations and other documents complied in all material respects with the requirements of applicable Law with respect to such items, and there is no unresolved violation or exception with respect to any such item alleged by any Governmental Authority, except for such resolved violations or exceptions as would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect.

        (d)   Neither Target nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) which, if known, would be required to be reflected or reserved against on a consolidated balance sheet of Target prepared in accordance with GAAP, except liabilities (i) reflected or reserved against on the balance sheet of the Target and its Subsidiaries as of December 31, 2005 (the "Target Balance Sheet Date") (including the notes thereto) included in the Target SEC Documents, (ii) incurred after the Target Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) as expressly contemplated by this Agreement or otherwise in connection with the Merger or (iv) as would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect.

        (e)   As of the date of this Agreement, the aggregate principal amount of repayments of the Senior Notes that have been made with proceeds from Asset Dispositions (within the meaning of the Senior Notes Indenture) utilized in accordance with clause (3)(a) of Section 3.5 of the Senior Notes Indenture that permanently reduced the commitments thereunder is not in excess of $5,000,000.

Section 3.6    Absence of Certain Changes.

        Except as disclosed in the Target SEC Documents filed with the SEC prior to the date of this Agreement, since the Target Balance Sheet Date, (a) Target and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice, (b) there have not been any events, changes or occurrences that have had, or would reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect, and (c) neither Target nor any Subsidiary thereof has taken any other action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1(a) hereof, except for such breaches as would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect. Except as disclosed in the Target SEC Documents filed with the SEC prior to the date of this Agreement, during the period from the Target Balance Sheet Date up to (and including) the date of this Agreement, there has not occurred any sale, lease or other disposition of any Target Owned Real Estate or Target Leased Real Estate.

Section 3.7    Legal Proceedings.

        Except as would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect, as of the date hereof, there are no pending or, to the Knowledge of Target, threatened, legal or administrative proceedings, claims, suits, or actions against Target or any of its Subsidiaries (or to which any of them is a party) or any arbitrations to which Target or any of its Subsidiaries is a party, or any Target Benefit Plan, nor, to the Knowledge of Target, any pending investigations or audits of Target or any of its Subsidiaries, or any Target Benefit Plan, nor any outstanding or unsatisfied injunctions, orders, judgments, awards, rulings or decrees imposed upon Target or any of its Subsidiaries, or any Target Benefit Plan, or, to the Knowledge of Target, otherwise affecting Target's title to or rights in respect of any Target Owned Real Estate or Target Leased Real Estate, by or before any Governmental Authority.

Section 3.8    Compliance With Laws; Permits.

        (a)   Target and its Subsidiaries are in compliance with all laws, statutes, ordinances, codes, rules, regulations, decrees, notices, and orders of Governmental Authorities (and all Permits) (collectively, "Laws") applicable to Target or any of its Subsidiaries and Target Owned Real Estate and Target Leased Real Estate, except for such instances of non-compliance as would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect. No new construction has been commenced at, and no development entitlements been sought for any new construction at, any Target Real Estate or Target Leased Real Estate, which would, upon completion, cause there to be a breach in any material respect of the representation set forth in the foregoing sentence. Target and each of its Subsidiaries hold all licenses, franchises, development entitlements, grants, permits, certificates (including, without limitation, certificates of occupancy), zoning permits, privileges, immunities, orders, registrations, easements, rights and other approvals, orders and authorizations from Governmental Authorities (collectively, "Permits") necessary for the lawful conduct of their respective businesses, including the current use, occupancy and operation by Target and its Subsidiaries of the Target Owned Real Estate and Target Leased Real Estate, except where such failures to hold the same would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect. All Permits held by Target and its Subsidiaries are valid and in full force and effect, no legal or administrative proceeding, claim, suit, action or investigation is pending or, to the Knowledge of Target, threatened, to suspend, cancel or revoke any such Permit, no such Permit shall be affected in any respect by the transactions contemplated hereby, and Target and its Subsidiaries are in compliance with the terms of all such Permits, except for such instances of non-compliance as would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect. No correctional, rehabilitative, educational, detention or other similar facility (each, a "Facility") operated or otherwise managed by Target or any of its Subsidiaries is required by any applicable Laws or contracts to which the Target or any of its Subsidiaries are parties to comply with the requirements for accreditation by and the standards of, the American Correctional Association or the Joint Commission on the Accreditation of Health Organizations, except for such instances of required compliance the absence of which would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect.

Section 3.9    Tax Matters.

        (a)   Except as set forth in Schedule 3.9: (i) each of Target and its Subsidiaries has timely filed, or has caused to be filed on its behalf (taking into account any extension of time within which to file), all Tax Returns (as hereinafter defined) required to be timely filed by it, and all such filed Tax Returns are correct and complete in all material respects, (ii) all Taxes (whether or not shown to be due on such Tax Returns) have been timely paid, (iii) no deficiency with respect to Taxes has been proposed, asserted or assessed against Target or any of its Subsidiaries, which have not been fully paid or adequately reserved (other than any reserve for deferred Taxes to reflect timing differences between book and Tax income), (iv) no audit or other administrative or court proceedings are pending with any Governmental Authority with respect to Taxes of Target or any of its Subsidiaries as to which written notice thereof has been received, (v) there is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes of Target or its Subsidiaries nor has any request been made for any such extension, (vi) all Taxes that Target or any of its Subsidiaries is (or was) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable, (vii) since January 1, 2001, no written claim has been made by any taxing authority in a jurisdiction where Target or any of its Subsidiaries does not file tax returns that Target or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, (viii) Target and its Subsidiaries have not made any payments, are not obligated to make any payments and are not a party to any agreements that under any circumstances could obligate any of them to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code or that would not be deductible under Section 162 of the Code and (ix) none of Target or any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" as such terms are defined in Section 355 of the Code in a distribution of stock outside of the affiliated group of which Target is the common parent qualifying or intended to qualify for tax-free treatment (in whole or in part) under Section 355(a) or 361 of the Code, and (x) Target has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (b)   For purposes of this Agreement: (x) "Taxes" shall mean (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A), and (C) any transferee liability in respect of any items described in clauses (A) and/or (B) payable by reason of Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law), and (y) "Tax Returns" shall mean any required return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 3.10    Employee Benefits.

        (a)   Schedule 3.10(a) lists each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and any other employee benefit plan or arrangement contributed to, or sponsored by, Target or any of its Subsidiaries or with respect to which Target or any of its Subsidiaries has any present or future liability (each, a "Target Benefit Plan"). Target has made available to Parent correct and complete copies of (i) each Target Benefit Plan (or, in the case of any such Target Benefit Plan that is unwritten, descriptions thereof), (ii) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS")with respect to each Target Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Target Benefit Plan for which such summary plan description is required and (iv) each trust agreement and insurance or group annuity contract relating to any Target Benefit Plan. Each Target Benefit Plan maintained, contributed to or required to be contributed to by Target or any of its

Subsidiaries has been administered in all material respects in accordance with its terms. Target, its Subsidiaries and all Target Benefit Plans are all in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws, except for any instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect. (i) All Target Benefit Plans that are "employee pension plans" (as defined in Section 3(3) of ERISA) that are intended to be tax qualified under Section 401(a) of the Code (each, a "Target Pension Plan") that is maintained, contributed to or required to be contributed to by Target or any of its Subsidiaries has received a favorable determination or opinion letter from the IRS regarding such qualification and (ii) to the Knowledge of Target, no event has occurred since the date of the most recent determination or opinion letter or application therefor relating to any such Target Pension Plan that would reasonably be expected to adversely affect the qualification of such Target Pension Plan. Target has made available to Parent a correct and complete copy of the most recent determination or opinion letter received with respect to each Target Pension Plan maintained, contributed to or required to be contributed to by Target or any of its Subsidiaries, as well as a correct and complete copy of each pending application for a determination letter, if any. All contributions and premiums under or in connection with Target Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of Target Benefit Plans have been made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into Target SEC Documents. No Target Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. Neither Target nor its Subsidiaries has incurred any liability under Title IV of ERISA that has not been paid in full prior to the Closing and no Target Benefit Plan is subject to Title IV of ERISA. Neither Target nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current or former employees of Target or any of its Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable law.

        (b)   No Target Benefit Plan exists that, as a result of the execution of this Agreement, stockholder approval of this Agreement, or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), will entitle any employee, consultant or director to (i) severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable, or result in any other material obligation pursuant to, any of the Target Benefit Plans or (iii) result in payments which would not be deductible under Section 280G of the Code.

Section 3.11    Labor and Employment Matters.

        (a)   Except as otherwise would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect, Target and each of its Subsidiaries are and have been, in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, occupational safety and health, civil rights, family and medical leaves and military leaves, and wages and hours.

        (b)   Neither Target nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither Target nor any of its Subsidiaries is subject to any charge, demand, petition or representation proceeding seeking to compel, require or demand it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of Target, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Target or any of its Subsidiaries.

Section 3.12    Material Contracts.

        Schedule 3.12 sets forth a list of the following Contracts, whether written or oral, to which Target is a party or by which Target or any of its assets is bound as of the date hereof:

        (a)   (i) any Contract (including any such Contracts entered into with any Governmental Authority) or commitment, that by its terms provides for, or is likely to involve, over the remaining term of such Contract, EBITDA of more than $700,000 per annum or $3 million in the aggregate or (ii) any Contract with a vendor or other service provider involving expenditures by Target or its Subsidiaries of more than $1 million;

        (b)   any Contract for borrowed money, or guarantees thereof, and any agreement of surety, guarantee or indemnification with respect to which Target or a Subsidiary thereof is the obligor, in each case involving a current outstanding aggregate principal amount or guaranteed amount in excess of $500,000;

        (c)   any Contract for the lease of personal property or fixtures to or from any Person and that by its terms provides for, or is likely to involve, over the remaining term of such Contract, lease payments of more than $500,000 per annum or $2 million in the aggregate;

        (d)   any Contract that restricts the right of the Target or any of its Subsidiaries to engage in any type of business;

        (e)   any partnership, limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

        (f)    any Contract that (i) requires Target or any Subsidiary thereof to pay for goods or services substantially in excess of its estimated needs for such items or the fair market value of such items and (ii) by its terms provides for, or is likely to involve, over the remaining term of such Contract, expenditures by such one or more Persons in excess of $250,000 per annum or $1.5 million in the aggregate;

        (g)   any Contract that provides (i) for the employment of any individual on a full-time, part-time, consulting, or other basis, including any such contract providing deferred cash consideration or severance benefits, and (ii) that by its terms provides for, or is likely to involve, over the remaining term of such Contract, compensation and/or severance in excess of $150,000 per annum or $300,000 in the aggregate;

        (h)   any profit sharing, stock option, stock purchase, stock appreciation or other similar contract for the benefit of the current or former directors, officers, or employees of Target and its Subsidiaries;

        (i)    any collective bargaining contract or similar agreement;

        (j)    any Contract with any of Target's stockholders or any of their respective Affiliates;

        (k)   any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act) with respect to Target and its Subsidiaries; and

        (l)    any Contract which is material to the business of Target and its Subsidiaries, taken as a whole (the contracts referred to in any of clauses (a) through (l) of this Section 3.12, "Material Contracts").

        All Material Contracts to which Target or any of its Subsidiaries is a party, or by which any of their respective assets are bound, are valid and binding, in full force and effect and enforceable against Target or its Subsidiaries, as the case may be, assuming the other parties thereto are bound thereby, and, to the Knowledge of Target, the other parties thereto, in accordance with their respective terms, subject to the Bankruptcy and Equity Exception. Neither Target nor any of its Subsidiaries (nor, to the Knowledge of Target, any other party to such Contract) is in breach of, or in default under, any

Material Contracts nor has violated any provisions of, or committed or failed to perform any acts which, with or without notice, lapse of time or both, would reasonably be excepted to constitute, a breach of, or default under, any Material Contracts, except for such breaches, defaults, violations, commissions or failures to perform as would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect.

Section 3.13    Intellectual Property.

        Schedule 3.13 sets forth a list of each trademark, service mark, internet domain name, copyright, patent, trade secret or other intellectual property right which is owned by Target or one of its Subsidiaries and which is or was the subject of a registration or application or is otherwise material to the conduct of the business of Target and its Subsidiaries, taken as a whole. All such intellectual property rights, registrations and applications are subsisting and, to the Knowledge of Target, are valid, and no such intellectual property right, registration or application is subject to any outstanding order, judgment or decree of any Governmental Authority restricting its use or adversely affecting Target's or any of its Subsidiaries' rights thereto in any material respect. Target or one of its Subsidiaries is the current owner of record of each item of registered or applied-for intellectual property right listed on Schedule 3.13 of the Target Disclosure Schedules. To the Knowledge of Target, Target or its Subsidiaries own or are licensed to use, or otherwise have the right to use, all items of intellectual property which are material to the business of Target and its Subsidiaries as currently conducted, taken as a whole, including, without limitation, trade names, trademarks and service marks, brand names, software, patents, trade secrets, domain names and copyrights. Except as disclosed in the Target SEC Documents filed prior to the date of this Agreement, there are no claims pending or, to the Knowledge of Target, threatened, that Target or its Subsidiaries is in violation of any intellectual property right of any third party that, individually or in the aggregate, would reasonably be expected to have a Target Material Adverse Effect, and, to the Knowledge of Target, no third party is in violation of any intellectual property rights of Target or its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Target Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect, the use by Target or any of its Subsidiaries of its intellectual property and the conduct of its business does not infringe and has not infringed the intellectual property rights of any other Person, nor has it, through such use, misappropriated or improperly used or disclosed any intellectual property of any other Person. Except as would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect (i) the IT Systems of Target and its Subsidiaries are adequate for the operation of businesses of Target and its Subsidiaries in the manner currently conducted and (ii) there has not been any material malfunction with respect to any of the material IT Systems of Target or any of its Subsidiaries since January 1, 2003 that has not been remedied or replaced in all material respects. Except as would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect, (i) the use of the Data by Target or its Subsidiaries does not infringe or violate the rights of any Person or otherwise violate any Law, (ii) Target and its Subsidiaries each has taken reasonable measures to protect the privacy of the Data of its customers and other Persons whose Data it possesses, and (iii) to the knowledge of Target, since January 1, 2003, there have been no security breaches with respect to the privacy of such Data.

Section 3.14    Title to Properties and Assets.

        (a)   Target Leased Real Estate.

          (i)    Schedule 3.14(a) sets forth a complete and correct list of all of the real property leased, licensed or otherwise used or occupied (but not owned) by the Target, its Subsidiaries or any of them (each, a "Target Leased Real Estate"). Each agreement to lease, license or otherwise use or occupy such Target Leased Real Estate to which any of the Target or its Subsidiaries is a party, whether as lessor or lessee, licensor or licensee, or otherwise (such agreements being collectively referred to herein as the "Target Real Estate Leases"), together with all amendments and assignments thereof, is listed on Schedule 3.14(a), and true, complete and correct copies of such Target Real Estate Leases and all amendments thereto and assignments thereof have been delivered to Parent prior to the execution of this Agreement.

          (ii)   Each Target Real Estate Lease with respect to a Facility or the premises located at the address of Target set forth in Section 8.9 or under which the annual expenditures of Target and its Subsidiaries are in excess of $100,000 per annum (each a "Material Lease") is valid and in full force and effect on the date hereof and Target or its Subsidiaries have performed in all material respects all obligations required to have been performed by them under each such Target Leased Real Property.

          (iii)  Except as would not reasonably be expected, individually or in the aggregate, have a Target Material Adverse Effect, there are no disputes with respect to any Real Property Lease.

          (iv)  No event or condition exists that constitutes or, with the giving of notice or passage of time or both, would constitute a default or breach of any Material Lease by Target or any of its Subsidiaries, or, to the Knowledge of Target, any other party thereto, and no notice of default has been received or issued by Target or any of its Subsidiaries with respect to any such Material Lease that has not been waived or cured.

          (v)   Each Material Lease creates a valid, defeasible leasehold interest in the real property that it purports to lease, and is a valid and binding obligation of Target or one of its Subsidiaries and, to the Knowledge of Target, each other party thereto, enforceable against Target or one of its Subsidiaries and, to the Knowledge of Target, each other party thereto, in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (vi)  No Material Lease has been assigned, no portion of any real property subject to such Material Lease has been subleased, and Target or one of its Subsidiaries is currently in occupancy of all of the real property subject to such Material Lease.

          (vii) There are no mortgages or other Liens, other than Permitted Liens, on the leasehold interests in the Target Leased Real Estate that have been granted by Target or its Subsidiaries, whether as a result of a breach by any of Target or its Subsidiaries of any contractual obligation, or otherwise.

          (viii) None of Target or its Subsidiaries (x) holds any option to purchase or acquire an interest in real property for an aggregate purchase price in excess of $350,000 or (y) is subject to any contractual obligations to purchase or acquire an interest in real property.

        (b)   Target Owned Real Estate.

          (i)    Schedule 3.14(b) sets forth a true, correct and complete list of all of the real property owned by either Target or any of its Subsidiaries ("Target Owned Real Estate").

          (ii)   Target and its Subsidiaries are the owners of record of, and have good, valid and indefeasible fee simple absolute title to, the Target Owned Real Estate, free and clear of any and all Liens other than Permitted Liens.

          (iii)  There is no pending or, to the Knowledge of the Target, threatened, claim, action or proceeding relating to any of the Target Owned Real Estate, nor any other matter that would adversely affect in any material respect the use, occupancy or value thereof.

          (iv)  Since the Target Balance Sheet Date, each Facility located at, on or within each parcel of Target Owned Real Estate has been operated and maintained in all material respects in accordance with all Permits and all applicable Laws.

          (v)   There are no leases, licenses or other occupancy agreements affecting, and no outstanding purchase options or rights of first refusal or first offer, or other preferential rights to purchase, lease or otherwise use or occupy, any of the Target Owned Real Estate or any of the improvements located thereon, or any portion thereof or interest therein.

          (vi)  There are no pending applications or proceedings with respect to zoning matters related to any of the Target Owned Real Estate, and there are neither any condemnation or eminent domain proceedings of any kind whatsoever nor any proceedings of any other kind whatsoever, for the taking of the whole or any part of the Target Owned Real Estate for public or quasi-public use pending.

          (vii) All of the Target Owned Real Estate has in all material respects adequate rights of access to dedicated public ways and adequate utility service, and the improvements located thereon are in all material respects in good order and repair and adequate, for the conduct of the business currently carried out thereon.

        (c)   Personal Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect, each of Target and its Subsidiaries has good, valid and indefeasible fee title to, or, in the case of leased assets, outright good, valid and indefeasible leasehold interests in, all of its material tangible and intangible assets and properties used or held for use in, or that are necessary to conduct, the respective businesses of Target and its Subsidiaries as currently conducted or proposed by Target as of prior to the Effective Time to be conducted, in each case free and clear of any and all Liens, other than Permitted Liens.

        (d)   Sufficiency of Assets and Properties. Except for such deficiencies as would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect, the assets and properties of Target and its Subsidiaries (whether real or personal, tangible or intangible) are in all material respects in good working order, taken as a whole, ordinary wear and tear excepted, properly functioning, and usable for their intended purposes in the ordinary and normal course consistent with past practice.

Section 3.15    Environmental Matters.

        Except for those matters that would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect, (a) each of Target and its Subsidiaries is in compliance with Environmental Laws, and has obtained and is in compliance with all necessary Permits that are required under Environmental Laws to operate the facilities, assets and business of the Target and its Subsidiaries, (b) there are no Environmental Claims pending or, to the Knowledge of Target, threatened against Target or any of its Subsidiaries or any real property currently or formerly owned, operated or leased by Target or any of its Subsidiaries or a predecessor in interest of any of the foregoing that are likely to result in Environmental Liabilities, (c) there has been no Release at any of the real property currently or formerly owned, operated or leased by the Target or any of its Subsidiaries or a predecessor in interest of any of the foregoing, or, to the Knowledge of the Target, at any disposal or treatment facility which has received or currently receives Hazardous Materials generated by the Target or any of its Subsidiaries or any predecessor in interest of any of the foregoing, and (d) Target and its Subsidiaries have delivered to Veritas III true, correct and complete copies of all environmental reports, studies, investigations or correspondence regarding any Environmental Liabilities of the Target or any of its Subsidiaries or any environmental conditions at any real properties currently or formerly owned, operated or leased by Target or any of its Subsidiaries or a predecessor in interest of any of the foregoing. This Section 3.15 constitutes the sole and exclusive representation and warranty of Target regarding environmental and health and safety matters, or liabilities or obligations relating thereto, or compliance with Laws relating thereto.

Section 3.16    Information Supplied.

        None of the information supplied by Target for inclusion (or incorporation by reference) in the Proxy Statement (or any amendment thereof or supplement thereto) or the Schedule 13E-3 will, on the date it is filed and the date it is first mailed to Target Stockholders and Parent and at the time of the Target Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Target will cause the Proxy Statement and Schedule 13E-3 and all related filings with the SEC will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder applicable thereto as of the dates of such filings or mailings, except that no representation is made by Target with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference therein.

Section 3.17    Opinion of Financial Advisors.

        The Board of Directors of Target has received the opinion of Rothschild Inc. (the "Financial Advisor"), dated the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the consideration to be received by the Target Stockholders in the Merger is fair to such holders from a financial point of view ("Fairness Opinion").

Section 3.18    Brokers and Other Advisors.

        Except for the Financial Advisor, the fees and expenses of which will be paid by Target, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Merger based upon arrangements made by or on behalf of Target or any of its Subsidiaries. A true, complete and correct copy of Target's fee arrangements with the Financial Advisor in connection with the Merger and the Transactions has been made available to Parent.

Section 3.19    Insurance.

        Schedule 3.19 lists all material information (including nature of coverage, limits, deductibles and premiums) pertaining to all policies or binders of fire, casualty, liability, burglary, fidelity, workers' compensation, vehicular, health, life and other insurance maintained, owned or held by Target and its Subsidiaries on the date hereof (the "Insurance Policies"). Such Insurance Policies provide such coverage for all of the Target Owned Real Estate and all of the Target Leased Real Estate, including all such coverages and limits of coverage, as is appropriate and customary for the conduct of the Target and its Subsidiaries' business as currently conducted and, to the Knowledge of Target, are in such amounts and insure Target and its Subsidiaries against such losses and risks as are generally maintained by comparable businesses. True, correct and complete copies of such Insurance Policies have previously been delivered to Parent (including, without limitation, copies of all written amendments, supplements and other modifications thereto or waivers of rights thereunder). All of the Insurance Policies are in full force and effect and are valid, outstanding and enforceable, and all premiums with respect thereto are currently paid and no basis exists for early termination of any of the Insurance Policies on the part of the insurer thereunder, except where such failures to be in effect would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect. The coverage limits under the Insurance Policies have not been exhausted or materially diminished. None of Target or its Subsidiaries have failed to give any notice or present any claim under any such Insurance Policies in due and timely fashion, and there are no outstanding unpaid claims under any such Insurance Policies. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of any of the Transactions contemplated by this Agreement, except where such terminations and lapses would not reasonably be expected, individually or in the aggregate, to have a

Target Material Adverse Effect. No facts or circumstances exist which would relieve the insurer under any Insurance Policy of its obligation to satisfy in full any valid claim of the Target or its Subsidiaries thereunder. Each of Target and its Subsidiaries has complied with the material provisions of each Insurance Policy under which it is the insured party, except where such failures to comply would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect. Neither Target nor any of its Subsidiaries have received any notice of cancellation or non-renewal of any Insurance Policy. None of Target or its Subsidiaries have been refused any insurance (including, without limitation, insurance against loss due to terrorist acts) with respect to its assets, properties or businesses, nor has any coverage been limited by an insurance carrier to which any of Target or its Subsidiaries has applied for any such insurance or with which Target or its Subsidiaries have carried insurance during the last three years. Since January 1, 2004, no insurer under any policy or binder of fire, casualty, liability, burglary, fidelity, workers' compensation, vehicular, health, life and other insurance maintained, owned or held by Target and its Subsidiaries at any time since such date has cancelled or generally disclaimed liability under such policy or binder or, to Target's Knowledge, indicated any intent to do so or not to renew any such policy.

Section 3.20    Certain Business Practices.

        None of Target, any of its Subsidiaries or any director, officer or employee of Target or any of its Subsidiaries has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity or (b) made any unlawful payment to any foreign or domestic governmental official or employee or to any foreign or domestic political party or campaign or violated any provision of Foreign Corrupt Practices Act of 1977, as amended.

Section 3.21    No Other Representations or Warranties.

        Except for the representations and warranties made by Target in this Article III, neither Target nor any Person on behalf of Target is making any representation or warranty with respect to Target or any of its Subsidiaries, or its or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent or any of its Affiliates or representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

Section 3.22    No Reliance.

        Notwithstanding anything contained in this Agreement to the contrary, Target acknowledges and agrees that (a) none of Parent, Merger Sub or any other Person is making any representations or warranties whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article IV, and (b) Target has neither been induced by, or nor relied upon, any representations, warranties or statements (written or oral), whether express or implied, made by Parent, Merger Sub or any Person, that are not expressly set forth in Article IV.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub jointly and severally represent and warrant to Target that except as set forth in the Parent Disclosure Schedules (it being understood that any matter set forth in the Parent Disclosure Schedules shall be deemed disclosed with respect to any section of this Article IV to which the matter relates, to the extent the relevance of such matter to such section is reasonably apparent):

Section 4.1    Organization, Standing and Power.

        (a)   Each of Parent and Merger Sub is a corporation, validly existing and in good standing under the Laws of the State of Delaware, and each of Parent and Merger Sub has all requisite power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where such failures to be so licensed, qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        (b)   Parent has made available to Target true, complete and correct copies of the organizational documents of Parent and Merger Sub, as amended to the date of this Agreement (collectively, the "Parent Organizational Documents").

Section 4.2    Operations and Ownership of Merger Sub.

        (a)   Since the date of its formation, Merger Sub has not carried on any business, conducted any operations or incurred any obligations or liabilities other than (i) the execution of this Agreement and the other agreements referred to herein, (ii) the performance of its obligations hereunder and thereunder and (iii) matters ancillary hereto and thereto.

        (b)   The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.001 per share, all of which have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Parent free and clear of any Liens, except for applicable securities laws and restrictions on transfer contained in the applicable governing documents (true, complete and correct copies of which have been made available to Target).

Section 4.3    Authority; Noncontravention.

        (a)   Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the Merger and the other Transactions to be performed or consummated by it. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Merger and the other Transactions to be performed or consummated by it, have been duly authorized and approved by the Boards of Directors of each of Parent and Merger Sub and adopted by Parent as the sole equityholder of Merger Sub, and no other organizational action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Merger and the other Transactions to be performed or consummated by Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by Target, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        (b)   The Board of Directors of each of Parent and Merger Sub, at a meeting duly called and held (or by unanimous written consent given in accordance with the DGCL) has approved and declared advisable this Agreement and the Merger and the other Transactions to be performed or consummated by Parent and Merger Sub.

        (c)   Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Merger and the other Transactions to be performed or consummated by each, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Parent Organizational Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.4 are obtained and the filings referred to in Section 4.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries, or (y) violate or constitute a default (or an event, condition or circumstance which, with notice or lapse of time or both, would constitute a default) under any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, except, in the case of clause (ii), for such violations or defaults as would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4    Governmental Approvals.

        Except for (i) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other Transactions to be performed or consummated by Parent and Merger Sub, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

Section 4.5    Legal Proceedings.

        As of the date of this Agreement, there are no pending or, to the Knowledge of Parent, threatened, legal or administrative proceedings, claims, suits, or actions against Parent or any of its Subsidiaries (or to which any of them is a party) or any arbitrations to which Parent or any of its Subsidiaries is a party, nor, to the Knowledge of Parent, any pending investigations or audits of Parent or any of its Subsidiaries, nor any outstanding or unsatisfied injunctions, orders, judgments, awards, rulings or decrees imposed upon Parent or any of its Subsidiaries, by or before any Governmental Authority that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.6    Information Supplied.

        The information supplied by Parent for inclusion (or incorporation by reference) in the Proxy Statement or the Schedule 13E-3 will not, on the date it is filed and the date it is first mailed to Target Stockholders and at the time of the Target Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 4.7    Financial Resources.

        Parent has delivered to Target a true and complete copy of the commitment letter (excluding the fee letter referenced therein), dated as of October 4, 2006, among Parent, Merger Sub and GSO Capital Partners LP ("GSO") (the "Initial Commitment Letter"), pursuant to which GSO, through one or more funds managed by it (collectively, the "Initial Financing Source"), has agreed, subject to the conditions set forth therein, to lend the amount set forth in the Initial Commitment Letter to Parent for the purpose, among other things, of consummating the transactions contemplated by this Agreement. As of the date of this Agreement, the Initial Commitment Letter is in full force and effect, all commitment fees required to be paid thereunder have been paid in full or will be duly paid in full if and when due, and the Initial Commitment Letter has not been amended or terminated. Parent and Merger Sub have no reason to believe that any condition to the Initial Commitment Letter will not be satisfied or waived prior to the Effective Time. Parent and Merger Sub collectively will have, at the Effective Time, sufficient financial resources available to pay (a) the aggregate Merger Consideration pursuant to the Merger, (b) the aggregate amounts due pursuant to Sections 2.3 and 2.4, (c) (or refinance) any indebtedness or other obligation of Target that may become due as a result of this Agreement, the Merger or any of the Transactions (to the extent such indebtedness or other obligations are disclosed in the Target Disclosure Schedules or the Target SEC Documents filed with the SEC prior to the execution of this Agreement), and (d) all out-of-pocket fees and expenses payable by them in connection with the Merger and the other Transactions.

Section 4.8    Brokers and Other Advisors.

        No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

Section 4.9    Stock Ownership.

        As of the date hereof, none of Parent, Merger Sub or any of their "affiliates" or "associates" (as defined in Section 203 of the DGCL), (i) beneficially own any Target Common Shares, or (ii) is an "affiliate" or "associate" of Pirate Capital LLC (or any of its "affiliates" or "associates"). Neither Parent nor Merger Sub, nor any of their "affiliates" or "associates" (as defined in Section 203 of the DGCL) has been an "interested stockholder" of the Target at any time within three (3) years prior to the date of this Agreement, as those terms are used in Section 203 of the DGCL.

Section 4.10    No Other Representations or Warranties.

        Except for the representations and warranties made by Parent and Merger Sub in this Article IV, none of Parent, Merger Sub or any Person on behalf of Parent or Merger Sub is making any representation or warranty with respect to Parent, Merger Sub, or any of their Subsidiaries, or its or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Target or any of its Affiliates or representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

Section 4.11    No Reliance.

        Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Sub acknowledges and agrees that (a) neither Target, its Subsidiaries nor any other Person is making any representations or warranties whatsoever, express or implied, beyond those expressly given by Target in Article III, and (b) none of Parent or Merger Sub has been induced by, or relied upon, any representations, warranties or statements (written or oral), whether express or implied, made by Target, its Subsidiaries or any other Person, that are not expressly set forth in Article III. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges that no representations or warranties are made, and none shall be implied, by Target or any Person with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent, Merger Sub or any of their respective Representatives.

ARTICLE V
ADDITIONAL COVENANTS AND AGREEMENTS

Section 5.1    Conduct of Business.

        (a)   From the date of this Agreement to the Effective Time, Target shall, except as set forth on Schedule 5.1(a), conduct its business in the ordinary course consistent with past practice, and use commercially reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in Schedule 5.1(a) or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, Target shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned):

          (i)    authorize, issue, sell, grant, pledge or otherwise dispose of or encumber any of its equity securities, or any securities or rights convertible into its equity securities, or any rights, warrants or options to purchase or other similar agreements obligating it to issue any such equity securities or such other securities or rights, other than issuances of Target Common Stock pursuant to exercises of (x) any Warrants or Stock Options outstanding on the date of this Agreement in accordance with the terms thereof or (y) rights or options granted under the Target ESPP in accordance with the terms thereof;

          (ii)   (A) redeem, purchase or otherwise acquire any of its outstanding equity securities, or any securities or rights convertible into its equity securities or any rights, warrants or options to acquire any equity securities or such other securities or rights, except pursuant to commitments in effect as of the date hereof that are set forth on Schedule 5.1(a)(ii) hereto; (B) except for the declaration and payment of a dividend or distribution by a wholly owned Subsidiary of Target to Target or another wholly owned Subsidiary of Target or as required under its organizational documents as in effect on the date hereof (true, correct and copies of which have been delivered to Parent prior to the execution of this Agreement), declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any of its equity securities; or (C) split, combine, subdivide or reclassify any of its equity securities;

          (iii)  incur any indebtedness for borrowed money or guarantee any such indebtedness such that the aggregate amount, without duplication, of all indebtedness and guarantees of the Target and its Subsidiaries, taken as a whole, would be more than $2.0 million in excess of the aggregate amount, without duplication, of all such indebtedness and guarantees as of the date of this Agreement, except incurrences where (x) the proceeds thereof are used to fund capital expenditures for projects set forth on Schedule 5.1(a)(iii) and (y) the timing (and amount) of such incurrences are consistent (and not greater than) the timing (and amount) of the capital expenditures for such projects as set forth on Schedule 5.1(a)(ix); provided, that the aggregate amount, without duplication, of all indebtedness for borrowed money or guarantees of Target and its Subsidiaries shall not, at any time, be more than $5.0 million in excess of the aggregate amount, without duplication, of all such indebtedness and guarantees as of the date of this Agreement;

          (iv)  make any loans, advances or capital contributions to, or investments in, any other Person (or any commitments therefor), except (x) in the ordinary course of business consistent with past practice, (y) as required by existing Contracts as in effect on the date of this Agreement (to the extent set forth in Schedule 5.1(a)(iii) hereto), or (z) for advances or capital contributions to Target or wholly owned Subsidiaries thereof; provided, that the aggregate amount, without duplication, of all of such advances and capital contributions (or commitments therefor) (other than to Target and wholly owned Subsidiaries thereof) and all capital expenditures (or commitments therefor) of Target and its Subsidiaries shall not exceed $5.0 million;

          (v)   amend, cancel or otherwise modify in any material respect, any existing Material Contract as in effect on the date of this Agreement, except (i) as set forth in Schedule 5.1(a)(v) hereto and (ii) in the case of any such Contract with a customer of the Target and its Subsidiaries, in the ordinary course of business and consistent with past practice;

          (vi)  pay, discharge or satisfy any claims, liabilities or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), except (A) as required by Law, or required by an existing Contract as in effect on the date of this Agreement (but only if such Contract is set forth in Schedule 3.12 in the event that such Contract is a Material Contract) or (B) in the ordinary course of business consistent with past practice for an amount less than $1.0 million individually, excluding any amounts which may be paid under existing Insurance Policies as in effect on the date of this Agreement; provided, that the aggregate amount of all of such payments, discharges or satisfactions of any claims, liabilities or obligations by the Target and its Subsidiaries, taken as a whole, shall not exceed $5.0 million in the aggregate;

          (vii) settle, pay or discharge any litigation, investigation, arbitration, proceeding or other claim, except in the ordinary course of business consistent with past practice for an amount less than $2.0 million individually, excluding any amounts which may be paid under existing Insurance Policies as in effect on the date of this Agreement; provided, that such settlement, payment or discharge by Target and its Subsidiaries, taken as a whole, shall not exceed $5.0 million in the aggregate;

          (viii) (A) sell, lease, license, pledge or otherwise dispose of or encumber or permit or suffer to exist any Lien on, any Target Owned Real Estate or Target Leased Real Estate having a fair market value in excess of $1.0 million, or (B) sell, lease or otherwise dispose of any other properties or assets, in one or a series of related transactions, having an aggregate fair market value in excess of $2.5 million, except (w) sales, leases, rentals and licenses in the ordinary course of business and consistent with past practice, (x) pursuant to Contracts in force at the date of this Agreement (to the extent set forth in Schedule 5.1(a)(viii) hereto), (y) dispositions of obsolete, economically obsolete or worthless assets or properties, or (z) dispositions among Target and its wholly-owned Subsidiaries; provided, that, (I) the aggregate fair market value of the properties or assets sold, leased or otherwise disposed of by Target and its Subsidiaries pursuant to the foregoing clause (B) shall not exceed $1.0 million and (II) the aggregate original cost (before reserves or write-downs) of the assets or properties disposed of by Target and its Subsidiaries pursuant to the foregoing clause (y) above shall not exceed $2.5 million;

          (ix)  make capital expenditures or commitments therefore in excess of $2.0 million for an individual project or $5.0 million in the aggregate (including, for purposes of such $5.0 limitation, without duplication, the aggregate amount of all loans, advances and capital contributions to, or investments in, any other Persons (other than Target and wholly owned Subsidiaries thereof)), except to the extent specified on Schedule 5.1(a)(ix);

          (x)   make any acquisition (including by merger) of the capital stock (except as otherwise expressly permitted by this Agreement) of any one or more Persons (or the assets thereof) (in one transaction or a series of related transactions) for aggregate consideration in excess of $2.0 million individually; provided, that the aggregate amount of all of such consideration for all of such acquisitions by any of Target and its Subsidiaries shall not exceed $5.0 million;

          (xi)  except (I) as required to comply with applicable Law (and upon reasonable prior written notice to Parent) or as contemplated by this Agreement and except for the payment of annual bonuses to employees for Target's 2006 fiscal year required by the terms of any Target Benefit Plan, or (II) as expressly contemplated by this Agreement or any other agreements, plans or arrangements existing on the date hereof (to the extent set forth on Schedule 5.1(a)(xi)), (A) adopt, enter into or terminate, or amend or waive any material term of, any Target Benefit Plan or any other employment, bonus, change of control, severance, incentive, retention, consulting, non-compete or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer or employee, except (i) in the ordinary course of business consistent with past practice and (ii) for the entry by Target and its Subsidiaries into employment agreements with persons (other than officers) providing in each case for annual total compensation of less than $125,000, (B) increase in the compensation or benefits of any of its directors, officers or employees, except for increases in salaries or wages of employees (other than executive officers) made in the ordinary course of business consistent with past practice, (C) accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards, (D) make any change in the key management structure of Target or its Subsidiaries, including the hiring or termination of officers or directors (or employees in each case with annual total compensation of $125,000 or more) of Target or any of its Subsidiaries, (E) grant any severance or termination pay to any present or former director, officer or employee of Target or its Subsidiaries, other than the grant of such pay to employees, in each case with annual total compensation of less than $125,000, in connection with the actual termination, prior to the Effective Time, of the employment of such employees with Target and its Subsidiaries, or (F) amend, terminate or enter into any collective bargaining agreement;

          (xii) make, change or revoke any material election concerning Taxes or Tax Returns, or settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, or file any amended Tax Return, or increase Tax contingency reserves for Tax deficiencies or Tax liens;

          (xiii) make any changes in any material respect in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

          (xiv) amend its organizational documents;

          (xv) adopt a plan or agreement of complete or partial liquidation or dissolution;

          (xvi) cancel any debt owed to it (other than a debt of a customer of the Target and its Subsidiaries, to the extent such cancellation is in the ordinary course of business and consistent with past practice), or waive any claim or right of substantial value to Target and its Subsidiaries, taken as a whole;

          (xvii) fail to maintain any Insurance Policies in effect as of the date hereof, or engage in any action (other than file bona fide claims) which would make any Insurance Policy void or voidable or prejudice in any material respect the ability of Target to effect equivalent insurance covering Target and its Subsidiaries, other than (a) as set forth in Schedule 5.1(a)(xvii), or (b) renewals of such Insurance Policies for, or the entry into replacement insurance polices providing, substantially similar levels of coverage; or

          (xviii) write-up or write-down the value of its assets, except for write-ups or write-downs required by GAAP and consistent with past practice; or

          (xix) authorize, agree or commit to take any of the foregoing actions.

        (b)   Parent agrees that, during the period from the date of this Agreement until the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, in contravention of Parent's obligations under Section 5.4, (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Merger or the other Transactions or the expiration or termination of any applicable waiting period, (ii) significantly increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Merger or the other Transactions or (iii) otherwise materially delay the consummation of the Merger or the other Transactions (each, a "Delay"). Without limiting the generality of the foregoing, Parent agrees that, during the period from the date of this Agreement until the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets or rights, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation would reasonably be expected to result in a Delay.

Section 5.2    Preparation of Proxy Statement; Stockholders Meeting.

        (a)   As promptly as practicable following the date of this Agreement, Target and Parent shall prepare, and Target shall file with the SEC, the Proxy Statement and the Schedule 13E-3, and each of Target and Parent shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Each of Target and Parent shall use its commercially reasonable efforts to cause the SEC staff to confirm that they have no further comments on the Proxy Statement or the Schedule 13E-3 ("SEC Confirmation"), as promptly as practicable after such filing. Without limiting any other provision herein, the Proxy Statement and the Schedule 13E-3 will contain such information and disclosure reasonably requested by either Target or Parent so that the Proxy Statement and the Schedule 13E-3 conform in form and substance to the requirements of the Exchange Act. Target shall use its commercially reasonable efforts to cause the Proxy Statement and the Schedule 13E-3 to be mailed to the Target Stockholders as promptly as practicable after Target has obtained SEC Confirmation.

        (b)   Each of Target and Parent shall promptly notify the other of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement and the Schedule 13E-3 or for additional information and shall supply the other with copies of all correspondence between Target or any of its representatives or Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement and the Schedule 13E-3. Target and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare the Proxy Statement and the Schedule 13E-3 as expeditiously as practicable.

        (c)   If at any time prior to the Effective Time there shall occur (i) any event with respect to Target or any of its Subsidiaries, or with respect to other information supplied by Target for inclusion in the Proxy Statement or the Schedule 13E-3, or (ii) any event with respect to Parent, or with respect to information supplied by Parent for inclusion in the Proxy Statement or the Schedule 13E-3, in either case, which event is required to be described in an amendment of or a supplement to the Proxy Statement or the Schedule 13E-3, such event shall be so described, and such amendment or supplement shall be promptly filed by Target with the SEC and, as required by Law, disseminated by Target to the Target Stockholders.

        (d)   As soon as reasonably practicable following the date it receives SEC Confirmation, Target shall duly call, give notice of, convene and hold a meeting of the Target Stockholders (the "Target Stockholders Meeting") for the purpose of seeking the Target Stockholder Approval. The Proxy Statement shall contain (i) the recommendation of the Board of Directors of Target to the Target Stockholders that they give the Target Stockholder Approval and (ii) the determination of the Board of Directors of Target that the Merger is advisable and in the best interests of the Target Stockholders, except, in each case, to the extent that the Board of Directors shall have withdrawn or modified its recommendation of this Agreement or the Merger as permitted by Section 5.3(c).

Section 5.3    Other Proposals, Etc.

        (a)   Subject to Section 5.3(b), during the period beginning on the date of this Agreement and until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VII (the "Specified Time"), Target shall not, and shall use its reasonable best efforts to cause its and its Subsidiaries' directors, officers or employees, or any of its investment bankers, attorneys or other advisors or representatives (collectively, "Representatives") not to, (i) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal, (ii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, or any other agreement, arrangement or understanding, relating in any respect to any Acquisition Proposal, or (iii) participate in any substantive discussions or negotiations regarding, or furnish to any Person or provide any Person with access to, any material non-public information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal. Target shall promptly take the steps necessary to inform its Representatives of the obligations undertaken in this Section 5.3(a) and Target agrees that it shall be responsible for any breach of this Section 5.3(a) by such Representatives as if such Representatives were parties to this Section 5.3(a).

        (b)   Notwithstanding anything in this Agreement to the contrary, Target may, in response to an unsolicited Acquisition Proposal received at any time prior to the receipt of the Target Stockholder Approval, and which the Board of Directors of Target determines, in good faith, after consultation with outside counsel and financial advisors and with such clarification from the Person making the Acquisition Proposal about terms and conditions as the Board of Directors of Target reasonably requests, is, or may reasonably be expected to lead to, a Superior Proposal, (A) furnish information with respect to Target and its Subsidiaries to the Person making such Acquisition Proposal and its Representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement and (B) participate in discussions or negotiations with such Person and its Representatives regarding such prior Acquisition Proposal, but, in the case of each of clauses (A) and (B) above, only to the extent that, upon the advice of outside counsel to the Board of Directors of Target, the failure to do so would result in a breach of the fiduciary duty of the Board of Directors of Target to the Target Stockholders under applicable Law; provided, however, that Target shall give Parent at least two (2) Business Days' written notice of its intention to take any such action and promptly provide to Parent any non-public information concerning Target or any Subsidiary thereof that is provided to the Person making such Acquisition Proposal or its Representatives that was not previously provided to Parent.

        (c)   Prior to the conclusion of the Target Stockholders Meeting, neither the Board of Directors of Target nor any committee thereof shall (i) (A) except as set forth in this Section 5.3(c), withdraw or modify in a manner adverse to Parent or Merger Sub, either (x) the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other Transactions contemplated by this Agreement or (y) the determination by such Board of Directors or any such committee thereof that the Merger is in the best interests of the Target Stockholders (an "Adverse Recommendation Change") or (B) recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any alternative Acquisition Proposal, including any Superior Proposal, or (ii) approve any acquisition agreement or similar agreement (other than this Agreement) providing for an Acquisition Proposal ("Target Acquisition Agreement"); provided, further, that the Board of Directors of Target (I) in a situation not involving Target's receipt of an Acquisition Proposal, may take any of the actions set forth in clause (i)(A) of this Section 5.3(c) if the Board of Directors of Target determines in good faith, after consultation with its outside legal counsel, that the failure to take such actions would result in a breach of the fiduciary duty of the Board of Directors of Target to Target Stockholders under applicable Law; or (II) in the event of the receipt of an Acquisition Proposal, may take any of the actions referred to in clause (i) of this Section 5.3(c) if (1) the Target complies with its obligations under this Section 5.3, (2) such Acquisition Proposal is a Superior Proposal, (3) the Board of Directors of Target determines in good faith, upon the advice of its outside counsel, that the failure to take such actions would result in a breach of the fiduciary duty of the Board of Directors of Target to Target Stockholders under applicable Law, (4) the Target has provided Parent a least five (5) Business Days prior written notice of such proposal ("Superior Proposal Notice"), advising Parent therein that the Board of Directors of Target has received a Superior Proposal that it intends to accept, specifying therein the terms and conditions of such Superior Proposal and identifying therein the Person making such Superior Proposal, and (5) for a period of not less than five (5) Business Days after Parent's receipt of such Superior Proposal Notice, Target has, if so requested by Parent, negotiated in good faith with Parent to amend or modify this Agreement so that the Superior Proposal no longer constitutes a Superior Proposal.

        (d)   In addition to the obligations of Target set forth in subsections (a) through (c) above, Target shall promptly advise Parent of any request for information or the submission or receipt of any Acquisition Proposal, or any inquiry with respect to or that could lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making any such request, Acquisition Proposal or inquiry and the Target's response or responses thereto. Target shall keep Parent fully informed on a prompt and reasonably current basis as to the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. Target shall promptly provide to Parent copies of all written correspondence or other written material, including material in electronic written form, between Target and any Person making any such request, Acquisition Proposal or inquiry. Upon the execution of this Agreement, Target will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will promptly request that all Persons provided confidential information concerning Target and its Subsidiaries pursuant to a confidentiality agreement return to Target all such confidential information, without keeping copies thereof (if permissible under such agreement), in accordance with such confidentiality agreement.

        (e)   Nothing contained in this Section 5.3 (or elsewhere in the this Agreement) shall prohibit Target from taking and disclosing to the Target Stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Target Stockholders if, in the good faith judgment of the Board of Directors of Target, after consultation with outside counsel and upon receipt of the advice thereof, failure to so disclose would be inconsistent with its obligations under applicable Law.

        (f)    For purposes of this Agreement, the following terms shall have the meanings set for the below:

        "Acquisition Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination (whether in a single transaction or series of related transactions) involving Target or any of its Subsidiaries, in each case other than the Merger, (ii) any proposal for the issuance by Target of over 15% of the Target Common Shares as consideration for the assets or securities of another Person, in each case other than the Merger, (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 15% of the Target Common Shares or consolidated total assets of Target or to which 15% of or more the Target's revenues or earnings on a consolidated basis are attributable, in each case other than the Merger, (iv) any other acquisition or disposition the consummation of which would essentially prevent the consummation of the Merger, (v) any tender offer or exchange offer that, if consummated, would result in any "Person" or "group" of "Persons" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) owning 15% or more of any class of equity securities of Target, or (vi) any public announcement by Target or any third party of a proposed plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

        "Superior Proposal" means a proposal to acquire, directly or indirectly, for consideration consisting of cash, securities or a combination thereof, more than 50% of the Target Common Shares or all or substantially all of the assets of Target and its Subsidiaries on a consolidated basis, made by a third party, and which is otherwise on terms and conditions that the Board of Directors of Target determines in good faith (after consultation with outside counsel and outside financial advisors) to be more favorable to the Target Stockholders than the Merger and the other Transactions.

Section 5.4    Reasonable Best Efforts.

        (a)   Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts promptly to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required filings under the HSR Act) and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Merger and the other Transactions.

        (b)   In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger as promptly as practicable and in any event within ten (10) Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.4 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; and (ii) Target and Parent shall each use its reasonable best efforts to (A) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to the Merger or any of the other Transactions and (B) if any state takeover statute or similar Law becomes applicable to the Merger or any of the other Transactions, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Merger or other Transactions.

        (c)   Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Merger and the other Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Merger and the other Transactions, including any proceeding initiated by a private party, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the Merger or any of the other Transactions. Target and Parent shall, to the extent practicable, provide the other party and its counsel with advance notice of and the opportunity to participate in any discussion, telephone call or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the Merger or the other Transactions and to participate in the preparation for such discussion, telephone call or meeting. Target and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.4 as "Antitrust Counsel Only Material." Notwithstanding anything to the contrary in this Section 5.4, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of Target and its Subsidiaries.

        (d)   In furtherance and not in limitation of the covenants of the parties contained in this Section 5.4, each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the Merger. Without limiting any other provision hereof, Parent and Target shall each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the consummation of the Merger or the other Transactions, on or before the Outside Date.

Section 5.5    Public Announcements.

        Each of Parent and Merger Sub, on the one hand, and Target, on the other hand, shall use its commercially reasonable efforts to consult with each other before issuing, and, to the extent reasonably feasible, provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

Section 5.6    Access to Information; Confidentiality.

        Subject to compliance with applicable Law, Target shall, and shall cause each of their respective Subsidiaries to, afford to Parent and its officers, employees, accountants, counsel, financial advisors and other representatives (collectively, the "Parent Representatives"), reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and shall cause its outside counsel, accountants and financial advisors to cooperate with the Parent and the Parent Representatives in their investigation of Target and its Subsidiaries and, during such period, shall, and shall cause each of their respective Subsidiaries to, furnish promptly to the Parent and the Parent Representatives (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (b) all other information concerning its business, properties and personnel as such one or more Persons may reasonably request and receive consistent with the provisions of applicable Law. All information exchanged pursuant to this Section 5.6 shall be subject to the confidentiality agreement dated May 12, 2006, between Target and Veritas Capital Fund Management, L.L.C. (the "Confidentiality Agreement").

Section 5.7    Notification of Certain Matters.

        Target shall give prompt notice to Parent, and Parent shall give prompt notice to Target, of (a) any notice or other communication received by such party from any Governmental Authority in connection with the Merger and the other Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Merger and the other Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to Target, the Surviving Company or Parent, (b) any material actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger and the other Transactions, (c) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would reasonably likely to cause (i) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, (ii) any covenant or agreement of such party contained in this Agreement not to be complied with or satisfied in any material respect, or (iii) any condition (to the extent set forth in Article VI) to the obligation of another party to effect the Merger and the satisfaction of which requires performance or nonperformance by such notifying party not to be satisfied, and (d) any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not have any effect for the purpose of determining the satisfaction of conditions set forth in Article VI or otherwise limit or affect the remedies available hereunder to any party.

Section 5.8    Indemnification and Insurance.

        (a)   From and after the Effective Time, Parent shall, and shall cause the Surviving Company to (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a member of the Board of Directors (or committee thereof) of Target or a Subsidiary of Target, or a director or officer of Target or a Subsidiary of Target (each, an "Indemnitee" and, collectively, the "Indemnitees") with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, acts or omissions by an Indemnitee in the Indemnitee's capacity as a member of the Board of Directors (or committee thereof) of Target or a Subsidiary of Target, or as a director, officer, employee or agent of Target or a Subsidiary of Target, or taken at the request of Target or a Subsidiary of Target (including in connection with serving at the request of Target or a Subsidiary of Target as a member of the Board of Directors (or committee thereof) or director, officer, employee or agent of another Person (including any employee benefit plan)), at, or at any time prior to, the Effective Time (including in connection with the Merger and the other Transactions), to the fullest extent permitted under applicable Law, and (ii) assume all obligations of Target and its Subsidiaries to the Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in (A) the organizational documents of Target and its Subsidiaries as currently in effect on the date of this Agreement and (B) the indemnification agreements listed on Schedule 5.8, which shall survive the Merger and the other Transactions and continue in full force and effect in accordance with their respective terms. Without limiting the foregoing, Parent, from and after the Effective Time, to the extent permitted by applicable Law, shall cause the organizational documents of the Surviving Company to contain provisions no less favorable in the aggregate to the Indemnitees with respect to limitation of liabilities of members of the Board of Directors (or committees thereof), directors, and officers and indemnification than are set forth as of the date of this Agreement in the organizational documents of Target, which provisions, to the extent permitted by Law, shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees. In addition, from and after the Effective Time, Parent shall, and shall cause the Surviving Company to, advance funds for any expenses (including fees and expenses of legal counsel) of any Indemnitee under this Section 5.8 (including in connection with enforcing the indemnity and other obligations provided for in this Section 5.8) in advance of the final disposition of any such claim, suit, action, proceeding or investigation, as incurred to the fullest extent permitted under applicable Law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent it is ultimately determined that such person is not entitled to indemnification under this Section 5.8 and to the extent required by applicable Law.

        (b)   The Surviving Company shall have the right, but not the obligation, to assume and control the defense of any litigation, claim or proceeding relating to any acts or omissions covered under this Section 5.8 (each, a "Claim") with counsel selected by the Surviving Company, which counsel shall be reasonably acceptable to the affected Indemnitee; provided, however, that an Indemnitee shall be permitted to participate in the defense of such Claim at its own expense. Each of Parent, the Surviving Company and the Indemnitee shall cooperate in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. Notwithstanding the foregoing, if there is a conflict of interest between the Surviving Company and any Indemnitee with respect to the defense of any Claim (based on the written opinion of counsel to such Indemnitee, which opinion and counsel shall be reasonably acceptable to the Surviving Company), the Indemnitee shall be permitted to participate in, and control, the defense of such Claim, but only to the extent that it relates to the Indemnitee, with counsel selected by the Indemnitee, and Parent shall cause the Surviving Company to pay the reasonable fees and expenses of such counsel, as accrued and in advance of the final disposition of such Claim, to the fullest extent permitted by applicable Law; provided, however, that the

Surviving Company shall not be obligated to pay the reasonable fees and expenses of more than one counsel (in additional to any necessary local counsel) for all Indemnitees in any single claim except to the extent that Indemnitees have conflicting interests in the outcome of such Claim.

        (c)   Prior to the Effective Time, Target shall purchase an extended reporting period endorsement or a "tail" policy covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently (and any additional persons who prior to the Effective Time become) covered by Target's current directors' and officers' liability insurance policy as of the date of this Agreement, which shall provide such directors and officers coverage for six (6) years following the Effective Time on terms with respect to such coverage, and in an aggregate amount, not less favorable to such individuals than those of such policy in effect on the date hereof; provided, however, that, if the aggregate cost for such insurance exceeds $2.0 million (the "Premium Limit"), then, in lieu of the foregoing extended reporting period endorsement or "tail" policy, Target shall provide or cause to be provided an extended reporting period endorsement or "tail" policy for the applicable individuals with the best coverage as shall then be available for the Premium Limit; provided, further, however, that, subject to the limitation set forth in the immediately preceding proviso, at no time shall the aggregate amount of such coverage be less than the aggregate amount of the directors' and officers' liability insurance coverage then provided by Parent to its directors and officers.

        (d)   The provisions of this Section 5.8 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The obligations of Parent and the Surviving Company under this Section 5.8 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.8 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8).

        (e)   In the event that Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Company shall assume all of the obligations thereof set forth in this Section 5.8.

        (f)    Notwithstanding anything to the contrary in this Section 5.8, neither Parent nor the Surviving Company shall be liable for any settlement effected without its consent.

Section 5.9    Fees and Expenses.

        Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger or the other Transactions are consummated.

Section 5.10    Rule 16b-3.

        Prior to the Effective Time, Target and Parent shall take such steps as may be reasonably requested by any party hereto to cause dispositions of any securities of Target (including derivative securities) pursuant to the Merger by each individual who is a director or officer of Target to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

Section 5.11    Employee Matters.

        (a)   Parent shall, for a period of 12 months immediately following the Closing Date, cause the Surviving Company and its Subsidiaries to provide employees of Target and its Subsidiaries ("Target Employees") with employee benefit plans, programs, contracts and arrangements (other than equity-based compensation) that are no less favorable, in the aggregate, than the employee benefit plans, programs, contracts and arrangements provided by Target and its Subsidiaries to Target Employees prior to the Closing Date Parent or any of its Subsidiaries shall recognize the service of Target Employees with Target prior to the Closing Date as service with Parent and its Subsidiaries in connection with any tax-qualified pension plan, 401(k) savings plan, welfare benefit plans and policies (including vacation and holiday policies) maintained by Parent or one of its Subsidiaries which is made available to Target Employees following the Closing Date by Parent or one of its Subsidiaries for purposes of any waiting period, vesting, eligibility and benefit entitlement thereunder (but excluding benefit accruals under a defined benefit plan). Parent shall (i) waive, or use its commercially reasonable efforts to cause its insurance carriers to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements applicable to Target Employees under any welfare benefit plan (as defined in Section 3(1) of ERISA) which is made available to Target Employees following the Closing Date by Parent or one of its Subsidiaries to the same extent required by comparable Target Benefit Plans, and (ii) provide credit to Target Employees for any co-payments, deductibles and out-of-pocket expenses paid by such employees under the employee benefit plans, programs and arrangements of Target and its Subsidiaries during the portion of the relevant plan year including the Closing Date.

        (b)   For the avoidance of doubt, Parent agrees to cause the Surviving Company and its Subsidiaries to honor, in accordance with their terms, all individual employment, retention, termination, severance, other similar agreements, long term incentive plans, supplemental executive retirement plans, deferral plans and any similar plans ("Executive Agreements ") with any Target Employee or maintained for the benefit of any Target Employee, as set forth on Schedule 5.11(b), as such Executive Agreements may be amended, in accordance with this Agreement (to the extent amended prior to the Effective Time) to comply with Code Section 409A, other than the portions thereof that relate to equity or equity-like benefits.

        (c)   Nothing in this Section 5.11, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Section 5.11.

Section 5.12    Delisting.

        Each of the parties hereto agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Target Common Shares from the NYSE and to terminate registration of the Target Common Shares under the Exchange Act, in each case, effective after the Effective Time.

Section 5.13    Other Actions by Parent.

        Parent shall not, and shall use its reasonable best efforts to cause its Affiliates not to, take any action that would reasonably be expected to result in any condition to the Merger set forth in Article VI not being satisfied to the extent that the taking of such action would otherwise be in breach of this Agreement.

Section 5.14    Required Financing.

        (a)   Each of Parent and Merger Sub hereby agrees to use its reasonable best efforts to arrange the financing in respect of the Merger provided for in the Current Commitment Letter on the terms set forth therein, including, without limitation, using its reasonable best efforts (i) to satisfy the terms, conditions, representations and warranties set forth in the Current Commitment Letter, (ii) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Current Commitment Letter and (iii) enforcing its rights under the Current Commitment Letter and any such definitive agreements. Parent shall provide Target as promptly (but in any event within two Business Days of the execution thereof) as possible true, complete and correct copies of any Current Commitment Letters and any amendments thereto and any such definitive agreements. Parent and Merger Sub shall keep Target generally informed of the status of their financing arrangements for the Merger, including providing written notification to Target (to the extent that the Target does not already have actual knowledge thereof) as promptly as possible (but in any event within two Business Days of the occurrence of the applicable event described in clauses (a), (b) and (c) of this sentence) with respect to (a) the receipt by Parent or Merger Sub of written notice from the financing parties contemplated by the Current Commitment Letter (or the definitive agreements with respect thereto), or any of such parties, that such parties may be unable provide the financing as contemplated by the Current Commitment Letter (or such definitive agreements), (b) the inability of Parent or Merger Sub, to the extent Parent or Merger Sub then have actual knowledge thereof, to satisfy any of the conditions of the financing parties set forth in the Current Commitment Letter (or such definitive agreements), or (c) any material adverse developments, of which Parent or Merger Sub then have actual knowledge, relating to the financing contemplated by the Current Commitment Letter (or such definitive agreements). Within two Business Days of the occurrence thereof, Parent shall provide written notice to Target if (x) any financing party contemplated by the Current Commitment Letter (or the definitive agreements with respect thereto), or any of such parties, has notified Parent or Merger Sub in writing that such parties shall be unable provide the financing as contemplated by the Current Commitment Letter (or such definitive agreements) or (y) any event has occurred, of which Parent or Merger Sub then have actual knowledge, which is reasonably likely to prevent or delay Parent or Merger Sub from obtaining the financing contemplated by the Current Commitment Letter (or the definitive agreements with respect thereto) with respect to the Merger. In the event Parent and Merger Sub are unable to arrange any portion of the financing contemplated by the Current Commitment Letter (or the definitive agreements with respect thereto) in the manner or from the sources contemplated therein, Parent and Merger Sub shall use their reasonable best efforts to arrange any such portion from alternative sources on terms and on conditions that are substantially at least as favorable to Parent and Merger Sub as the terms and conditions of the portion of the financing that Parent and Merger Sub were unable to arrange.

        (b)   Target shall, and shall cause its Subsidiaries to, provide such cooperation as may be reasonably requested by Parent in connection with the financing contemplated by the Current Commitment Letter, including (i) upon reasonable advance notice by Parent, participation in meetings, drafting sessions, due diligence sessions, management presentation sessions, "road shows" and sessions with rating agencies and (ii) using commercially reasonable efforts to prepare business projections and financial statements for inclusion in offering memoranda, private placement memoranda, prospectuses and similar documents; provided that, in each case, all out-of-pocket costs incurred by Target in connection therewith shall be reimbursed by Parent.

Section 5.15    Reports and Surveys.

        (a)   The Company shall, at its sole cost and expense, cause to be prepared and delivered to Parent and Merger Sub, no later than 45 days after the date of this Agreement, a Phase I Environmental Site Assessment Report, prepared by GaiaTech Incorporated and complying with such industry standards for such report as shall be specified in writing by Parent and Merger Sub, with respect to each real property listed on Schedule 5.15(a).

        (b)   The Company shall, at its sole cost and expense, cause to be prepared and delivered to Parent and Merger Sub, no later than 45 days after the date of this Agreement, a survey, prepared by a surveying firm reasonably acceptable to Parent and Merger Sub and the lenders contemplated by the Current Commitment Letter (and the definitive agreements with respect thereto) and complying with such industry standards for such survey as shall be specified in writing by Parent and Merger Sub, with respect to each real property listed on Schedule 5.15(b) (such surveys, the "Required Surveys").

Section 5.16    Gutierez Stipulation.

        Target shall use its reasonable best efforts to take all actions necessary, including seeking and obtaining court approval, if needed, to cause (i) a stipulation of settlement, substantially in the form attached hereto as Exhibit D (the "Gutierrez Stipulation""), to be executed by the applicable parties in connection with the Gutierrez MOU and (ii) the issuance of a final, non-appealable order of a court of competent jurisdiction that approves the Gutierrez Stipulation.

Section 5.17    Further Assurances.

        Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all applicable action, do or cause to be done, all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to consummate the transactions contemplated by this Agreement.

Section 5.18    Additional Contracts.

        To the extent that it has not already done so, Target shall deliver to Parent, within 75 days of the date of this Agreement but no later than 15 days before the Closing Date, a complete list, and a true, correct and complete copy, of each Contract (including any such Contracts entered into with any Governmental Authority) in effect as of the date of this Agreement not otherwise listed, or required to be listed, on Schedule 3.12(a) to this Agreement or commitment, including all currently effective amendments and modifications thereto, pursuant to which Target or any Subsidiary thereof manages or operates, or has agreed to manage or operate, a Facility, excluding for the avoidance of doubt, any Contract (i) that provides primarily for the performance by Target or one of its Subsidiaries of educational, social, vocational, health or other services for the benefit of adults, adolescents or children without regard to the particular Facility at which such services are to be performed; or (ii) that provides for the performance by Target or one of its Subsidiaries of secondary out-patient services at a particular Facility.

ARTICLE VI
CONDITIONS TO THE MERGER

Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.

        The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

        (a)   Stockholder Approval.    Target shall have obtained the Target Stockholder Approval in accordance with the requirements of Target's certificate of incorporation and bylaws, the DGCL and applicable rule of the NYSE;

        (b)   No Injunctions or Restraints.    No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal;

        (c)   HSR Act.    Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired; and

        (d)   Termination.    This Agreement shall not have been terminated in accordance with Article VII.

Section 6.2    Conditions to Obligations of Parent and Merger Sub.

        The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

        (a)   Representations and Warranties.    The representations and warranties of Target contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Target Material Adverse Effect, shall be true and correct (x) as of the date of this Agreement and (y) as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except, in the case of each of the foregoing clauses (x) and (y), (i) for changes expressly permitted by this Agreement or (ii) where such failures to be true and correct, taken as a whole, would not reasonably be expected to have a Target Material Adverse Effect, and Parent shall have received a certificate signed on behalf of Target by an executive officer of Target to such effect;

        (b)   Performance of Obligations of Target.    Each of Target and its Subsidiaries shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of Target by an executive officer of Target to such effect;

        (c)   Target ESPP.    The Target-ESPP Related Events shall have occurred, and the Target ESPP shall have been terminated effective as of the Effective Time;

        (d)   Absence of Certain Proceedings.    There shall not have been commenced (x) any legal or administrative proceeding, claim, suit or action by or before any Governmental Authority by any Person (other than Parent or any of its Affiliates) seeking to restrain, prohibit or rescind the consummation of the Merger or (y) any investigations by any Governmental Authorities that have had or would reasonably be expected to have, individually or in the aggregate, the effect of restraining, prohibiting or rescinding the consummation of the Merger;

        (e)   Target Material Adverse Effect.    No events, occurrences or developments shall have occurred since the Target Balance Sheet Date and be continuing that have had or would reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect;

        (f)    Third Party Consents.    All third-party consents listed on Schedule 6.2(f) shall have been obtained;

        (g)   Resignations.    Each director of Target and, if requested in writing by Parent not less than five (5) Business Days prior to the Closing Date, of each Subsidiary of Target, in each case, who is not also an employee of Target and/or any of its Subsidiaries shall have resigned or been removed in his or her capacity as a director, effective as of, or prior to, the Closing;

        (h)   Pay-off Letters.    Parent shall have received true, correct and complete copies of any pay-off letters that Target and its Subsidiaries shall have received with respect to the bonds, debentures, notes or other indebtedness of Target and its Subsidiaries listed on Schedule 6.2(h);

        (i)    Required Surveys.    Parent shall have received each of the Required Surveys and the results of the Required Surveys shall be reasonably satisfactory to the lenders contemplated by the Current Commitment Letter (or the definitive agreements with respect thereto);

        (j)    Governmental Permits and Consents.    Parent shall have received written evidence that (i) Target and its Subsidiaries hold all material governmental consents and permits necessary for the conduct of their respective businesses at the Facilities for which management or operating Contracts are required to be disclosed pursuant to Section 3.12(a) of this Agreement (the "Material Facilities");

and (ii) any material governmental consents and permits required for the conduct of the business at the Material Facilities in connection with, or as a result of, the Merger have been obtained;

        (k)   Zoning.    Parent shall have received written evidence that the current use, occupancy and operation by Target and its Subsidiaries of the Target Leased Real Estate and Target Owned Real Estate related to the Material Facilities is in material conformity with applicable zoning and occupancy permit requirements;

        (l)    Title Policies.    Parent shall have received copies of title policies for any Target Owned Real Estate related to the Material Facilities in the form and substance customarily required by lenders for like transactions;

        (m)  Gutierrez Stipulation.    The Gutierrez Stipulation has been fully executed by the parties specified therein and Parent shall have received a fully executed copy thereof;

        (n)   Additional Contract Amendments.    Parent shall have received, within 75 days of the date of this Agreement but no later than 15 days before the Closing Date, a complete list, and a true, correct and complete copy, of each currently effective amendment or modification to a Contract listed on Schedule 3.12(a) to this Agreement (each a "Material Facility Contract") in respect of which a complete and correct copy was not delivered to Parent prior to the execution and delivery of this Agreement; provided that Target's failure to deliver any amendment or modification to a Material Facility Contract shall not release Parent of its obligation to effect the Merger unless such amendment or modification adversely affects in any material respect the rights and privileges of Target and its Subsidiaries arising under such Material Facility Contract. Unless Parent notifies Target in writing, within 15 days following receipt of the last item delivered pursuant to the previous sentence, of Parent's intention to exercise its right to terminate this Agreement because of Target's failure to satisfy this condition to Parent's obligations, Parent shall be deemed to have waived such right. In the event that, after expiration of such time period, Parent becomes aware of an additional amendment or modification to a Material Facility Contract (i) that was not disclosed to Parent; and (ii) that adversely affects in any material respect the rights and privileges of Target and its Subsidiaries arising under a Material Facility Contract, Parent shall have the right to decline to effect the Merger; and

        (o)   Conformity to Post-Signing Items.    Any amendments or modifications to the Material Facility Contracts copies of which are delivered by Target to Parent in furtherance of the satisfaction of the closing condition set forth in Section 6.2(n) of this Agreement shall not adversely affect in any material respect the rights and privileges of Target and its Subsidiaries arising under such Contracts. Section 6.3    Conditions to Obligations of Target.

        The obligation of Target to effect the Merger is further subject to the satisfaction (or waiver by Target, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

        (a)   Representations and Warranties.    The representations and warranties of Parent and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Parent Material Adverse Effect, shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except (i) for changes expressly permitted by this Agreement or (ii) where such failures to be true and correct, taken as a whole have not had, and would not reasonably be expected to have a Parent Material Adverse Effect and Target shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect; and

        (b)   Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Target shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

ARTICLE VII
TERMINATION

Section 7.1    Termination.

        This Agreement may be terminated and the Merger and other Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of Target Stockholder Approval:

        (a)   by mutual written consent of Parent, Merger Sub and Target;

        (b)   by either Parent or Target:

          (1)   if the Merger is not consummated on or before March 31, 2007 (the "Outside Date"), unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

          (2)   if any Governmental Authority issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger, and such order, decree, ruling or other action is final and non-appealable; or

          (3)   if upon a vote thereon at the Target Stockholders Meeting, the Target Stockholder Approval is not obtained; provided that the right to terminate this Agreement pursuant to this Section 7.1(b)(3) shall not be available to any party seeking termination if, at such time, such party is in material breach of or has materially failed to fulfill its obligations under this Agreement, and such breach or failure is the principal cause of the Target Stockholder Approval not being obtained; or

        (c)   by Parent:

          (1)   if Target breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would reasonably give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b) and (ii) either (x) cannot be cured or (y) has not been cured by the Outside Date (provided that the consummation of the Transactions is not then being prevented by the willful and material breach by Parent or Merger Sub of any of the representations, warranties or covenants contained in this Agreement);

          (2)   if the Board of Directors of Target shall (i) make an Adverse Recommendation Change, (ii) recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any alternative Acquisition Proposal, including any Superior Proposal, or (iii) approve any Target Acquisition Agreement; or

          (3)   if there shall have been instituted or pending any legal or administrative proceeding, claim, suit or action by any Governmental Authority that seeks to (x) restrain or otherwise interfere with the Merger; (y) impose limitations on the ability of Target or Merger Sub (or any of their Affiliates) effectively to acquire or hold, or to require Parent, Merger Sub or Target or any of their respective Affiliates to dispose of or hold separate, any material portion of the assets or the business of any one of them; or (z) limit or prohibit any material business activity by Parent, Merger Sub or any of their Affiliates, including without limitation, requiring the prior consent of any Person or entity (including any Government Authority) to future transactions by Parent, Merger Sub or any of their Affiliates; or

        (d)   by Target:

          (1)   in connection with Target entering into a definitive Target Acquisition Agreement to effect a Superior Proposal; provided, however, that prior to terminating this Agreement pursuant to this Section 7.1(d)(1), Target shall have complied with Section 5.3; or

          (2)   if Parent or Merger Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would reasonably give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b), and (ii) either (x) cannot be cured or (y) has not been cured by the Outside Date (provided that the consummation of the Transactions is not then being prevented by the willful and material breach by Target of any of the representations, warranties or covenants contained in this Agreement).

Section 7.2    Effect of Termination.

        In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 5.9, 7.2 and 7.3 and Article VIII, and the Confidentiality Agreement in accordance with its terms, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Veritas III, Parent, Merger Sub or Target or their respective directors, officers and Affiliates in respect of such termination, except nothing shall relieve any party from liability for any breach of any covenant or agreement under this Agreement.

Section 7.3    Fees.

        (a)   Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided, that Parent and Merger Sub, on the one hand, and Target, on the other hand, each shall bear one-half of the HSR Act filing fee.

        (b)   In the event of the termination of this Agreement pursuant to Section 7.1(b)(3) or 7.1(c)(1), Target shall reimburse Parent, by wire transfer of same-day funds, the reasonable and documented out-of-pocket fees and expenses (not to exceed $2.5 million) incurred by Veritas III, Parent, Merger Sub and their respective Affiliates in connection with this Agreement and the transactions contemplated hereby, within five (5) Business Days after the date of such termination (the "Parent-Related Fees and Expenses"). In the event of the termination of this Agreement pursuant to Section 7.1(c)(2) or 7.1(d)(1), Target shall pay Parent, by wire transfer of same-day funds, a termination fee of $8.0 million (the "Target Termination Fee"), and reimburse Parent, by wire transfer of same-day funds, Parent-Related Fees and Expenses, within five (5) Business Days after the date of such termination. In the event of the termination of this Agreement pursuant to Section 7.1(b)(1), 7.1(c)(1) or 7.1(b)(3), if any Acquisition Proposal involving Target is consummated no later than 12-month anniversary of the date of such termination, Target shall pay Parent, by wire transfer of same-day funds, the Target Termination Fee, on the date of the consummation of the Acquisition Proposal referred to in clause (x) or (y)(i) of this sentence.

        (c)   In the event of the termination of this Agreement pursuant to Section 7.1(d)(2), Parent shall pay Target, by wire transfer of same-day funds, a termination fee of $8.0 million within five (5) Business Days after the date of such termination. Target hereby acknowledges that the amount of actual damages which would be incurred by the Target as a result of one or more breaches by Parent or Merger Sub of this Agreement or any other agreement referred to herein are difficult to ascertain and that the right of payment under this Section 7.3(c): (i) constitutes a reasonable estimate of the damages that will be suffered by reason of the termination of this Agreement pursuant to Section 7.1(d)(2) and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing.

        (d)   The parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Payment of the amounts described in Sections 7.3(a) and 7.3(b) shall not be in lieu of damages incurred in the event of a breach by Target of this Agreement. Payment of the amounts described in Sections 7.3(a) and 7.3(c) shall constitute the sole and exclusive remedy of Target in connection with any termination of this Agreement as a result of the breach by Parent, Merger Sub or Veritas III of this Agreement.

ARTICLE VIII
MISCELLANEOUS

Section 8.1    No Survival of Representations and Warranties.

        None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Effective Time, except for those covenants, agreements and other provisions contained herein that by their terms apply or are to be performed in whole or in part by Parent or the Surviving Company after the Effective Time and this Article VIII. The Confidentiality Agreement shall (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

Section 8.2    Amendment or Supplement.

        This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors or directors, as applicable, at any time before or after the Target Stockholder Approval, but, after any such approval, no amendment shall be made which by Law or in accordance with the rules of any relevant stock exchange requires further approval by the Target Stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.3    Extension of Time, Waiver, Etc.

        At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions. Notwithstanding the foregoing, no failure or delay by Target, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.4    Assignment.

        Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any Affiliate or financing source of Parent or Merger Sub; provided, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

Section 8.5    Counterparts.

        This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.6    Entire Agreement; No Third-Party Beneficiaries.

        (a)   This Agreement, the Confidentiality Agreement and the exhibits and schedules hereto and the other agreements and instruments of the parties delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        (b)   This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 5.8 and 6.1 (which is intended to be for the benefit of the Persons covered thereby) and, following the Effective Time, Article II (which shall be enforceable by the holders of Certificates).

Section 8.7    Governing Law; Jurisdiction; Waiver of Jury Trial.

        (a)   All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of Target, Parent and Merger Sub hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States District Court for the District of Delaware and any court of appeal therefrom (the "Chosen Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each of Parent and Merger Sub does hereby appoint The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801, as such agent. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts, this being in addition to any other remedy to which they are entitled at law or in equity.

        (b)   IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ITS SUCCESSORS AGAINST ANY OTHER PARTY HERETO OR ITS SUCCESSORS IN RESPECT OF ANY MATTER

ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.8    Specific Enforcement.

        The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a United States federal or Delaware state court sitting in Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.9    Notices.

        All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

        If to Target, to:

      Cornell Companies, Inc.
      1700 West Loop South, Suite 1500
      Houston, Texas 77027
      Attention: James E. Hyman
      Facsimile: 713-335-9110

        with copies (which shall not constitute notice) to:

      Hunton & Williams LLP
      Energy Plaza, 30th Floor
      1601 Bryan Street
      Dallas, Texas 75201
      Attention: Curtis G. Carlson
      Facsimile: 214.880.0011

      Morris, Nichols, Arsht & Tunnell LLP
      Chase Manhattan Centre, 18th Floor
      1201 North Market Street
      P.O. Box 1347
      Wilmington, Delaware 19899
      Attention: Andrew M. Johnston, Esq.
      Facsimile: 302.425.3018

        If to Parent or Sub, to such entity:

      c/o Veritas Capital Fund Management, L.L.C.
      590 Madison Avenue, 41st Floor
      New York, New York 10022
      Attention: Robert B. McKeon
      Facsimile: 212.688.9411

        with a copy (which shall not constitute notice) to:

      Schulte Roth & Zabel LLP
      919 Third Avenue
      New York, New York 10022
      Attention: Benjamin M. Polk, Esq.
      Facsimile: 212.593.5955

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.10    Severability.

        If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 8.11    Definitions.

        (a)   As used in this Agreement, the following terms have the meanings ascribed thereto below:

        "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

        "Aggregate Deemed Strike Price" means the aggregate purchase price for all of the shares of Target Common Stock issuable upon the exercise in full for cash of (x) the Stock Options outstanding immediately prior to the Effective Time (determined before giving effect to the cancellation of such Stock Options pursuant to Section 2.4(a)) and (y) the options or rights issued under the Target ESPP outstanding immediately prior to the Effective Time (determined without regard to any vesting or other limitations on exercise).

        "Aggregate Fully Diluted Share Amount" means the sum of (x) the aggregate number of shares of Target Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Target Common Stock then held by Parent or Merger Sub), and (y) the aggregate number of shares of Target Common Stock issuable upon the exercise in full for cash of (i) the Stock Options outstanding immediately prior to the Effective Time (determined before giving effect to the cancellation of such Stock Options pursuant to Section 2.4(a)) and (ii) the options or rights issued under the Target ESPP outstanding immediately prior to the Effective Time (determined without regard to any vesting or other limitations on exercise).

        "Aggregate Paid Merger Consideration" means $263,271,331.

        "Business Day" shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

        "Current Commitment Letter" means the Initial Commitment Letter or if Merger Sub elects, in its sole discretion, to obtain alternate financing to the financing contemplated by the Initial Commitment Letter, in lieu of the Initial Commitment Letter, the one or more commitment letters pursuant to which the financing sources identified therein have agreed, subject to the conditions set forth therein, to provide the alternate financing specified therein to Parent, Merger Sub or an Affiliate thereof for the purpose, among other things, of consummating the transactions contemplated by this Agreement.

        "Data" means all information and data, whether in printed or electronic form and whether contained in a database or otherwise, that is used in or held for use in the operation of the business of Target or its Subsidiaries, or that is otherwise material to or necessary for the operation of the business of Target or its Subsidiaries in the manner currently conducted.

        "EBITDA" means (a) the consolidated net income of Target and its subsidiaries plus (b) without duplication and to the extent deducted in calculating such consolidated net income, (i) depreciation, amortization and depletion for such period, (ii) interest expense for such period, (iii) federal, state and local income tax expense for such period, (iv) extraordinary losses for such period, and (v) other non-cash expense for such period, minus (c) without duplication and to the extent included in determining such consolidated net income, (i) non-cash income for such period and (ii) extraordinary gains for such period, all determined in accordance with GAAP.

        "Environmental Claims" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials from (i) any assets, properties or businesses of the Target, its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Materials generated by the Target, its Subsidiaries or any predecessor in interest.

        "Environmental Laws" includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

        "Environmental Liabilities" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies, natural resources damages, property damages, and personal injuries), civil or criminal penalties fines and, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any Governmental Authority or any third party which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (i) any property presently or formerly owned, operated or leased by the Target or any of its Subsidiaries or a predecessor in interest of any of the foregoing, or (ii) any facility which received Hazardous Materials generated by the Target or any of its Subsidiaries or a predecessor in interest of any of the foregoing.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "GAAP" shall mean generally accepted accounting principles in the United States.

        "Governmental Authority" shall mean any government, court, regulatory or administrative agency, commission, department, bureau, office or authority or other governmental instrumentality, whether federal, state or local, domestic, foreign or multinational, or any arbitrator or arbitration body or panel.

        "Gutierrez MOU" means the Memorandum of Understanding, between and among, Robbins Umeda & Fink, LLP and The Warner Law Firm, on behalf of plaintiff Juan Gutierrez, and Akin, Gump, Strauss, Hauer & Feld, LLP, on behalf of Steven W. Logan, Anthony R. Chase, James H.S. Cooper, David M. Cornell, Peter A. Leidel, Arlene R. Lissner, Harry J. Phillips, Jr., Tucker Taylor, Marcus A. Watts and John L. Hendrix, as defendants, and Cornell Companies, Inc. as nominal defendant, in the shareholder derivative action, Gutierrez v. Logan, et al., Case No. H-02-1812, filed in the United States District Court, Southern District of Texas, Houston Division and which was pending before the United States Court of Appeals for the Fifth Circuit Docket No. 05-20890, as amended, supplemented or otherwise modified through the date of this Agreement.

        "Hazardous Materials" shall include (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, biohazard or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, but not limited to, corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials or building components, including, but not limited to, asbestos-containing materials and manufactured products containing Hazardous Materials.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "IT Systems" means all electronic data processing, information, recordkeeping, communications, telecommunications, account management, inventory management and other computer systems (including all computer programs, software, databases, firmware, hardware and related documentation) and Internet websites.

        "Knowledge" shall mean, (i) in the case of Target, the actual (and not the constructive or imputed) knowledge of the individuals listed on Schedule 8.11 of the Target Disclosure Schedules, and (ii) in the case of Parent, the actual (and not the constructive or imputed) knowledge of the individuals listed on Schedule 8.11 of the Parent Disclosure Schedules.

        "NYSE" shall mean the New York Stock Exchange.

        "Parent Material Adverse Effect" shall mean any changes, circumstances or effects that, individually or in the aggregate, (a) have had a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of Parent and Merger Sub, taken as a whole or (b) materially impair, prevent or delay the ability of Parent and Merger Sub to consummate the Merger and the other Transactions to be performed or consummated by Parent; provided, however, that with respect to clause (a) above, changes, events, occurrences or effects arising out of, resulting from or attributable to the following items shall be disregarded: (i) changes in conditions in the United States economy or capital or financial markets generally, (ii) changes in general legal, regulatory, political, economic or business conditions or changes in GAAP that, in each case, generally affect any industry in the United States in which Parent or any of its Subsidiaries operates (other than those changes that have a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to other participants in such industry), (iii) the negotiation, execution, announcement or performance of this Agreement or the consummation of the Merger, (iv) any natural disaster that does not disproportionately affect Parent or its Subsidiaries relative to other participants in the industries in which Parent and its Subsidiaries operate, or (v) any action taken by Parent and its Subsidiaries as expressly contemplated, required or permitted by this Agreement or with Target's written consent.

        "Parent Disclosure Schedules" means the Parent Disclosure Schedules attached to the letter captioned "Parent Disclosure Letter" delivered by Parent to Target on the date of this Agreement concurrently with the execution and delivery by the parties hereto of this Agreement. References in Article IV to Schedules mean the Parent Disclosure Schedules.

        "Permitted Liens" means (i) any lien for taxes, assessments or other governmental charges not yet due and payable, or being contested in good faith by appropriate proceedings described on Schedule 3.14(b)of the Target Disclosure Schedules for which adequate reserves in accordance with GAAP have been made; (ii) any zoning or other restrictions or encumbrances established by a Governmental Authority, provided that such restrictions or encumbrances have not been violated, or are being contested in good faith by appropriate proceedings described on Schedule 3.14(b) of the Target Disclosure Schedules; (iii) workers' or unemployment compensation liens arising in the ordinary course of business; and (iv) landlord's, mechanic's, materialman's, supplier's, vendor's or similar statutory liens arising in the ordinary course of business consistent with past practice securing amounts that are not delinquent, or which are being contested in good faith by appropriate proceedings described on Schedule 3.14(b) of the Target Disclosure Schedules.

        "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

        "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

        "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9604.

        "Schedule 13E-3" shall mean the Rule 13e-3 Transaction Statement on Schedule 13E-3 filed by the parties hereto under the Exchange Act, together with any amendments and supplements thereto.

        "Senior Notes" means the 10 3/4% Senior Notes due 2012, in the aggregate original principal amount of $112.0 million, issued by Target pursuant to the Senior Notes Indenture.

        "Senior Notes Indenture" means the Indenture dated, June 23, 2004, between Target, the Subsidiary Guarantors referred to therein and JPMorgan Chase Bank, as trustee, as amended, supplemented or otherwise modified from time to time.

        "Special Committee" shall mean the committee of Target's Board of Directors formed for the purpose of evaluating and making a recommendation to the full Board of Directors of Target with respect to, this Agreement, the Merger and the other Transactions.

        "Subsidiary" shall mean any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity and more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party; provided, that, for purpose of the representations and warranties of Target set forth in Article III, the term

"Subsidiary" shall include, without limitation, Municipal Corrections Finance L.P. and each of its Subsidiaries.

        "Target Common Shares" shall mean shares of the Common Stock, $.001 par value per share, of Target.

        "Target Disclosure Schedules" means the Target Disclosure Schedules attached to the letter captioned "Target Disclosure Letter" delivered by Target to Parent and Merger Sub on the date of this Agreement concurrently with the execution and delivery by the parties hereto of this Agreement. References in this Agreement (other than Article IV) to Schedules mean the Target Disclosure Schedules.

        "Target Material Adverse Effect" shall mean any changes, circumstances or effects that, individually or in the aggregate, (a) have had a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of Target and its Subsidiaries, taken as a whole or (b) materially impair, prevent or delay the ability of Target to consummate the Merger and the other Transactions to be performed or consummated by Target; provided, however, that with respect to clause (a) above, changes, events, occurrences or effects arising out of, resulting from or attributable to the following items shall be disregarded: (i) changes in conditions in the United States economy or capital or financial markets generally, (ii) changes in general legal, regulatory, political, economic or business conditions or changes in GAAP that, in each case, generally affect any industry in the United States related to the correction, detention, education, rehabilitation and treatment services for adults and juveniles (other than those changes that have a materially disproportionate adverse effect on Target and its Subsidiaries, taken as a whole, relative to other participants in such industry), (iii) the negotiation, execution, announcement or performance of this Agreement or the consummation of the Merger, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees (other than (x) any such impact resulting from a material breach by Target of its obligations under Section 5.1 of this Agreement or (y) any such violation or default with respect to such contractual relationship as contemplated by clause (y) of Section 3.3(c) of this Agreement), (iv) any natural disaster that does not disproportionately affect the Target or its Subsidiaries relative to other participants in the industries in which the Target and its Subsidiaries operate, or (v) any action taken by Target and its Subsidiaries as expressly contemplated, required or permitted by this Agreement or with Parent's written consent.

        "Target SEC Documents" means all reports, schedules, forms, registrations, proxies and other statements required to be filed under the federal securities laws and the rules and regulations of the SEC.

        "Target Stockholders" means the holders of Target Common Shares.

        "Warrant" or "Warrants" means any warrants or other rights to purchase Target Common Shares pursuant to that certain Warrant Agreement, dated July 21, 2000 between Target and Teachers Insurance and Annuity Association of America, or its registered assigns.

        "Warrant Agreement" means that certain Warrant Agreement, dated July 21, 2000 between Target and Teachers Insurance and Annuity Association of America, or its registered assigns.

        The following terms are defined on the page of this Agreement set forth after such term below:

Acquisition Proposal 29

Adverse Recommendation Change 28

Agreement 1

Antitrust Counsel Only Material 30

Bankruptcy and Equity Exception 9

Book Entry Shares 3

Certificate 3

Certificate of Merger 2

Chosen Courts 42

Claim 32

Closing 1

Closing Date 1

Code 5

Confidentiality Agreement 31

Contract 10

Delay 26

DGCL 1

Dissenting Shares 6

Dissenting Stockholder 6

Effective Time 2

employee benefit plan 13

Environmental Laws 18

ERISA 13

ESPP Consideration 7

Exchange Agent 3

Exchange Fund 3

Executive Agreements 34

Facility 12

Fairness Opinion 19

Financial Advisor 19

GSO 22

Guarantee 50

Gutierrez Stipulation 36

Indemnitee 32

Indemnitees 32

Initial Commitment Letter 22

Initial Financing Source 22

Instructions 4

Insurance Policies 19

IRS 13

Laws 12

Letter of Transmittal 4

Liens 7

Material Facilities 37

Material Lease 17

Merger 1

Merger Consideration 3

Merger Sub 1

Necessary Consents 10

Other Approvals 10

Outside Date 39

Parent 1

Parent Organizational Documents 21

Parent Representatives 31

Parent-Related Fees and Expenses 40

Premium Limit 33

Proxy Statement 10

Representatives 27

SEC 10

SEC Confirmation 27

Securities Act 8

Specified Time 27

Stock Option 6

Stock Option Consideration 6

Stock Option Plans 6

Superior Proposal 29

Superior Proposal Notice 28

Surviving Company 1

Target 1

Target Acquisition Agreement 28,39

Target Balance Sheet Date 11

Target Benefit Plan 13

Target Employees 34

Target ESPP 6

Target ESPP-Related Events 6

Target Leased Real Estate 16

Target Pension Plan 14

Target Preferred Shares 8

Target Real Estate Leases 17

Target SEC Documents 10

Target Stockholder Approval 9

Target Stockholders Meeting 27

Tax Returns 13

Taxes 13

Transactions 1

Veritas III 1

Voting Agreement 1

Voting Target Debt 8

Section 8.12    Interpretation.

        (a)   The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise indicated herein, any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. References to a Person are also to its permitted successors and assigns. Unless otherwise indicated herein, any reference herein to a Schedule shall be to the corresponding Schedule of the Target Disclosure Schedules.

        (b)   The parties hereto have participated collectively in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties hereto that this Agreement shall be construed as collectively drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.13    Guarantee.

        (a)   Subject to the limitations set forth in Section 7.3(d), the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Target the due and punctual observance, performance and discharge by the Parent of its obligations under Section 7.3(c) of this Agreement (each, an "Obligation" and, collectively, the "Obligations"). The Guarantor shall make prompt payment (in any event, no later than five (5) Business Days after written demand by Target therefor) to Target for the amount of any such Obligation.

        (b)   The Guarantor represents and warrants to Target that:

          (i)    the Guarantor is a limited partnership, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite power and authority necessary to execute and deliver this Agreement, solely for the purposes of this Section 8.13 (the "Guarantee"), and to perform its obligations hereunder. The execution, delivery and performance by the Guarantor of the Guarantee have been approved by the requisite limited partnership action, and no other action on the part of the Guarantor is necessary to authorize the execution, delivery and performance by the Guarantor of the Guarantee. The Guarantee has been duly executed and delivered by the Guarantor and, assuming due authorization, execution and delivery of this Agreement by the other parties to this Agreement, constitutes legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception. Neither the execution and delivery of the Guarantee by the Guarantor, nor compliance by it with any of the terms or provisions of the Guarantee, will (x) conflict with or violate any provision of the organizational documents of the Guarantor, (y) violate any Law, judgment, writ, stipulation or injunction of any Governmental Authority applicable to the Guarantor, or (z) violate or constitute a ` default under any of the terms, conditions or provisions of any Contract to which the Guarantor is a party.

          (ii)   the Guarantor has the financial capacity to pay and perform the Obligations.

        (c)   No failure on the part of Target to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Target of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to Target or allowed it by Law or other agreement shall be cumulative and not exclusive of any other and may be exercised by Target at any time or from time to time.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

CORNELL COMPANIES, INC.
By:	/s/ James E. Hyman Name: James E. Hyman Title: Chairman and Chief Executive Officer
CORNELL HOLDING CORP.
By:	/s/ Robert B. McKeon Name: Robert B. McKeon Title: President
CCI ACQUISITION CORP.
By:	/s/ Robert B. McKeon Name: Robert B. McKeon Title: President
SOLELY FOR PURPOSES OF SECTION 8.13 HEREOF: THE VERITAS CAPITAL FUND III, L.P.
By:	Veritas Capital Partners III, L.L.C. Its: General Partner
By:	/s/ Robert B. McKeon Name: Robert B. McKeon Title: Authorized Signatory

Appendix B

FIRST AMENDMENT

Dated as of November 9, 2006

TO THE

AGREEMENT AND PLAN OF MERGER

Dated as of October 6, 2006

among

THE VERITAS CAPITAL FUND III, L.P.
(SOLELY FOR PURPOSES OF SECTION 8.13),

CORNELL HOLDING CORP.,

CCI ACQUISITION CORP.,

and

CORNELL COMPANIES, INC.

FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

        THIS FIRST AMENDMENT, dated as of November 9, 2006 (this "Amendment"), to the AGREEMENT AND PLAN OF MERGER, dated as of October 6, 2006 (the "Agreement"), is among THE VERITAS CAPITAL FUND III, L.P., a Delaware limited partnership ("Veritas III" or the "Guarantor") (solely for purposes of Section 8.13 of the Agreement), CORNELL HOLDING CORP., a Delaware corporation ("Parent"), CCI ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and CORNELL COMPANIES, INC., a Delaware corporation ("Target").

RECITALS:

        WHEREAS, the parties to the Agreement desire to enter into this Amendment to amend certain provisions of the Agreement, as set forth below.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained and intending to be legally bound hereby, the parties hereby agree to as follows:

Section 1 Capitalized Terms.

        All capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Agreement.

Section 2 Amendments.

        (a)   Section 2.1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

    "Conversion of Common Shares. Subject to Sections 2.1(d) and 2.3, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b) and other than Dissenting Shares, as hereinafter defined) shall be converted into the right to receive an amount equal to $18.25 (the "Merger Consideration")."

        (b)   Section 2.1(e)(iii) of the Agreement is hereby deleted in its entirety.

        (c)   Sections 3.2(b), (c) and (d) of the Agreement are hereby relettered as Sections 3.2(c), (d) and (e), respectively, of the Agreement.

        (d)   The following sentences are hereby inserted as Section 3.2(b) of the Agreement:

    "(b) As of the date hereof, the aggregate number of Target Common Shares for which any and all outstanding options or other rights (excluding any and all warrants issued by Target and any and all options or other rights issued under the Target ESPP) are exercisable is not more than 658,510 Target Common Shares, and the weighted average exercise per share of such options and other rights is not less than $12.85, in each case assuming the vesting and exercisability in full of such options and other rights. As of the date hereof, the aggregate number of Target Common Shares for which any and all outstanding warrants issued by Target are exercisable (assuming the vesting and exercisability in full of such warrants) is not more than 75,592 Target Common Shares and the weighted average exercise per share of such warrants is not less than $6.70. As of the date hereof, the current offering period under the Target ESPP will terminate on December 31, 2006. During such offering period, the maximum total number of Target Common Shares for which any and all options or other rights under the Target ESPP shall be exercisable (assuming the vesting and exercisability in full of such options and other rights) shall not exceed 37,757 Target Common Shares and the aggregate amount of cash that will be available under the Target ESPP for the purchase of such Target Common Shares as of December 31, 2006 will be at least $400,000. The Target has taken or will take all requisite action to prevent the commencement, for so long as this Agreement is in effect, of any offering period under the Target ESPP that begins after the date of this Agreement."

        (e)   The following paragraph is hereby inserted as Section 6.2(p) of the Agreement:

    "(p) Certain Representations and Warranties. The representations and warranties of Target contained in the fourth and fifth sentences of Section 3.2(a) of this Agreement (and in Section 3.2(b) of this Agreement) shall be true and correct (x) in all respects as of the date of this Agreement and (y) in all material respects as of the Closing Date as if made on and as of the Closing Date, provided that (i) solely for purposes of the foregoing clause (y), the term "material respects" shall mean that the Calculated Merger Consideration is not more than $500,000 in excess of the Aggregate Paid Merger Consideration, in the event that such representations and warranties are not true and correct in all respects as of the Closing Date as if made on and as of the Closing, and (ii) the number of Target Common Shares issued and outstanding may increase as a result of the issuance of shares of Target Common Stock as permitted under Section 5.1(a)(i)."

        (f)    The following sentence is hereby inserted at the end of the last sentence of Section 7.1(b)(1) of the Agreement:

    "provided, that, Parent shall have the right, in its sole discretion, to extend, upon written notice to Target, the Outside Date to and including June 29, 2007 in the event that the Target Stockholders Meeting is not held by March 31, 2007 other than as a result of the willful and material breach of this Agreement by Parent or Merger Sub;"

        (g)   The definitions of "Aggregate Deemed Strike Price" and "Aggregate Fully Diluted Share Amount" set forth in Section 8.11(a) of the Agreement are hereby deleted in their entirety.

        (h)   The following definition is hereby added to Section 8.11(a) of the Agreement:

            "'Calculated Merger Consideration' means the aggregate Merger Consideration which the former holders of shares of Target Common Stock shall have the right to receive pursuant to Section 2.1(c), plus the aggregate amount of the payments to be made to former holders of Stock Options pursuant to Section 2.4(a), plus the aggregate amount of the payments to be made to former option or right holders under the Target ESPP pursuant to Section 2.4(c)."

Section 3 No Other Amendments. Except as expressly provided in this Amendment, the Agreement remains in full force and effect in accordance with its terms.

Section 4 Miscellaneous.

        (a)   Assignment. Neither this Amendment nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any Affiliate or financing source of Parent or Merger Sub; provided, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

        (b)   Counterparts. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        (c)   Entire Agreement; No Third-Party Beneficiaries.

          (i)    The Agreement and Confidentiality Agreement and the exhibits and schedules thereto, as amended by this Amendment, and the other agreements and instruments of the parties delivered in connection therewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter thereof and hereof.

          (ii)   This Amendment shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Amendment, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

        (d)   Governing Law; Jurisdiction; Waiver of Jury Trial.

          (i)    All disputes, claims or controversies arising out of or relating to this Amendment, or the negotiation, validity or performance of this Amendment, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of Target, Parent and Merger Sub hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States District Court for the District of Delaware and any court of appeal therefrom (the "Chosen Courts") for any litigation arising out of or relating to this Amendment, or the negotiation, validity or performance of this Amendment, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (ii) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process and (iii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (ii) or (iii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each of Parent and Merger Sub does hereby appoint The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801, as such agent. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Amendment were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Amendment and to enforce specifically the terms and provisions hereof in the Chosen Courts, this being in addition to any other remedy to which they are entitled at law or in equity.

          (iv)  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ITS SUCCESSORS AGAINST ANY OTHER PARTY HERETO OR ITS SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, THE

  NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        (e)   Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Amendment were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Amendment and to enforce specifically the terms and provisions of this Amendment in a United States federal or Delaware state court sitting in Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

        (f)    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

        If to Target, to:

    Cornell Companies, Inc.
    1700 West Loop South, Suite 1500
    Houston, Texas 77027
    Attention: James E. Hyman
    Facsimile: 713-335-9110

        with copies (which shall not constitute notice) to:

    Hunton & Williams LLP
    Energy Plaza, 30th Floor
    1601 Bryan Street
    Dallas, Texas 75201
    Attention: Curtis G. Carlson
    Facsimile: 214.880.0011

    Morris, Nichols, Arsht & Tunnell LLP
    Chase Manhattan Centre, 18th Floor
    1201 North Market Street
    P.O. Box 1347
    Wilmington, Delaware 19899
    Attention: Andrew M. Johnston, Esq.
    Facsimile: 302.425.3018

        If to Parent or Sub, to such entity:

    c/o Veritas Capital Fund Management, L.L.C.
    590 Madison Avenue, 41st Floor
    New York, New York 10022
    Attention: Robert B. McKeon
    Facsimile: 212.688.9411

        with a copy (which shall not constitute notice) to:

    Schulte Roth & Zabel LLP
    919 Third Avenue
    New York, New York 10022
    Attention: Benjamin M. Polk, Esq.
    Facsimile: 212.593.5955

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

        (g)   Severability. If any term or other provision of this Amendment is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Amendment shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        (h)   Interpretation. The table of contents and headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. Whenever the words "include," "includes" or "including" are used in this Amendment, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. All terms defined in this Amendment shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Amendment are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise indicated herein, any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. References to a Person are also to its permitted successors and assigns. Unless otherwise indicated herein, any reference herein to a Schedule shall be to the corresponding Schedule of the Target Disclosure Schedules. The parties hereto have participated collectively in the negotiation and drafting of this Amendment and, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties hereto that this Amendment shall be construed as collectively drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Amendment.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

CORNELL COMPANIES, INC.
By:	/s/ James E. Hyman Name: James E. Hyman Title: Chairman and Chief Executive Officer
CORNELL HOLDING CORP.
By:	/s/ Robert B. McKeon Name: Robert B. McKeon Title: Authorized Signatory
CCI ACQUISITION CORP.
By:	/s/ Robert B. McKeon Name: Robert B. McKeon Title: Authorized Signatory
SOLELY FOR PURPOSES OF SECTION 8.13 OF THE AGREEMENT: THE VERITAS CAPITAL FUND III, L.P.
By:	Robert B. McKeon Name: Robert B. McKeon Title: Authorized Signatory

Appendix C

October 6, 2006

CONFIDENTIAL

Board of Directors
Cornell Companies, Inc.
1700 West Loop South
Suite 1500
Houston, Texas 77027

Members of the Board of Directors:

        You have requested our opinion as to the fairness to the holders of outstanding common stock, par value $.001 per share (the "Common Shares") of Cornell Companies, Inc., a Delaware corporation ("Cornell" or the "Company"), from a financial point of view, of the amount of the Merger Consideration (as defined below) to be paid to acquire the entire amount of such Common Shares of the Company (the "Transaction") pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), among The Veritas Capital Fund III, L.P., a Delaware limited partnership, Cornell Holding Corp., a Delaware corporation, CCI Acquisition Corp., a Delaware corporation, and the Company. The Transaction is being effected pursuant to the terms and subject to the conditions set forth in the Merger Agreement. The Merger Consideration to be paid for each Common Share will be $18.25. Except as defined herein, all capitalized terms used herein that have not been defined have the respective meanings ascribed to such terms in the Merger Agreement.

        In arriving at our opinion, we have, among other things, (i) reviewed the Merger Agreement; (ii) reviewed certain unaudited financial statements relating to Cornell and certain other financial and operating data, including financial forecasts, concerning Cornell's business provided to or discussed with us by management; (iii) held discussions with Cornell's management regarding the past and current operations and financial condition and prospects of Cornell; (iv) compared the financial performance of Cornell with those of certain publicly traded companies that we deemed to be relevant; (v) reviewed, to the extent publicly available, the financial terms of certain transactions that we deemed to be relevant; and (vi) considered such other factors and information as we deemed appropriate.

        In the course of our analysis and in rendering our opinion, we have relied upon the accuracy and completeness of the foregoing information and have not assumed any obligation to independently verify any information utilized or considered by us in formulating our opinion, and we have relied on such information being accurate and complete in all material respects. We have assumed that the Company has provided to us all information that is necessary to our analysis and opinion, that the Company has not failed to disclose to us any information that would render misleading the information actually disclosed to us and that the Company has not failed to make any governmental or public disclosure the failure of which would affect our analysis or opinion. We have not made any review of or sought or obtained advice of legal counsel regarding legal matters relating to Cornell, and we understand that you have relied and will rely only on the advice of your legal counsel as to such matters. We have assumed that the financial information for Cornell with respect to the quarter ended June 30, 2006 that has been provided to us is accurate and complete in all material respects. With respect to the financial forecasts for Cornell provided to or otherwise discussed with us, we have been advised, and have assumed, that such forecasts have been reasonably prepared on bases reflecting the best available estimates and judgements of management as to the future financial performance of Cornell and the other matters covered thereby. We express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. We have assumed that there has not occurred

C-1

any material change in the assets, financial condition, results of operations, business or prospects of Cornell since the respective dates on which the most recent financial statements or other financial and business information relating to Cornell were made available to us. We have assumed that, in all respects material to our analysis, the representations and warranties contained in the Merger Agreement are true and correct, each of the parties to the Merger Agreement will perform all of the covenants and agreements to be performed by it under the Merger Agreement and that the Transaction will be consummated in accordance with the terms and conditions described in the Merger Agreement without any waiver or modification thereof. We have assumed that the material governmental regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained without any adverse effect on any party to the Merger Agreement or the expected benefits of the Transaction in any way meaningful to our analysis. We have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Cornell.

        Our opinion is based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligations to update, revise or reaffirm this opinion.

        We are serving as financial advisor to you in connection with the Transaction and are entitled to certain fees for our services, a portion of which is contingent upon consummation of the Transaction. In the ordinary course of business, we and our affiliates may trade the securities of Cornell for our own and/or their own accounts or for the accounts of customers and may at any time hold a long or short position in such securities.

        This opinion is for the information of the Board of Directors of Cornell in connection with its evaluation of the Transaction, and does not constitute a recommendation to the Board of Directors to approve the proposed Transaction. This opinion is limited to the fairness, from a financial point of view, to the Company of the Merger Consideration to be paid pursuant to the Transaction, and we express no opinion as to the merits of the underlying decision by Cornell to engage in the Transaction or as to any aspect of the Transaction other than the amount of the Merger Consideration. We are also not expressing any opinion as to the prices at which shares of Cornell common stock will trade at any time.

        We consent to the inclusion of this opinion and the disclosures contained in the Company's proxy statement to be used to solicit shareholder approval of the Transaction.

        Based upon the foregoing and other factors we deem relevant and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be paid pursuant to the Transaction is fair, to the holders of the Common Shares of the Company (viewed solely in their capacities as holders of Common Shares), from a financial point of view.

Very truly yours,

/s/ Rothschild Inc.
ROTHSCHILD INC.

C-2

Appendix D

DELAWARE GENERAL CORPORATION LAW
TITLE 8. CORPORATIONS
CHAPTER 1. GENERAL CORPORATION LAW
SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION
§ 262 Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to § § 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix E

         VOTING AGREEMENT

by and among
CORNELL HOLDING CORP.
and
THE OTHER PARTIES IDENTIFIED
ON THE SIGNATURE PAGES THERETO
dated as of October 6, 2006

VOTING AGREEMENT

        This Voting Agreement (this "Agreement") is entered into as of October 6, 2006, among Cornell Holding Corp., a Delaware corporation ("Parent"), and the other parties identified on the signature pages thereto (each, a "Stockholder"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger dated as of October 6, 2006 (the "Merger Agreement"), among Cornell Companies, Inc., a Delaware corporation ("Target"), The Veritas Capital Fund III, L.P., a Delaware limited partnership ("Veritas III") (solely for purposes of Section 8.13 thereof), Parent, and CCI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub").

W I T N E S S E T H:

        WHEREAS, as of the date of this Agreement, each Stockholder beneficially owns (as defined herein) that number of shares of common stock, par value $.001 per share, of Target ("Common Stock") set forth opposite the name of such Stockholder in the second column of Annex I hereto;

        WHEREAS, simultaneously herewith, Target, Veritas III, Parent, and Merger Sub are entering into the Merger Agreement, pursuant to which Merger Sub will be merged with and into the Target (the "Merger"), with the Target being the Surviving Company following the Merger; and

        WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Stockholders are executing this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

        Section 1.1    Certain Definitions.    For purposes of this Agreement, the following terms shall have the following meanings:

        (a)   "beneficially own" shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act) (including, but not limited to, the entitlement to dispose of (or to direct the disposition of) and to vote (or to direct the voting of)). For purposes of this Agreement, the terms "beneficially owns" and "beneficially owned" shall have correlative meanings.

        (b)   "Chosen Courts" shall have the meaning ascribed to such term in Section 7.9(b) of this Agreement.

        (c)   "Common Stock" shall have the meaning ascribed to such term in the recitals to this Agreement.

        (d)   "Merger" shall have the meaning ascribed to such term in the recitals to this Agreement.

        (e)   "Merger Sub" shall have the meaning ascribed to such term in the caption to this Agreement.

        (f)    "Merger Agreement" shall have the meaning ascribed to such term in the caption to this Agreement.

        (g)   "Parent" shall have the meaning ascribed to such term in the caption to this Agreement.

        (h)   "Record Owner" shall have the meaning ascribed to such term in Section 4.2(a) of this Agreement.

        (i)    "Representative" means, with respect to any particular Person, any director, officer, employee, investment banker, attorney or other advisor or representative of such Person.

        (j)    "Stockholders" shall have the meaning ascribed to such term in the caption to this Agreement.

        (k)   "Subject Shares" means, with respect to any particular Person, the shares of Common Stock beneficially owned by such Person as of the date of this Agreement (including, without limitation, any shares of Common Stock set forth opposite the name of such Person in the second or fourth column of Annex I hereto), together with any other shares of Common Stock the voting power over which is directly or indirectly acquired by such Person at any one or more times prior to the termination of this Agreement pursuant to the terms hereof.

        (l)    "Target" shall have the meaning ascribed to such term in the recitals to this Agreement.

        (m)  "Transfer" shall have the meaning ascribed to such term in Section 3.1(a) of this Agreement.

ARTICLE II
VOTING AGREEMENT AND IRREVOCABLE PROXY

        Section 2.1    Agreement to Vote the Subject Shares.

        (a)   From and after the date hereof, at any meeting of the Target's stockholders (or any adjournment or postponement thereof), however called, or in connection with any action by written consent or other action of the Target's stockholders, each Stockholder shall vote (or cause to be voted) all of the Stockholder's Subject Shares to the extent that the Subject Shares are not so voted by Parent (or its designee) pursuant to Section 2.2:

          (i)    in favor of the adoption and approval of the terms of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof);

          (ii)   against any action, proposal, transaction or agreement that would directly or indirectly result in a breach of any covenant, representation, warranty or other obligation or agreement of Target set forth in the Merger Agreement or of the Stockholder set forth in this Agreement; and

          (iii)  except with the prior written consent of Parent, against the following actions or proposals (other than the transactions contemplated by the Merger Agreement): (A) any Acquisition Proposal; (B) any change in the persons who constitute the board of directors of Target; (C) any material change in the present capitalization of Target or any amendment of Target's certificate of incorporation or bylaws; (D) any other material change in Target's corporate structure or business; or (E) any other action or proposal involving Target or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement.

        (b)   Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would violate or be inconsistent with the provisions and agreements set forth in this Article II.

        Section 2.2    Grant of Proxy.    Each Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, as such Stockholder's proxy and attorney-in-fact, with fill power of substitution and resubstitution, to vote or act by written consent with respect the Subject Shares of such Stockholder in accordance with Section 2.1. The foregoing proxy of each Stockholder is given by the Stockholder to secure the performance of the duties of such Stockholder under this Agreement. The Stockholders shall promptly cause a copy of this Agreement to be deposited with Target at its principal place of business. Each Stockholder shall take such further action or execute such other instruments as may be necessary under applicable law to effectuate the intent of such Stockholder's proxy given pursuant to this Agreement.

        Section 2.3    Irrevocability of Proxy.    The proxy and power of attorney granted by each Stockholder pursuant to this Article II shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted with respect to the Stockholder Shares of such Stockholder. The power of attorney granted by each Stockholder pursuant to this Agreement is a durable power of attorney and shall survive the dissolution, bankruptcy or incapacity of the Stockholder. The proxy and power of attorney granted by each Stockholder pursuant to this Agreement shall terminate upon the termination of this Agreement.

ARTICLE III
STANDSTILL; OTHER ACQUISITION PROPOSALS

        Section 3.1    Standstill.    Each Stockholder hereby agrees that, from and after the date hereof, the Stockholder and its Affiliates shall not, directly or indirectly, unless (i) specifically requested by Parent or (ii) expressly contemplated by the terms of this Agreement or the Merger Agreement:

        (a)   sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer"), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of the Subject Shares of the Stockholder or any of its Affiliates;

        (b)   acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire Common Stock or any other securities of Target, or any assets of Target or any Subsidiary or division thereof;

        (c)   make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) to vote (including by consent), or seek to advise or influence any Person with respect to the voting of, any voting securities of Target (including, without limitation, by making publicly known the position of such Stockholder or any of its Affiliates on any matter presented to stockholders of Target), other than to recommend that stockholders of Target vote in favor of the Merger and the Merger Agreement;

        (d)   submit to Target any stockholder proposal under Rule 14a-8 under the Exchange Act;

        (e)   make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving Target or its securities or assets;

        (f)    form, join or in any way participate in a "group" (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the foregoing;

        (g)   seek in any way, directly or indirectly, to have any provision of this Section 3.1 amended, modified or waived; or

        (h)   otherwise take, directly or indirectly, any actions with the purpose or effect of avoiding or circumventing any provision of this Section 3.1 or which could reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting the consummation of the transactions contemplated by the Merger Agreement or its ability to perform its obligations under this Agreement.

        Section 3.2    Dividends, Distributions, Etc.    In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term "Subject Shares" shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

        Section 3.3    Acquisition Proposals.

        (a)   Each Stockholder shall not, and each Stockholder shall use its reasonable best efforts to cause its and its Affiliates' Representatives not to, (i) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal or (ii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, or any other agreement, arrangement or understanding, relating in any respect to any Acquisition Proposal, or (iii) participate in any substantive discussions or negotiations regarding, or furnish to any Person or provide any Person with access to, any material non-public information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal. Each Stockholder shall promptly take the steps necessary to inform its Representatives (and those of its Affiliates) of the obligations undertaken by such Stockholder in this Section 3.3 and each Stockholder agrees that it shall be responsible for any breach of this Section 3.3 by such Representatives as if such Representatives were parties to this Section 3.3.

        (b)   In the case of each Stockholder, in addition to the obligations of such Stockholder set forth in Section 3.3(a), such Stockholder shall promptly advise Parent of any request made of such Stockholder or any of its Affiliates for information or the submission or receipt of any Acquisition Proposal, or any inquiry with respect to or that could lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making any such request, Acquisition Proposal or inquiry and the response or responses of such Stockholder and any of its Affiliates thereto. Each Stockholder shall keep Parent fully informed on a prompt and current basis as to the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. Each Stockholder shall promptly provide to Parent copies of all written correspondence or other written material, including material in electronic written form, between such Stockholder or any of its Affiliates, on the one hand, and any Person making any such request, Acquisition Proposal or inquiry, on the other hand. Upon the execution by any Stockholder of this Agreement, such Stockholder and each of its Affiliates will immediately cease, and such Stockholder will cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore by such Stockholder or any of its Affiliates with respect to any of the foregoing, and such Stockholder will promptly request that all Persons provided confidential information concerning Target and its Subsidiaries pursuant to a confidentiality agreement with such Stockholder or any of its Affiliates return to Target all such confidential information, without keeping copies thereof (if permissible under such agreement), in accordance with such confidentiality agreement.

        (c)   Notwithstanding the foregoing, each individual who is both (i) a Representative of any Stockholder or any Affiliate thereof and (ii) a Representative of Target shall be entitled to take any action with respect to any Acquisition Proposal solely in its capacity as a Representative of Target that it would otherwise be permitted to take in the absence of this Section 3.3.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF EACH STOCKHOLDER

        Each Stockholder hereby represents and warrants, severally but not jointly, to Parent as follows:

        Section 4.1    Due Organization, etc.    Such Stockholder is duly organized and validly existing under the laws of the jurisdiction of formation. Such Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Stockholder have been duly authorized by all necessary action on the part of such Stockholder. This Agreement constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors' rights generally and as limited by the availability of specific performance and the application of equitable principles.

        Section 4.2    Ownership of Subject Shares.

        (a)   As of the date of this Agreement, (i) such Stockholder is the beneficial owner of the aggregate number of shares of Common Stock set forth opposite the name of such Stockholder in the second column of Annex I hereto and (ii) each Person set forth opposite the name of such Stockholder in the third column of Annex I hereto (a "Record Owner") is the record owner of the number of shares of Common Stock set forth opposite the names of such Record Owner and such Stockholder in the fourth column of Annex I hereto.

        (b)   As of the date hereof, each Record Owner with respect to such Stockholder (i) has the sole power to vote the shares of Common Stock set forth opposite the names of such Record Owner and such Stockholder in the fourth column of Annex I hereto (and such shares, to the extent not represented by a global certificate issued in the name of Cede & Co., are represented by the stock certificate bearing the certificate number set forth opposite such names in the fifth column of Annex I), (ii) has the sole power to cause to be voted such shares (or, if such Record Owner is not such Stockholder, such Record Owner, together with such Stockholder and any other Stockholders the names of which are set forth opposite such shares on Annex I, have the shared power to cause such shares to be voted), and (iii) has good and valid title to such shares of Common Stock, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement.

        Section 4.3    No Conflicts.    (i) No filing with any Governmental Authority and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of such Stockholder, (B) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its assets may be bound or by which any of the Subject Shares of such Stockholder or any of its Affiliates may be bound, (C) result in the creation of, or impose any obligation on such Stockholder or any of its Affiliates to create, any Lien upon the Subject Shares of such Stockholder or any of its Affiliates, or (D) violate any applicable law, except for any of the foregoing as does not and could not reasonably be expected to impair such Stockholder's ability to perform its obligations under this Agreement.

        Section 4.4    Total Shares.    The shares of Common Stock set forth opposite the name of such Stockholder in the second and fourth columns of Annex I hereto are the only shares of any class or series of capital stock of Target or any Subsidiary thereof of which such Stockholder is the record or beneficial owner or which such Stockholder has the right, power or authority (sole or shared) to sell or vote, and such Stockholder does not have any right to acquire, nor is it the beneficial owner of, any other shares of any class or series of capital stock of Target or any Subsidiary thereof or any securities convertible into, or exchangeable or exercisable for, any shares of any class or series of capital stock of Target or any Subsidiary thereof.

        Section 4.5    Reliance by Parent.    Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF PARENT

        Parent hereby represents and warrants to the Stockholders as follows:

        Section 5.1    Due Organization, etc.    Parent is a corporation duly organized and validly existing under the laws of the State of Delaware. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent have been duly authorized by all necessary corporate action on the part of Parent.

        Section 5.2    Conflicts.    (i) No filing with any Governmental Authority, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby shall (A) conflict with or result in any breach of the organizational documents of Parent, (B) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of its assets may be bound, or (C) violate any applicable law, except for any of the foregoing as does not and could not reasonably be expected to impair Parent's ability to perform its obligations under this Agreement.

ARTICLE VI
TERMINATION

        Section 6.1    Termination.

        (a)   Subject to Section 6.1(b), this Agreement shall terminate and none of Parent or any Stockholder shall have any rights or obligations hereunder upon the earliest to occur of: (i) the termination of this Agreement by mutual written consent of Parent and the Stockholders, (ii) the Effective Time, and (iii) the termination of the Merger Agreement in accordance with its terms.

        (b)   Notwithstanding the foregoing, (i) the termination of this Agreement shall not prevent any party hereunder from seeking any remedies (whether at law or in equity) against any other party hereto for such party's breach of any of the terms of this Agreement, and (ii) Article VII (other than Section 7.2) of this Agreement shall survive the termination of this Agreement.

ARTICLE VII
MISCELLANEOUS

        Section 7.1    Appraisal Rights.    To the extent permitted by applicable law, each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

        Section 7.2    Publication.    Each Stockholder hereby permits Target to publish and disclose in the Proxy Statement (including all documents and schedules filed with the SEC) its identity and ownership of shares of Common Stock and the nature of its commitments, arrangements and understandings pursuant to this Agreement; provided, however, that such publication and disclosure shall be subject to the prior review and comment by such Stockholder.

        Section 7.3    Further Actions.    Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate the intent and provisions of this Agreement.

        Section 7.4    Notices.    All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first-class postage prepaid, on the fifth Business Day following the date of such deposit, or (iv) if delivered by telecopy, upon confirmation of successful transmission, (x) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party, on the date of such transmission, and (y) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission. Notices, demands and communications to any party hereto shall, unless another address or facsimile number is specified in writing pursuant to the provisions hereof, be sent to the address or facsimile number indicated below:

        If to Parent to:

      Cornell Holding Corp.
      c/o Veritas Capital Fund Management, L.L.C.
      590 Madison Avenue, 41st Floor
      New York, New York 10022
      Attention: Robert B. McKeon
      Facsimile: (212) 688-9411

        with a copy (which shall not constitute notice) to

      Schulte Roth & Zabel LLP
      919 Third Avenue
      New York, New York 10022
      Attention: Benjamin M. Polk, Esq.
      Facsimile: (212) 593-5955

        If to any Stockholder, to the address or facsimile number set forth opposite the name of such Stockholder on Annex II hereto.

        Section 7.5    Assignment; Binding Effect.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties, except that Parent may assign all or any of its rights and obligations hereunder to any Affiliate or financing source of Parent or Merger Sub; provided, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this

Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

        Section 7.6    Third Party Beneficiaries.    Notwithstanding anything contained in this Agreement to the contrary, except for Section 7.2 (solely in the case of Target as the intended beneficiary thereof), nothing in this Agreement, expressed or implied, is intended to or shall confer on any Person, other than the parties hereto or their respective permitted successors and assigns, any rights, benefits, remedies, obligations or liabilities whatsoever under or by reason of this Agreement.

        Section 7.7    Amendments.    This Agreement may not be modified, amended, altered or supplemented with respect to any Stockholder, except upon the execution and delivery of a written agreement executed by Parent and such Stockholder. This Agreement may not be modified, amended, altered or supplemented with respect to Parent, except upon the execution and delivery of a written agreement executed by Parent.

        Section 7.8    Entire Agreement.    This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect thereto.

        Section 7.9    Governing Law; Jurisdiction; Waiver of Jury Trial.

        (a)   All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

        (b)   Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States District Court for the District of Delaware and any court of appeal therefrom (the "Chosen Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees that service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the foregoing sentence shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

        (c)   Each of the parties hereto irrevocably waive any and all rights to trial by jury in any proceedings arising out of or related to this Agreement or the transactions contemplated hereby.

        Section 7.10    Fee and Expenses.    Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred by a party hereto in connection with this Agreement and the transactions contemplated hereby shall be paid and borne by such party.

        Section 7.11    Headings.    Headings of the articles and sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

        Section 7.12    Interpretation.    In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations and partnerships and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

        Section 7.13    Waivers.    No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance of any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

        Section 7.14    Severability.    Any term or provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 7.15    Enforcement of this Agreement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 7.16    Counterparts.    This Agreement may be executed by the parties hereto in two or more separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original. All such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

        * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

CORNELL HOLDING CORP.
By:	/s/ ROBERT B. MCKEON
Robert B. McKeon Authorized Signatory

        IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

PIRATE CAPITAL LLC
By:	/s/ THOMAS R. HUDSON JR.
Thomas R. Hudson Jr. Managing Member

        IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

JOLLY ROGER FUND LP
By:	Pirate Capital LLC Its General Partner
By:	/s/ THOMAS R. HUDSON JR.
Thomas R. Hudson Jr. Managing Member

        IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

JOLLY ROGER OFFSHORE FUND LTD
By:	Pirate Capital LLC Its Investment Manager
By:	/s/ THOMAS R. HUDSON JR.
Thomas R. Hudson Jr. Managing Member

Annex I
Subject Shares

Stockholder(1)	Subject Shares Beneficially Owned(2)		Holder of Record(3)	Number of Shares Held of Record(4)	Certificate Number(5)
Pirate Capital LLC	2,321,100	*	Cede & Co.	0	N/A
Jolly Roger Fund LP	606,400		Cede & Co.**	100	N/A
Jolly Roger Offshore Fund LTD	1,714,700		Cede & Co.	0	N/A

*
Held indirectly through Jolly Roger Fund LP and Jolly Roger Offshore Fund LTD.

**
100 shares are held of record by Jolly Roger Fund LP.

Annex II
Notices

Pirate Capital LLC
Jolly Roger Fund LP
Jolly Roger Offshore Fund LTD
c/o Pirate Capital LLC
200 Connecticut Avenue, 4th Floor
Norwalk, Connecticut 06854
Attention: Christopher Kelly, Esq.
Facsimile: (203) 854-5841

with a copy (which shall not constitute notice) to

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Marc Weingarten, Esq.
Facsimile: (212) 593-5955

CORNELL LOGO

PROXY—CORNELL COMPANIES, INC.

SPECIAL MEETING OF STOCKHOLDERS—January 23, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of Cornell Companies, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated December 21, 2006, and hereby appoint(s) James E. Hyman, John R. Nieser and Patrick N. Perrin, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Cornell Companies, Inc. to be held January 23, 2007, at 10:00 a.m., local time, at the executive offices of Cornell Companies, Inc., 1700 West Loop South, Suite 1500, Houston, Texas 77027, and at any adjournments or postponements thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof.

This proxy will be voted as directed or, if no direction is indicated, will be voted for each of the proposals listed on the reverse side and, if any other business is presented at the meeting, this proxy will be voted by the proxies in accordance with their judgment and as said proxies deem advisable. (Items to be voted appear on reverse side.)

CORNELL LOGO

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 23, 2007.

Vote by Internet

•Log on to the Internet and go to
 www.computershare.com/expressvote

•Log on to the Internet and go to

•Follow the steps outlined on the secured website

Vote by telephone

•Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.

•Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.    /x/

Special Meeting Proxy Card

        IF YOU HAVE NOT VOTED VIATHE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOMPORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all proposals listed below.

		FOR	AGAINST	ABSTAIN
1.	To approve and adopt the Agreement and Plan of Merger, + dated as of October 6, 2006, among The Veritas Capital Fund III, L.P., Cornell Holding Corp., CCI Acquisition Corp. and Cornell Companies, Inc., as amended on November 9, 2006.	☐	☐	☐
2.	Any proposal to adjourn the special meeting.	☐	☐	☐
3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Either of such proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND